Leonard E. Neilson
                                 ATTORNEY AT LAW
                            8160 South Highland Drive
                                    Suite 209
                                Sandy, Utah 84093
Phone:  (801) 733-0800                                      Fax:  (801) 733-0808

                                  June 29, 2001



Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, DC 20549

Filed Via EdgarLink

                  Re:      Medisys Technologies, Inc.
                           Registration Statement on Form SB-2
                           Post Effective Amendment No. 1
                           File No.  333-35998
                           Final Prospectus

To Whom It May Concern:

         The above referenced Post Effective Amendment No. 1 to the registration statement for Medisys Technologies, Inc. was declared effective on June 21, 2001.

         Pursuant to Rule 424, please find herewith the final prospectus to be used in connection with the registration statement.

         If you have any questions, please contact me by telephone at (801) 733-0800, or by FAX at (801) 733-0808.

                                  Yours truly,

                                  /s/ Leonard E. Neilson
                                  ----------------------
                                      Leonard E. Neilson

                                                            As per Rul 424(b)(3)
                                                              File No. 333-35998

                                   PROSPECTUS
                           MEDISYS TECHNOLOGIES, INC.

                        9,136,204 Shares of Common Stock]

         This prospectus may be used only in connection with the following resales of common stock of Medisys Technologies, Inc.:

a. 483,792 shares may be offered and sold, from time to time, by AMRO International, S.A., who will originally receive all or a portion of these shares upon conversion of the $2,000,000 principal amount of our 6% Convertible Debentures (the "Debentures") and our Convertible Debentures and Warrants Purchase Agreement with AMRO, or as payment of principal and accrued interest on theses debentures;

b. an additional 125,000 shares may be offered and sold, from time to time, by AMRO, who will originally receive these shares upon exercise of warrants;

c. 1,802,412 shares may be offered and sold, from time to time, by Treadstone Investments Limited, who will originally receive all or a portion of these shares pursuant to the exercise of put options under our equity line of credit agreement with Treadstone;

d. an additional 1,125,000 shares may be offered and sold, from time to time, by Treadstone, who will originally receive these shares upon exercise of warrants;

e. 500,000 shares may be offered and sold by Jesup & Lamont Securities corporation, who will originally receive these shares upon exercise of warrants; and

f. 5,100,000 may be offered and sold, from time to time, by Dispomedic 2000, who originally received its shares pursuant to our manufacturing agreement with Dispomedic on January 19, 2000.

         We refer to AMRO, Treadstone, Dispomedic, Jesup & Lamont and other stockholders who may offer and sell shares of our common stock under this prospectus as "Selling Stockholders."

         Pursuant to our equity line of credit agreement with Treadstone, beginning on June 9, 2000 and for a period of eighteen months thereafter, subject to certain conditions we may from time to time, in our sole discretion, sell or "put" shares of our common stock to Treadstone. Thereafter, Treadstone may resell these shares pursuant to this prospectus. Treadstone is an "underwriter" within the meaning of the Securities Act in connection with these sales.

         We will not receive any proceeds from the sale of shares by the Selling Stockholders. However, we will receive the benefit of reducing our debt upon the conversion of the convertible debentures and we will receive funds upon the issuance of shares under the equity line of credit agreement and upon exercise of the warrants.

         Our common stock currently trades on the OTC Bulletin Board under the symbol "SCEP." The last reported selling price on June 21, 2001 was $0.13.

         Investing in our common stock involves risks which are described in the "Risk Factors" section beginning on page 8 of this Prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                  The date of this Prospectus is June 21, 2001

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary............................................................ 3
Risk Factors.................................................................. 8
Use of Proceeds.............................................................. 13
Price Range of Common Stock and Dividend Policy.............................. 13
Capitalization............................................................... 14
Management's Discussion and Analysis of Financial
  Condition and Results of Operations........................................ 14
Business..................................................................... 18
Management................................................................... 33
Stock Ownership of Certain Beneficial Owners and Management.................. 36
Certain Transactions......................................................... 38
Description of Common Stock.................................................. 38
Shares Eligible for Future Sale.............................................. 39
Plan of Distribution......................................................... 40
Selling Stockholders......................................................... 40
Legal Matters................................................................ 41
Experts...................................................................... 42
Where You Can Find More Information.......................................... 42
Consolidated Financial Statements................................... F-1 to F-52
                                 --------------

         You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, theses securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

         All references in this prospectus to "we," "us" and "our" refer to Medisys Technologies, Inc., unless indicated otherwise.

                               PROSPECTUS SUMMARY

         This summary highlights selected information from this prospectus, but does not contain all of the information that may be important to you. This prospectus includes specific terms of this offering, information about our business and financial data. We encourage you to read this prospectus in its entirety, particularly the "Risk Factors" and financial statements and notes, before making an investment decision.

                                   WHAT WE DO

         We are a diversified medical company which designs and develops medical device products that address safety concerns in the healthcare industry. Currently, we are concentrating on commercializing the CoverTipTM Hypodermic Safety Syringe. We are also developing other products intended to reduce the occurrence of accidental needlesticks in the healthcare workplace. These products are similar in appearance, use and size to standard non-safety devices commonly used and offer a range of medical diagnostic and treatment applications. Our new products are in various stages of development and include:

a. PreSafTM, a safety syringe designed for use with pre-filled medicines for syringes;

b. SofDrawTM, a blood/fluid collection syringe designed to protect the user from an accidental self-puncture with a contaminated needle;

c. AmnioSafTM, a safety syringe device designed to protect both the physician and the fetus during amniocentesis.

d. VacuSafTM, a device using CoverTipTM technology in combination with an adapted passive energy source that covers and protects the sharp of a blood collection needle while it is still in the vein.

e.       fluid aspiration treatment.

f. BX-T-DrawTM (OBTSN), an obdurated titanium safety needle designed for use with MRI (Magnetic Resonance Imaging) placement to take a tissue sample with a cutting needle.

g.       CoverStikTM, a device that permits safe collection of capillary blood.

         In addition to CoverTipTM and related safety products, we may also decide to complete the design and development of other products summarized below:

a. SofCepsTM is an obstetrical tractor (birth assistance delivery device) designed, in part, to replace traditional steel obstetrical forceps and vacuum extractors used to assist child birth. SofCepsTM is intended to offset the possible negative obstetrical consequences related to assisted childbirth. Based on our research and testing, we believe SofCepsTM can reduce maternal/fetal injuries associated with the use of alternative devices.

b. VetCepsTM Obstetrical Tractor is a veterinary application of the SofCepsTM. VetCepsTM is patented for veterinary application in bovine (cattle), ovine (sheep), and equine (horse) obstetrics. We have had minimal sales of VetCepsTM.

c. DisKlipTM is a latex free, disposable securement device designed to provide an easier, more efficient means of attaching medical tubing used in intravenous administration of medication (IV) and other medical tubing and lines.

d. Re-TyTM is a releasable, adjustable and reusable "cable tie" developed originally to enhance the VetCepsTM device. We have three designs; side release, top release and enscoping. We have conducted only limited market sampling and testing of the top-release version.

         In December 1998 we acquired a wholly owned subsidiary, Phillips Pharmatec Labs, Inc., which manufactured nutriceutical health products of other companies on a contract basis. PPL ceased operations in April 2000 and subsequently filed for Chapter 7 bankruptcy protection. We have initiated legal action against the founders of PPL seeking, among other things, recission of the acquisition.

         In order to fund our current activities and to secure necessary additional funding for the development of our current and planned products, we have entered into various agreements. During the first quarter of 2000, we took the following actions to provide current and future funding:

o On February 28, 2000, we entered into the Convertible Debentures and Warrants Purchase Agreement providing for the issuance of $2,000,000 face value 6% Convertible Debentures.

o On February 28, 2000, we entered into an equity line of credit agreement with Treadstone to provide private equity financing for a period of up to eighteen months from the effective date of the registration statement to which this prospectus relates. To date, we have drawn $1,160,000 against the line of credit and will effect subsequent drawdowns as we deem prudent and necessary based upon our corporate needs.

         Our principal executive and administrative offices are located at 144 Napoleon Street, Baton Rouge, Louisiana 70802, and our telephone number is (225) 343-8022.
                                 --------------

                              OUR BUSINESS STRATEGY

         Our current strategy is to commercialize the CoverTipTM and develop other related safety products. We believe our safety medical devices can assist healthcare employers in meeting safety standards, established by the Occupational Safety and Health Administration (OSHA) and other state and federal agencies, intended to help eliminate or minimize occupational exposure to bloodborne pathogens. Each product incorporates patented proprietary technology enabling the healthcare professional to use standard operating techniques. Proper use of our products can provide fail-safe protection to the user both during and after the medical procedure. As part of our strategy of maximizing our investment in sharps safety device design and development, we have developed various products, sizes and adaptations for a range of medical diagnostic and treatment applications.

         Because of our concentration on safety products, we have de-emphasized development of our obstetrical assist products. We will continue development on a limited basis, and will increase development as funds are available or consider, if practical, divesting one or more of these products.

                                 --------------

                              SELLING STOCKHOLDERS

         AMRO, Treadstone, Dispomedic and other Selling Stockholders may offer and sell shares under this prospectus.

         On February 28, 2000, we completed the offering to AMRO of $1,000,000 face value 6% Convertible Debentures Due August 31, 2001. An additional
$500,000, due November 12, 2001, was completed with the filing of our registration statement, of which this prospectus is a part. A final $500,000, due December 31, 2001, was completed following the effectiveness of the registration statement. Debenture holders have the option, at any time, until maturity, to convert the principal amount of their Debenture, or any portion of the principal amount, into shares of our common stock. The conversion price for each share shall be equal to the lower of (a) 85% of the market price at the conversion date or (b) $2.00. AMRO also received stock purchase warrants allowing them to purchase 125,000 shares of our common stock at the exercise price of $2.00 per share. Jesup and Lamont received similar options to purchase 75,000 shares.

         On February 28, 2000, we entered into an equity line of credit agreement with Treadstone to provide private financing for a period of up to eighteen months from the effective date of the registration statement to which this prospectus relates. Treadstone also received stock purchase warrants allowing them to purchase 1,125,000 shares of our common stock at the exercise price of $2.00 per share. Jesup and Lamont received similar options to purchase 425,000 shares.

         As a provision of the Debenture and line of credit agreement, we agreed to file a registration statement with the SEC for the purpose of registering the shares of common stock (i) into which the Debentures are convertible, (ii) underlying the warrants, and (iii) which will be issued pursuant to the credit line.

         This prospectus also relates to 5,100,000 shares owned by Dispomedic. These shares were issued by us pursuant to a manufacturing agreement with Dispomedic on January 19, 2000.

                             CONVERTIBLE DEBENTURES

         This prospectus relates to shares of our common stock issuable to the Selling Stockholders upon the conversion of $2,000,000 principal amount of 6% Convertible Debentures. The following table sets forth the total amount of shares issuable from conversion if all Debentures are converted at various prices of our common stock, based upon the formula for conversion and without taking into consideration interest and penalty. You should note that there is no minimum price at which Debentures can be converted. Accordingly, if the price of our stock declines, we will be obligated to issue more shares upon conversion of Debentures. See "Description of Securities - Convertible Debentures and Stock Purchase Warrants."

         As of the date hereof, an aggregate of 4,516,208 shares of common stock have been issued upon the conversion of Debentures having a face value of $1,055,000 and accrued interest of $26,470. Debentures having a principal amount of $945,000 remain outstanding and, as of April 1, 2001, there is accrued interest of $41,740. The table takes into consideration the shares already issued and presumes the remaining Debentures are converted at the various prices set forth.

                               Conversion Number
         Current Price(1)           Price(2)             of Shares(3)
          -------------              -----                ---------
              $0.10                 $0.085                16,124,913
              $0.15                $0.1275                12,255,346
              $0.25                $0.2125                 9,159,691
              $0.50                 $0.425                 6,837,950
              $0.75                $0.6375                 6,064,636
              $1.00                  $0.85                 5,677,079
              $1.50                 $1.275                 5,290,122
              $2.00                  $1.70                 5,096,644
              $2.50                  $2.00(4)              5,009,578
         ------------
         (1) Assumed current market price of common stock at time of conversion of remaining Debentures.
         (2)      Based on 85% of current market price.
         (3)      Represents   total  shares  issued  upon   conversion  of  all
                  Debentures.   Amounts   set  forth   include   and  take  into
                  consideration  the  4,516,208  shares  previously  issued upon
                  conversion  of  a  portion  of  the   Debentures  and  accrued
                  interest.
         (4)      Maximum offering price.

         This Prospectus relates only to 483,792 shares of common stock into which the Debentures may be converted. Thus, if the Debenture holder converts Debentures in an amount that exceeds the 483,792 shares, we will have to file a new registration statement to accommodate the additional shares. It is our present intent to make such a filing in the immediate future.

                                  THE OFFERING

Securities offered by the
Selling Stockholders ..........................        9,136,204 shares of our common stock

Offering Price.................................        Determined at the time of sale by the Selling Stockholders

Common Stock Outstanding
  Before Offering:.............................        73,604,093 shares(1)

Common Stock Outstanding
  After Offering:..............................        77,640,297 shares(2)

OTC Bulletin Board Symbol......................        Common Stock: "SCEP"

Use of Proceeds................................        We will not receive any proceeds from sales by the Selling
                                                       Stockholders.

Risk Factors...................................        The common stock offered involve a high degree of risk and immediate substantial dilution and should not be purchased if you cannot afford the loss of your entire investment.  Before purchasing any securities offered, you should review carefully and consider all information contained in this prospectus, particularly the items set forth under "Risk Factors."

(1) As of June 6, 2001 and includes 5,100,000 Dispomedic shares, 4,516,208 shares previously issued pursuant to conversion of Debentures, and 5,322,588 shares previously issued pursuant to the line of credit, but does not include:

         o 483,792 additional shares of common stock issuable upon conversion of the Debentures;
         o 200,000 shares of common stock issuable upon exercise of warrants issued as part of the Debentures on February 28, 2000;
         o 1,802,412 additional shares of common stock issuable upon exercise of put options under the equity line of credit agreement with Treadstone; and
         o 1,550,000 shares of common stock issuable upon exercise of warrants issued as part of the equity line of credit agreement on February 28, 2000.

(2) Assumes Debentures are converted into the maximum 483,792 shares of common stock, 1,802,412 shares are issued under the equity line of credit agreement, and all warrants are exercised.

                                  RISK FACTORS

         A purchase of our common stock is speculative and involves a high degree of risk. You should consider carefully the following risks, together with all other information included in this prospectus, before you decide to buy our common stock. Please keep these risks in mind when reading this prospectus, including any forward-looking statements appearing in this prospectus. If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer materially. As a result, the trading price of our common stock may decline and you could lose all or part of the money you paid to buy our common stock.

Risks Relating to Our Business

         Our extremely limited operating history makes it difficult to evaluate our business and prospects

         We commenced operations in 1992 and only recently began to market and sell our products. Most of our historical sales have been derived from our subsidiary, PPL, acquired in December 1998. However, PPL has ceased operations and filed for bankruptcy. We have instituted legal action against its founders seeking, among other things, recission of the acquisition. Accordingly, you have limited information about us with which to evaluate our business, strategies and performance and an investment in our common stock.

         We have a history of losses and anticipate future losses

         We have accumulated net operating losses of approximately $9.4 million through December 31, 2000 and expect to incur net losses in the future. We had a net loss of approximately $1.4 million for the three months ended March 31, 2001, $6.7 million for the fiscal year ended December 31, 2000 and approximately $1.7 million for the year ended December 31, 1999. We anticipate continuing to incur significant research and development, sales and marketing and general and administrative expenses and, as a result, we will need to generate higher revenues to achieve and sustain profitability. We cannot be certain we will realize sufficient revenues to achieve profitability.

         If our products are not accepted by the market, our revenues will decline

         Most of our products are in the development stage and we have only recently introduced our first products to the market. Market acceptance of our products is critical to our future success. Factors that may affect the market acceptance of our products include:

         o market acceptance of safety syringe and related product technology;
         o        the features, performance, and cost of using our products;
         o        availability of competing products and technologies;
         o the success and development of our marketing and distribution channels;
         o the quality of our customer service and support of our products; and
         o development of improved and new products to keep pace with competitors.

         Failure of our existing or future products to achieve and maintain meaningful levels of market acceptance would materially adversely affect our business, financial condition and results of operations.

         Our operating results are likely to fluctuate significantly and cause our stock price to be volatile which could cause the value of your investment in our company to decline

         Our quarterly and annual operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. If our operating results do not meet the expectations of securities analysts, the trading price of our common stock could significantly decline which may cause the value of your investment in our company to decline. Some of the factors that could affect our quarterly or annual operating results or impact the market price of our common stock include:

         o our ability to develop, manufacture, market and support our products and product enhancements;

         o the timing and amount of, or cancellation or rescheduling of, orders for our products, particularly large orders from key customers;

         o our ability to retain key management, sales and marketing and engineering personnel;

         o announcements, new product introductions and price reductions in products offered by our competitors;

         o our ability to obtain sufficient supplies of sole or limited source components for our products;

         o        a decrease in the average selling prices of our products;

         o changes in costs of components which we include in our products; and

         o the mix of products that we sell and the mix of distribution channels through which they are sold.

         Due to these and other factors, quarterly and/or annual revenues, expenses and results of operations could vary significantly in the future, and period-to-period comparisons should not be relied upon as indications of future performance.

         Because we currently depend on a single family of products, any decline in demand for those products may harm our operating results

         We presently expect to derive substantially all of our revenues from our healthcare safety products, primarily the CoverTipTM device in the near future. The market may not continue to demand our current products, and we may not be successful in marketing any new or enhanced products. Any reduction in the demand for our current products or our failure to successfully develop or market and introduced new or enhanced products could materially adversely affect our business, financial condition and results of operations.

         If we lose key personnel, we may be unable to successfully operate our business

         We depend on the continued contributions of our executive officers and other technical personnel to work effectively as a team, to execute our business strategy and to manage our personnel. The loss of key personnel or their failure to work effectively could have a material adverse effect on our business, financial condition and results of operations.

         If we are unable to attract and retain additional qualified personnel, our future business may suffer

         Our business strategy will require us to attract and retain additional qualified technical and marketing personnel. We may experience difficulty in recruiting qualified personnel, which is an intensely competitive and time consuming process. We may not be able to attract and retain the necessary personnel to accomplish our business objectives as our business develops and grows. Accordingly, we may experience constraints that will adversely affect our ability to satisfy future customer demand in a timely fashion or to support our customers and operations. This could cause an adverse effect on our business, financial condition and results of operations.

         Our limited ability to protect our intellectual property may prevent us from retaining our competitive advantage

         Our future success and our ability to compete are dependent, in part, upon our proprietary technology. Taken as a whole, we believe our intellectual property rights are significant and any failure to adequately protect our proprietary rights could result in our competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. In addition, the laws of many foreign countries do not protect our intellectual property to the same extent as the laws of the United States. Also, it may be possible for unauthorized third parties to copy or reverse engineer aspects of our products, develop similar technology independently or otherwise obtain and use information that we regard as proprietary. Furthermore, policing the unauthorized use of our products is difficult. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our future operating results.

         Intellectual property claims against us can be costly and restrict our business

         The healthcare products industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. As the number of entrants in our market increases and the functionality of our products is enhanced and overlaps with the products of other companies, we may become subject to claims of infringement or misappropriation of the intellectual property rights of others. Any claims asserting that our products infringe or may infringe proprietary rights of third parties, if determined adversely to us, could have a material adverse effect on our business, financial condition or results of operations. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our technical and management personnel, cause product shipment delays or require us to enter into royalty or licensing agreements, any of which could have a material adverse effect upon our operating results. Legal action claiming patent infringement may be commenced against us. We cannot assure you that we would prevail in such litigation given the complex technical issues and inherent uncertainties in patent litigation. In the event a claim against us was successful, and we could not obtain a license to the relevant technology on acceptable terms or license a substitute technology or redesign to avoid infringement, this could have a material adverse effect on our business, financial condition and results of operations.

         Additional required capital may not be available

         To date, we have financed our operations through cash from the sale of our stock, debt instruments and by borrowing money. If we do not generate adequate cash from operations to finance our business in the future, we will need to raise additional funds through public or private financing. Selling additional stock could dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. We may not be able to obtain funds needed to finance our operations at all or may be able to obtain them only on unattractive terms.

         Competition could render our services uncompetitive

         The market for our products is highly competitive and rapidly changing. We believe we face such competition on a local, regional and international basis. The new products we are developing will bring us into further competition with various companies. Additional competitors may also enter the market and competition may intensify. Although we believe our products are better than those offered by our competitors, they may be able to narrow or eliminate the differences.

         We are engaged in litigation with Phillips Pharmatec Labs which could adversely affect our business

         On March 16, 2000, we filed a lawsuit against the founders and principals of PPL. Our suit alleges, among other things, various securities law violations by the defendants and related claims in connection with our acquisition of PPL in December 1998. Among the remedies we are seeking is recission of the acquisition. In April 2000, PPL ceased operations and subsequently filed for Chapter 7 bankruptcy protection. Certain defendants in the lawsuit filed a derivative action lawsuit against us and our current directors. This derivative action was dismissed in April 2001. As a result of these actions, we have incurred significant legal costs and related expenses and expect to continue to incur additional costs. Because the lawsuit against the PPL founders is still in the litigation process, we are unable to assess the probable outcome or the possible effect on our business, particularly with PPL ceasing operations. PPL accounted for almost all of our sales in 1999 and 2000. Because we no longer have revenues from PPL, we will have to rely solely on revenues from our existing products, which have generated only minimal sales in the past.

Risks relating to ownership of our common stock

         The price of our common stock after this offering may be lower than the price you pay

         Although our stock is currently traded on the OTC Bulletin Board, there is no assurance that an active market will continue. If you purchase shares of our common stock in this offering, you will pay a price established by the current market place. The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you pay.

         Purchasers of the shares offered hereby will suffer immediate and substantial dilution in the value of your investment

         You will incur immediate and substantial dilution in the net tangible book value of common stock based on the current market price of $0.13 per share, and assuming all of the Debentures and warrants are converted to common stock and the equity line of credit is fulfilled. There are no limits on the maximum number of shares that may be issued on conversion of the Debentures. The lower the stock price at the time of conversion, the more shares the Debenture holders will receive which will increase dilution. Also, to the extent that Debenture and warrant holders convert their securities and then sell the underlying shares into the market, the price of our shares may decrease due to the additional shares in the market.

         Probability of additional dilution if Debentures are converted at current price or lower and we need to file an additional registration statement

         If the Debentures were converted at the current price or lower, it would result in approximately 12,000,000 shares of common stock being issued. Because this Prospectus relates only to 483,792 shares from the conversion of Debentures, it will be necessary for us to prepare and file a new registration statement to accommodate the additional shares. The registration and ultimate issuance of these additional shares will increase the amount of dilution that you will incur. We intend to file a new registration statement that will cover the additional shares that could be issued upon conversion of Debentures.

         We do not intend to pay dividends

         To date, we have never declared or paid any cash dividends on shares of our common stock. We currently intend to retain our future earnings for growth and development of our business and, therefore, we do not anticipate paying any dividends in the foreseeable future. See "Dividend Policy".

         Our executive officers, directors and principal stockholders own a significant percentage of our company and will be able to exercise significant influence over our company, which could have a material and adverse effect on the market price of our common stock

         After this offering and assuming all of the shares of common stock to which this prospectus relates are issued, our executive officers, directors and other principal stockholders and their affiliates will together control approximately 33% of our outstanding common stock. As a result, these stockholders, if they act together, will be able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will continue to have significant influence over our affairs. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale and might affect the market price of our common stock.

         The market price of our common stock may drop significantly when the restrictions on resale by our existing securityholders lapse

         Following this offering, we will have approximately 77,640,297 shares of common stock outstanding, premised on conversion of all the Debentures and issuance of shares under the equity line at the current price level. Approximately 35,018,709 shares, or 45%, of our outstanding common stock will be subject to restrictions on resale under United States securities laws. As these restrictions on resale end, the market price of our common stock could drop significantly if holders of these shares sell them or are perceived by the market as intending to sell them. These sales also may make it difficult for us to sell equity securities in the future at a time and price that we deem appropriate. See "Shares Eligible for Future Sale."

         Possible "Penny Stock" Regulation

         Trading of our common stock on the OTC Bulletin Board may be subject to certain provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), commonly referred to as the "penny stock" rule. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker dealer to:

         o make a special suitability determination for purchasers of penny stocks;

         o receive the purchaser's written consent to the transaction prior to the purchase; and

         o deliver to a prospective purchaser of a penny stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

         Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock. Also, many prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING-STATEMENTS

         This prospectus, including the sections entitled "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties. These factors may cause our company's or our industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These risks and other factors include those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "will" "should," "expects," "intends," "plans," anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology.

         These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we
cannot   guarantee   future   results,   levels  of  activity,   performance  or
achievements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock by the Selling Stockholders. Upon conversion of the Debentures, we will benefit from the cessation of indebtedness represented by the Debentures in the principal amount of $2,000,000 and interest on the Debentures that is accruing at the rate of 6% per annum.

         We will receive proceeds from shares of common stock to be issued pursuant to the line of credit and upon exercise of warrants. If all of the warrants are exercised we would receive $3,500,000, and if the balance of the equity line of credit is fulfilled, based upon the current market price of our common stock, we would realize additional proceeds of approximately $101,612. We have estimated offering expenses at $107,500. In that event, we expect to use substantially all of the net proceeds for general corporate purposes, including working capital, research and development and expansion of sales and marketing activities. The amounts we actually expend for such working capital and other purposes may vary significantly and will depend on a number of factors including, but not limited to, the actual net proceeds received, the amount of our future revenues and other factors described under "Risk Factors." Accordingly, our management will retain broad discretion in the allocation of the net proceeds of this offering. A portion of the net proceeds may also be used to acquire or invest in complementary businesses, technologies, product lines or products. We have no current plans, agreements or commitments with respect to any such transaction and, currently, we are not actively engaged in any negotiations with respect to any such transaction. Pending such uses, the net proceeds of this offering will be invested in short-term, interest-bearing, investment grade securities or guaranteed obligations of the U.S. government.

         As of the date of this Prospectus, an aggregate of $1,055,000 face value of the Debentures and $26,470 of accrued interest have been converted into 4,516,208 shares of our common stock. Also, we have issued 5,322,588 shares of common stock for $1,160,000 pursuant to our line of credit. The proceeds from the Debentures and line of credit have been used primarily to refine the design and to begin production and commercial launch of the CoverTipTM product, for the development of VacuSafTM, SofDrawTM, PreSafTM and for other general corporate purposes.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         Our common Stock has traded in the over-the-counter market and quotations published on the OTC Bulletin Board under the symbol "SCEP" since 1992. The following table sets forth the high and low bid prices of our common stock for periods indicated as reported by the National Quotation Bureau, Inc. On June 21, 2001, the last reported sales price of our common stock on the OTC Bulletin Board was $.13 per share.

                                             High                Low
         1999
                  First Quarter              .50                 .13
                  Second Quarter             .38                 .17
                  Third Quarter              .31                 .15
                  Fourth Quarter             .78                 .12

         2000
                  First Quarter             2.87                  .57
                  Second Quarter            1.875                 .6563
                  Third Quarter             1.1563                .75
                  Fourth Quarter             .71                  .1875
         2001
                  First Quarter              .38                  .11
                  Second Quarter(1)          .23                  .10
--------------
(1)               Through June 21, 2001.

         We have never declared or paid any cash dividends on our common stock. We currently intend to retain all of our earnings, if any, for use in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Instead, we intend to retain and invest any earnings in our business.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of March 31, 2001 on an actual basis. You should read this table together with the Consolidated Financial Statements and accompanying Notes that we include later in this prospectus.

                                                        March 31, 2001
                                                         (Unaudited)
         Cash .....................................     $      368,524
                                                        ==============

         Long-term debt............................                  0
         Stockholders' equity (deficit)
              Common stock: 100,000,000 shares
               authorized of $0.0005 par value,
               65,732,335 shares issued and
               outstanding.........................             32,866
         Additional paid-in capital................         17,714,395
         Stock subscriptions receivable............           (175,000)
         Accumulated deficit.......................         (4,147,702)
                                                        --------------

              Total Stockholders' Equity (Deficit).           (628,307)
                                                        --------------
              Total capitalization.................     $    1,683,133
                                                        ==============

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATION

         The following discussion and analysis of the financial condition and results of operations should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this prospectus.

Overview

         We are a diversified medical company that designs and develops medical safety devices and other products for use in the healthcare industry. We currently have 20 patents for our medical devices in both the U.S. and overseas. Our primary focus presently is commercializing the CoverTipTM Hypodermic Safety Syringe. Prior to its ceasing operations in April 2000, our wholly owned subsidiary, PPL, operated as an independent contract manufacturer of over-the-counter complementary health care products. PPL produced vitamins, mineral supplements herbal therapy and diet aids for customers under private labels.

         Since 1992, we have concentrated on the research and development of various medical safety devices. We began marketing our initial products in 1997, but revenues have been only nominal. We have incurred operating losses and net losses for each year since our formation in 1992. For the years ended December 31, 1999 and 2000, and the three month period ended March 31, 2001, we experienced net cash outflow for operating and investment activities. At March 31, 2001, we had an accumulated deficit of $4,147,702.

         We intend to substantially increase our operating and capital expenditures in an effort to complete development of and market our various medical safety products. We expect to continue to incur material operating losses, net losses and net operating cash outflows during this development period. Our losses and net operating cash outflows are expected to continue and increase until we have successfully marketed one or more of our products.

         We acquired PPL in December 1998 expecting it would provide us with the internal capability of assembling our own proprietary products and other medical devices. We also anticipated that PPL would generate revenue from its complementary healthcare product lines and its customers base.

         In April 2000, PPL ceased all operations and subsequently filed for Chapter 7 bankruptcy protection. Accordingly, we have eliminated the operations of PPL from our financial results and financial statements for the three month period ended March 31, 2001 have been retroactively restated to reflect this event. We have established a reserve for discontinued operations of $850,665 which consists of net liabilities in excess of recoverable assets at March 31, 2001.

         We have instituted legal action against the founders of PPL. In that lawsuit, we allege various securities law violations and related claims in connection with our acquisition of PPL. In addition to damages and other relief, we are seeking rescission of the acquisition. See "Business - Legal
Proceedings."   Accordingly,   we  cannot   predict  the  future  of  the  legal
proceedings.

Results of Operations

         Comparison of three months ended March 31, 2001 and 2000

         Revenues. Without PPL's results, we had no revenues for the first quarter of 2001 ended March 31, 2001, compared to nominal revenues of $623 for the comparable 2000 period. We do not expect a significant increase in revenues until we begin full commercial marketing of one or more of our products, which is expected for introduction in the second quarter of 2001.

         Net operating loss. Our net operating loss for the first quarter of 2001 was $1,239,963 compared to a loss of $3,011,940 for the first quarter of 2000. This decrease in loss is due primarily to the 63% decrease in product research and development and 54% decrease in selling, general and administrative expenses during the 2001 period.

         Product research and development expenses. During the first quarter of 2001, we expended $599,934 for product research and development, a decrease from the $1,639,435 expended in the 2000 period. The decrease is due to the completion of the CoverTipTM product and preparation for its commercial release.

         Selling, general and administrative. Our selling, general and administrative expenses decreased to $629,717 for the first quarter of 2001 compared to $1,368,594 for the first quarter of 2000. This decrease is due primarily to completion of initial pre-market introduction costs, reduction of product introduction costs and reduction in available capital.

         Interest expense. Our interest expense decreased from $162,000 for the first quarter of 2000 to $20,447 for the first quarter of 2001. This 87% decrease is primarily due to reduction in debt during the intervening twelve months.

         Net loss. Due to the PPL closure, we recognized a loss from discontinued operations of $1,379,954 for the first quarter of 2000, resulting in a net loss for the quarter of $4,547,349, or $0.09 per share. For the first quarter of 2001, we had a net loss of $1,429,309, or $.02 per share.

         Prior to ceasing operations, PPL had net sales of $300,431 for the first quarter of 2000. PPL had no operations during the first quarter of 2001. Cost of sales for the first quarter of 2000 was $267,480 and general and administrative expenses were $172, 775 for the same period. PPL recorded a loss on the write down of assets or $1,212,418 during the first quarter of 2000 related to its ceasing operations. PPL's net loss for the first quarter of 2000 was $1,379,954.

         Comparison of 2000 and 1999

         Revenues. Due to the elimination of PPL's operations from our financial statements, revenues for 2001were a nominal $1,197 compared to $1,973 for 2000. We do not anticipate material revenues until we begin marketing of our first product, the CoverTipTM, which is expected in the second quarter of 2001.

         Product research and development expenses. Our expenditures on product research and development increased from $230,075 in 1999 to $2,273,682 in 2000. This 882% increase in 2000 was due to final development and commercialization of CoverTipTM and additional funds being available in 2000. Our development funds were focused and allocated primarily to CoverTipTM and other safety products.

         Depreciation  and  amortization.   Our  depreciation  and  amortization
expense in 2000 was $85,241, a 483% increase from $14,627 in 1999. The increase in 2000 is due primarily to amortization expenses related to our patents.

         Selling, general and administrative. Our selling, general and administrative expenses were $799,231 in 1999 and increased 327% to $3,411,150 in 2000. The increase in 2000 is mostly due to sales and marketing activities and increased staff in preparation for introduction of the CoverTipTM. Approximately 84% of this increase in attributed to the acquisition of PPL. As we develop our products and commence marketing new products during 2001, we expect these expenses to increase accordingly.

         Interest expense. Our interest expense increased from $282,547 in 1999 to $372,420 in 2000. This 32% increase is due primarily to interest payments on outstanding Debentures. As we continue to borrow funds to finance our product development, we expect interest expense to increase modestly.

         Net loss. Our net loss in 2000 totaled $6,652,529, an increase from $1,687,621 in 1999. Most of our net loss in 2000 is attributed to increased product research and development and increased selling, general and administrative expenses.

         Net operating loss carryforward. At December 31, 2000, we have accumulated approximately $9,400,000 of net operating loss carryforwards. This amount may be offset against taxable income and income taxes in future years. The loss carryforwards expire in the year 2020. We have not reported any tax benefit in our financial statements for the year ended December 31, 2000 or the quarter ended March 31, 2001 because we believe the carryforward may expire unused.

Liquidity and Capital Resources

         Historically, we have financed our operations primarily with proceeds from stock issuances and borrowings. Our cash balance at March 31, 2001 was $368,524 compared to $201,678 at December 31, 2000. At March 31, 2001, we had a working capital deficit of $366,474 compared to a $1,035,848 deficit at December 31, 2000.

         Net cash used by our operating activities in 2000 and 1999 was $3,396,581 and $389,681, respectively. The increase in cash used in 2000 is attributed primarily to our increased net loss and was partially offset by $2,419,025 in common stock issued for services and interest in 2000 compared to $703,343 in 1999. Net cash used by operating activities for the first quarter of 2001 was $682,335 compared to net cash used of $1,081,243 for the same 2000 period. The decrease in cash used during the first quarter of 2001 was due primarily to the decreased net loss during the period. The decrease in cash used was partially offset by the decrease from $1,903,711 in the first quarter of 2000 to $19,125 in the first quarter of 2001 of common stock issued for services and interest, and the $1,212,418 write down of assets from discontinued operations in the 2000 period.

         Net cash used from investing activities in 2000 and 1999 was $117,962 and $31,473, respectively. The 2000 results are due to an increase in our patent costs and the purchase of fixed assets. The 1999 results are from an increase in patent costs. For the first quarter of 2001, net cash used was $21,821 compared to $10,016 for the 1999 period. The 2000 results are also due to the purchase of fixed assets and increase in patent costs.

         Net cash provided by our financing activities in 2000 and 1999 was $3,470,916 and $641,437, respectively. This cash primarily resulted from the sale of common stock and, in 2000, $2,000,000 in proceeds from the issuance of Debentures to which this prospectus relates. During the first quarter of 2001, we realized $875,789 from financing activities, primarily from proceeds from the issuance of common stock and from capital contributions. Net cash realized from financing activities for the first quarter of 2000 was $2,173,309, primarily from proceeds for the issuance of common stock and the issuance of convertible debentures for $1,000,000.

         We are currently technically in default on one note payable to an individual totaling $12,500. This note holder has not demanded repayment and we continue to accrue interest on that outstanding note.

         At March 31, 2001, we had total assets of $1,683,133 and a stockholders' deficit $628,307. In comparison, at December 31, 2000, we had total assets of $1,179,604 and stockholders' deficit of $1,333,977. The decrease in total assets for the quarter is primarily due to writing down of assets, although partially offset by the increase in cash.

         We believe that presently we have sufficient capital resources and commitments to fund anticipated operations through the second quarter of 2001. We anticipate that in the future we may seek additional equity or debt capital through private sources and/or a public securities offering. However, there can be no assurance that we will successfully secure new funding or complete any such offering. Other that the Debentures and our line of credit agreement, we do not have other definitive agreements for new financing.

         In the first quarter of 2000, we entered into a firm agreement for the acquisition of up to $14 million of capital from private sources. Through March 31, 2001, we have realized approximately $3,100,000 of this funding. Initial proceeds were used primarily to refine the design and to begin production and commercial launch of the CoverTipTM product, for the development of VacuSafTM, SofDrawTM, PreSafTM and for other general corporate purposes. Downward trends in our share price has significantly reduced the amount we can expect to realize from the equity line of credit funding.

         If additional funding is not realized or if we are unable to commercially market out products under development, we could experience a further need for cash during fiscal 2001. In this event, we could experience further losses and may be forced to curtail operations or postpone product development and expansion plans. Our continuation as a going concern is directly dependent upon our ability to market our products under development and to realize additional funds from our current financing. We anticipate that we will increase development and marketing of our products as funding is realized.

         In our opinion, inflation has not had a material effect on our operations.

Recent Accounting Pronouncements

         The Financial Accounting Standards Board has issued SFAS No. 130, Reporting Comprehensive Income and SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. It requires that all items required to be recognized under current accounting standards as components of comprehensive income, be reported in a financial statement with the same prominence as other financial statements. SFAS No. 131 establishes standards as to how public companies report financial information about operating segments in annual financial statements. It requires reporting of selected information about operating segments in interim financial statements issued to the public and establishes standards for disclosure regarding products and services, geographic areas and major customers. Implementation of the new standards did not have a material effect on our financial statements.

         SFAS No 132. Employers' Disclosures about Pensions and Other Postretirement Benefits," standardizes disclosure requirements for pensions and other postretirement benefits. It requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. Adoption of this statement did not have a material impact on the our financial statements.

         SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities requires companies to record derivatives as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. We believe the adoption of this statement will have no material impact on our financial statements.

                                    BUSINESS

         In 1992, we acquired Medisys Technologies, Inc., a private Louisiana corporation created initially to develop the SofCepsTM Birth Assistance Safety Device concept. Since 1992, we have become a diversified medical company that designs and develops medical device products for use in the healthcare industry. We presently have several medical safety devices in various stages of development. Our current emphasis is on the commercialization of the CoverTipTM Hypodermic Safety Syringe.

         In December 1998, we acquired 100% of the outstanding capital stock of Phillips Pharmatech Labs, Inc., a contract manufacturer of over-the-counter complementary health care products. PPL operated as an independent company that manufactured nutriceutical health products of other companies on a contract basis. In addition to PPL's ability to produce vitamins, mineral supplements, herbal therapy and diet aids under private labels, we believed that the acquisition would provide the internal capability of assembling our own proprietary products and other medical devices. However, PPL ceased operations in April 2000 and subsequently filed for Chapter 7 bankruptcy protection. We have initiated legal action against the founders of PPL seeking, among other things, rescission of the acquisition.

Industry Overview

         We believe the demand for existing and newly developed healthcare products continues to be strong, with an emphasis on containment of healthcare cost. Our strategy is to design and develop medical device products that address concerns of cost and safety. We further believe that medical device safety features, commanding a reasonable cost differential from standard, non-safety devices, will ultimately lower the cost of health care, enhance patient care and healthcare worker safety.

         Currently, we are emphasizing the development of the CoverTipTM and other related products that are intended to reduce the occurrence of accidental needlesticks in the healthcare workplace. We believe that our safety medical devices can assist healthcare employers in meeting new safety standards established by the Occupational Safety and Health Administration (OSHA) and legislation in various states.

         We anticipate a growing market due to Federal and state legislation mandating the conversion to advanced safety protection devices that protect healthcare workers against the potential danger from accidental needlesticks. The transfer of infectious diseases from accidental needlesticks results in enormous economic and social costs. The possibility of accidental infection from AIDS (HIV), Hepatitis and other communicable diseases is a critical issue for healthcare workers, medical professionals, and healthcare institutions. We estimate that there are over 4 million healthcare workers in the United States alone.

         Among the many applications for needles in the medical setting are the injection of drugs (hypodermic syringes) and the drawing of blood and other bodily fluids (blood collection needles). The rate of accidental needlesticks reported by the American Nurses Association is as many as 600,000 each year in the United States. The rate of accidental needlesticks reported by the Centers for Disease Control (CDC) was one occurrence for every 250 injections made. We believe that this number may be much higher because many incidents are not reported. The potential for transmission of the Hepatitis C (HCV), Hepatitis B
(HBV) and the HIV (AIDS) viruses can occur from just one needlestick. In a study conducted by the American Nurses Association, the average cost of follow-up for a single high-risk exposure is almost $3,000 for a single contaminated needlestick injury, even when no infection occurs.

         Although the incidence of AIDS contracted through accidental needlesticks is low, the occurrence of Hepatitis and other infectious diseases compounds the problem and cumulatively results in high cost, liability, long-term care and productivity losses. For both Hepatitis B virus and HIV infections, the primary source of exposure is, according to the CDC, a contaminated dirty needlestick.

         On September 30, 1998, California enacted legislation that made it the first state in the nation to require the use of safety needles to protect health care workers from hazardous needlesticks. California created a model for a national standard now endorsed by federal guidelines. Tennessee, Maryland and Texas enacted legislation in 1999, followed by New Jersey, Minnesota, West Virginia, Michigan and Georgia in 2000. In November 2000, New York became the seventeenth state to pass sharps safety legislation. Also in November 2000, Congress passed the Needlestick Safety & Prevention Act which mandates the conversion to needle safety devices.

         Federal mandates for the use of sharps blunting systems for syringes were established in November 1999. OSHA revised its 1991 bloodborne pathogens compliance directive to help minimize the serious health risks faced by workers exposed to blood and other potentially infectious materials, including HIV and the Hepatitis B and C viruses. The new directive emphasizes the importance of an annual review of an employer's bloodborne pathogens program and the use of safer medical devices to help reduce needlesticks and other sharps injuries. In response to the OSHA directive, the American Hospital Association (AHA) issued an advisory statement urging its members to comply with state regulations. The CDC also issued an alert recommending the use of devices with safety features, which are an integral part of the device design, operate passively without requiring user activation, cannot be deactivated, and remain protective through the disposal procedure. We believe that national attention on the compelling need to adopt safety medical devices will focus increased attention on our products. We further believe that the use of safety needle products is likely to increase significantly over the next several years.

         The Safety Needle Syringe Market

         The August 1998 Theta Report #850 on disposable medical supplies estimates that 6.6 billion syringes were sold in the United States in 1997. Theta forecasts that the U.S. market will grow at an annual rate of between 6.8% and 7.3% through 2001, with total syringe sales reaching 8.7 billion units.

         Historically, the needle market has been price competitive with little differentiation between products. New regulatory requirements, economic pressures to avoid product liability suits, negative publicity and pressure from healthcare worker organizations and medical safety advocates are strong motivators to the healthcare industry to adopt a relatively low-cost, easy-to-use safety syringe. In addition to price, needle suppliers are now competing for market share based on operating and safety features. The Theta report suggests that in 2001, while having a 75% market share, safety syringes will command more than a 66% selling price premium over non-safety syringes. Theta predicts a 15% yearly U.S. growth rate in safety blood collection devices. The target markets for these devices include: (1) hospitals of all types (6,300 in the U.S.); (2) private practitioners (600,000 plus in the U.S.); (3) home healthcare providers; (4) clinics; (5) nursing homes; and (6) EMT units. The global market has been estimated to be twice the size of the U.S. market.

         Until recent legislation and more exacting regulatory directives compelled the healthcare industry to consider the safety aspects of medical devices, the industry was reluctant to convert from standard syringes to safety syringes. This is primarily due to the added costs and difficult technique changes necessary to use the more cumbersome devices now on the market. While unit cost is important, overall cost-in-use is critical for adoption of safety devices. Not only do safety syringes on the market cost more to produce than standard syringes, the in-service cost to train healthcare practitioners to use safety syringes places an added burden on the conversion rate. In all cases, current devices force upon the operator a change of habit. Safety devices currently in the marketplace are more complicated to use than standard devices. Typically, the operator must use a new methodology, either during or after the injection process. Sleeve syringes are awkward to use, provide inadequate protection and are susceptible to reuse by intravenous drug users. Retractable syringes incorporate retraction technology that requires some change in operating technique in order to retract the needle permanently into the barrel. Some products require two-handed application techniques, which actually present accidental needlestick opportunities.

         Activation studies indicate that, despite the potential danger of standard syringes, healthcare workers find it difficult to change long-held habits, especially in a fast-paced healthcare setting. One study found that 25% of the needle injuries since 1993, when the devices began being used by students, came from safety needle devices. The extensive, round-the-clock in-service training required to overcome the difficult technique changes necessary to use with many of these cumbersome devices must be factored in.

         Despite the inadequacies of safety devices currently available, we believe that the public interest to convert to safety needle products, new legal requirements and support from the healthcare worker community will accelerate conversion to safety syringes. As the safety syringe market begins to demonstrate some differentiation, we believe that CoverTipTM has advantages to products currently in the marketplace and to those to be introduced. The main advantages of our safety syringe are its ability to virtually eliminate accidental neelesticks and its close similarity in use to a standard syringe. The passive, one-handed activation of CoverTipTM offers benefits to other available safety syringes. We cannot forecast prices of our safety syringe, but we believe our devices have cost benefits and that production costs should fall below competitors devices with more complicated retractable and sleeve safety technologies and design.

         Diagnostic Sharps Safety

         Blood collection needles are used to obtain a sufficient volume of blood for diagnostic procedures. We recognize that diagnostic sharps applications are a critical area of medical device safety. These medical diagnostic products offer the potential for increased margins due to their high cost of procedure, unique presence in the market, and market specialization.

         Based on our research, we believe that this market segment is largely unexplored and under-penetrated by safety device solutions. We further believe that there is less competition and fewer economic barriers to entry than those apparent in the hypodermic field. These products address a somewhat different customer base than the hypodermic end-user. Physicians and other more specialized technicians are the primary end-users of diagnostic sharps instruments.

         To address this need for diagnostic sharps safety protection, we have developed a line of devices with potential commercial value. These devices work with standard blood collection needle accessories and are similar in appearance, size, and performance to conventional devices. The primary difference is the safety feature activated by the proprietary safety needle mechanism. Some of our devices are nearing the final phases of development.

         Obstetrical Devices

         The market for obstetrical products, both in the United States and worldwide, is substantial. Although declining birthrates are a factor for consideration in western countries, we anticipate a stable growing United States market in the foreseeable future. We believe that the rapidly expanding population growth of third world and Pacific rim countries represents a marketing opportunity for assisted delivery devices and obstetrical products in general.

         The standard assistance device in use today is stainless steel obstetrical forceps. They were developed in the latter part of the 16th Century. Actual traction is exerted slightly below or underneath the mandible and is point concentrated. Slippage of the forceps is almost invited because of natural lubrication, refusal of the fetal skull to conform to existing forceps design, and a myriad of variables which exist from one fetal skull/pelvic relationship to another. Virtually every forceps assisted delivery involves risk of injury to the mother and the baby.

         Stainless steel forceps apply a concentrated gripping force on the fetal head which can result in a series of injuries from minor "forceps marks" to skull fractures with massive brain damage, central nervous system damage and fetal death. The manipulation of the steel forceps in the birth canal often causes maternal injuries ranging from spiral lacerations of the pelvic floor to severe lacerations to the cervix. In both instances, these injuries result in significantly increased healthcare costs associated with post-delivery complications and increased inpatient days. Such injuries are exhaustively dealt with in the medical literature and the obstetrical community would most likely welcome a device that promises a significant reduction in maternal and fetal morbidity.

         The primary device for birth assistance today, and the only other significant attempt to introduce a new product into this forceps arena, has been the vacuum extractor system. The vacuum unit was patented in the late fifties, and in spite of numerous attempts toward refinement, Management believes that the approach still remains plagued with disadvantages. The system grips the upper half of the fetal skull with a suction device and traction is then applied. Use of the system frequently results in hematoma over the fetal skull as well as rebound trauma caused by the device popping off the fetal skull. Once in place, the device precludes manual rotation of the skull. Rotation is frequently required to ease passage through the pelvis. Many obstetricians have experienced difficulties because they resort to twisting on the extractor to accomplish rotation. This can result in serious fetal injury. For these and other reasons, the vacuum system is not the instrument of choice for many obstetricians who continue the use of traditional forceps.

Our Products

Medical Safety Devices

         Our primary focus is the development of sharps safety devices that provide protection to the healthcare professional both during and after medical procedures. Accordingly, we are developing various products, sizes and adaptations for a range of medical diagnostic and treatment applications. Our lead product is the CoverTipTM Hypodermic Safety Syringe.

         CoverTipTM Hypodermic Safety Syringe

         The CoverTipTM not only provides  benefits over standard  intramuscular
(IM) syringes, but also addresses each of the major issues associated with current safety syringes. We believe that the CoverTipTM is superior to safety syringes because of its conformity to unique, but simple, design criteria for safety, ease of use and cost.

         We also believe that CoverTipTM virtually eliminates the opportunity for an accidental needlestick. First, the CoverTipTM employs a design that provides protection from the sharp needle tip prior to withdrawal from the patient's skin. Thus, the healthcare worker is protected during the drug delivery process as well as during the disposal of the used syringe. This eliminates any contaminated needle exposure to the healthcare worker and offers an advantage over other safety syringes that require extraction from the patient's skin prior to implementation of various needle tip protection methods. Single usage of the syringe is achieved by the locking of the protective sheath.

         Secondly, the device is easy to use with little or no additional training for the healthcare worker. In contrast to other safety syringes, the CoverTipTM is identical to conventional syringes, employing standard syringe usage technique. Further, the CoverTipTM requires no costly instruction, medical in-service training, or habit changes for the healthcare professional. The safety feature is passive and automatic with no additional active steps required of the operator. One-handed usage increases safety. CoverTipTM is used just as any standard syringe with insertion of the needle into the patient's skin and depression of the syringe plunger to inject the medicine. As the syringe plunger is depressed, it automatically engages a micro-thin safety sleeve that slides down to cover the tip of the needle after penetration of the skin and subsequent insertion of the medicinal fluid. The needle blunting occurs prior to removal from the patient's skin, offering added protection to the healthcare worker.

         Third, the device is more reliable because it relies entirely on positive mechanical action rather than on buttons, releases, springs, vacuums, or other such complicated additional steps. Finally, the design is economically acceptable, holding down production costs to a reasonable level as compared to both safety devices and current standard products. It is anticipated that the CoverTipTM safety syringe will maintain reasonable margins for medical devices as it reduces prices as substantial market penetration and high volume production are achieved.

         On May 15, 1998, we received FDA 510(k) clearance to market CoverTipTM. We are presently pursuing specialty applications for CoverTipTM and have begun a pre-market campaign in preparation for the customary market introduction/evaluation of the product.

         PreSafTM Lever Fulcrum Hypodermic Syringe

         PreSafTM is an intramuscular injection safety syringe designed primarily for prefilled syringe application. PreSafTM allows medication to be injected into the patient directly from a pre-filled vial. The pre-filled vial containing fluid medication is an existing component used by many pharmaceutical manufacturers. These applications typically include flu shots, pneumonia shots, AIDS serums, and other epidemic treatment or prevention therapies. Like CovertipTM, PreSafTM provides automatic passive protection before withdrawal from the patient. We have received a U.S. patent on this product. Concept design is complete. Prototypes, clinical development and FDA 510(k) submission are targeted for the fourth quarter of 2001. PreSafTM will be marketed as an OEM product and sold to pharmaceutical distribution producers of prefilled syringes.

Diagnostic Sharps Safety

         We have developed, or are developing, a variety of devices with commercial potential. These devices work with standard blood collection needle accessories and are similar in appearance, size, and performance to conventional devices. The primary difference is the safety feature activated by the proprietary safety needle mechanism. Some of these devices are ready to enter the final phases of commercialization.

         VacuSafTM

         This device, using CoverTipTM technology in combination with an adapted passive energy source, covers and protects the sharp of a blood collection needle while it is still in the vein. The safety mechanism is activated and locked with the first use of a vacuum specimen tube. The sharp is rendered safe prior to withdrawal. The device provides protection to the user and waste handlers and produces the added benefit of protecting the vein lumens during the collection procedure. Version "Select" permits selection of needle gauge for use with a single adaptive shroud, while version "Fixed" is a pre-assembled unit, and safety mechanism, fixed to the shroud. Final design concept is essentially complete and prototyping and FDA 510(k) submission are targeted for 2001. The U.S. patent for the VacuSafTM is pending.

         SofDrawTM

         SofDrawTM is a blood/fluid collection syringe designed to protect the clinician from an accidental self-puncture with a contaminated needle during the collection of blood or bodily fluids and through the transfer of fluids into vials for transport and study. Current procedures use standard syringes, usually 15cc or larger, as the operator either draws blood or aspirates fluid. Fluid aspiration is typically performed by physicians or other highly specialized technicians. In either case, the skin of the patient is punctured and, after collection, the contaminated needle is withdrawn with the sharp exposed. Transferring the fluid into vials involves multiple opportunities for accidental self-puncture. Importantly, intramuscular safety syringes, cannot be used because the safety mechanisms rely, at least in part, on forward movement of the syringe plunger/piston assembly which would risk a potentially fatal air embolism. This procedure requires its own distinctive safety product since removing fluid from the body relies on rearward movement of the syringe plunger/piston assembly.

         The U.S. patent has been issued, all filings are current and initial design development is complete through prototyping. A 510(k) application for marketing of the device is targeted for filing with the FDA when the working design is finalized. Given the shared technology between these devices and the CoverTipTM syringe, we reasonably anticipate a fast track clearance for marketing by the FDA.

         We intend to market this specialized product directly to both OEM blood and fluid collection tray assemblers and specialty markets, such as physicians and phlebotomists. Orthopedists will be a specific target customer group for the use of SofDrawTM during the drainage of knee and shoulder joints.

         AmnioSafTM

         This safety syringe device is designed to protect both the physician and the fetus during amniocentesis. Protection of the fetus is provided through reduction of the risks of eye, thorax, cord, or placental puncture. Patent, development, and regulatory status are similar to SofDrawTM. AmnioSafTM will be marketed to obstetricians and gynecologists (OB/GYN) and will complement the Women's Health aspects of the Medisys Medical Safety Product portfolio.

         BxDrawTM Fine Needle Biopsy Safety Device

         We were granted a U.S. patent in November 1999 for the BxDrawTM Fine Needle Aspiration Safety Device. BxDrawTM addresses the safety needs of diagnostic surgeons, such as orthopedic and general thoracic surgeons, radiologists, and other healthcare professionals, who may become exposed to bloodborne pathogens during fine needle fluid aspiration treatment. We believe that BxDrawTM is the first safety device in this product category. It is a physician specific device that provides user protection and reduces risks of carcinogen cell "needle tracking". It also doubles as a post procedure safe carrier for transport to pathology. Development and regulatory status are similar to SofDrawTM.

         BX-T-DrawTM OBTSN (Obdurated Titanium Safety Needle)

         The BX-T-DrawTM is designed for use with MRI (Magnetic Resonance Imaging) placement to take a tissue sample with a cutting needle. Concept design is complete and we have obtained a clear patent search. We anticipate filing a U.S. Patent application when final design alternatives are complete. As with the BX, the BX-T-DrawTM device will be specialty marketed to Radiologists, Oncologists, general surgeons and other diagnosticians.

         CoverStikTM

         The CoverStikTM permits safe collection of capillary blood. A small cutting blade is passively and automatically retracted into a protective housing concurrent with skin puncture. Applications include checks for glucose levels, clotting, and blood gases. As a system, CoverStikTM protects the user and eliminates reusable carriers, which contaminate easily and are known sources of pathogen transfer, particularly hepatitis. Conceptual design work is complete. We have obtained a clear patent search and will file a patent application as soon as final design alternatives are complete.

Obstetrical Device Market

         Although we are presently concentrating on the development and marketing of the CoverTipTM and related products, we intend to pursue completion of the design and development of the SofCepsTM and AmnioSafTM Ob/Gyn safety devices as financial resources become available. However, there can be no assurance that another company will not complete development of a similar product and file for patents before us.

         SofCepsTM

         Our primary women's health device is an obstetrical tractor birth assistance delivery device known as SofCepsTM. SofCepsTM was designed, in part, to replace traditional steel obstetrical forceps and vacuum extractors used to assist child birth. SofCepsTM is intended to offset the possible negative obstetrical consequences of epidural anesthesia. In many instances, anesthesia may slow or interrupt fetal descent through the birth canal and diminish the ability to produce voluntary and involuntary contractions during delivery. SofCepsTM is a disposable, soft and thin double-walled multi-fiber braided axial gripping cylinder, which is placed over the fetal skull with a simple application system. It is designed to uniformly distribute assisting traction forces about the circumference and longitudinal surface areas of the fetal skull.

         SofCepsTM is designed to replace traditional steel obstetrical forceps and vacuum extractors. We believe that maternal/fetal injuries associated with the use of these devices will be reduced with the adoption of this new approach. Maternal injuries caused by forceps range from spiral lacerations to severe lacerations of the cervix resulting in increased in-patient time, major surgical repair, incontinence, sexual disorders, protracted discomfort, death, and substantial increases in health care costs. Infant injuries due to the use of forceps include minor "forceps marks", fractures of the fetal skull, central nervous system (CNS) deficit (cerebral palsy), severe mental retardation, blindness, deafness, and death. Injuries may also include slowed development of motor skills and learning disability.

         The vacuum extractor was developed as an alternative to traditional steel obstetrical forceps, but after over thirty years of use it still presents clinical problems. The operative feature of the device is a suction cup that is applied over the crown portion of the fetal skull where traction forces are concentrated. Improper traction can result in the device "popping" off the fetal skull with secondary rebound trauma being transmitted to the intracranial area. Hematomas over the skull have been noted due to the use of the vacuum extractor. Use of both forceps and vacuum extractors require a high degree of skill and training.

         The need for safe, reliable birth assistance creates a base need for replacement of current devices. Potential customers for the SofCepsTM product include obstetricians, managed care organizations, hospitals and patients (consumers). The simple technology that SofCepsTM employs will be of particular appeal in third world countries and should offer strong market opportunities.

         Clinical testing of SofCepsTM was conducted between October 1993 and the first quarter of 1998. During the first year of testing, it was determined that SofCepsTM presented little, if any, risk of maternal injury. In April of 1995 a term stillborn was successfully delivered with the device. During this procedure, application over the fetal head was accomplished and we concluded the device was clinically effective in assisting completion of the delivery. Remaining design improvements are necessary to offer obstetricians an easy and safe application system. However, because of our change in strategic focus, primarily the development of the CoverTipTM, we have suspended all FDA pursuits with regard to SofCepsTM. Our long-term goal is to secure adequate research and development capital and complete the final commercial design of SofCepsTM, although we have not established a schedule for such development and there can be no assurance that we will be able to successfully complete the development of SofCepsTM.

Other Products

         VetCepsTM Obstetrical Tractor

         VetCepsTM is a veterinary application of the SofCepsTM obstetrical tractor. We enjoys patent protection for veterinary application in bovine (cattle), ovine (sheep), and equine (horse) obstetrics within its original patents. This product has been sold commercially in eight foreign countries and the United States. Because we are presently emphasizing the development of our sharp's safety devices, we are not presently actively pursuing the final development of VetCepsTM. Accordingly, VetCepsTM is a candidate for future joint venture or divestiture.

         DisKlipTM

         DisKlipTM is a latex free securement device used in connection with the management of standard intravenous administration of medication (IV) and other medical tubing and lines. DisKlipTM is a simple and inexpensive disposable (single-use) securement device designed to afford the medical provider with an easier, more efficient means to attach and manage medical tubing.

         We believe that DisKlipTM requires little or no personnel training and will result in savings in nursing time. Additional designs were constructed to accommodate various locations of the body such as: MultiKlip, for management of multiple tubing/lines; KidKlip, a pediatric version; and The Freedom IV device, a retractable IV line management device. We have suspended market sampling and testing while we concentrate on development and marketing of our other products. DisKlipTM is also a candidate for future joint venture or divestiture.

         Re-TyTM

         Re-TyTM is a releasable, adjustable and reusable "cable tie" product group that was developed originally to enhance the VetCepsTM device. We have three designs: side release, top release and enscoping; all of which are intended for out license to industrial users.

         Limited market sampling and testing of the top-release version was conducted to determine the viability of the product in the marketplace prior to manufacture and packaging. Because of the shift in our primary focus, we have suspended market sampling and testing and believe Re-TyTM may also be a candidate for future joint venture or divestiture.

Manufacturing

         CoverTipTM

         As we realize funds from our financing commitments, we have proceeded to commence production and commercial launch of CoverTipTM. As of the date hereof, we have applied approximately $2,000,000 in financing proceeds to finalize the development, manufacturing and pre-market introduction of CoverTipTM. We also anticipate using future additional funds to complete the regulatory approval process and prototype production of PreSafTM, VacuSafTM and SofDrawTM.

         We believe that the manufacturing of our products should be outsourced through experienced syringe contract manufacturers. This, we further believe, will provide sufficient product supply for successful commercialization of our safety medical devices.

         In January 2000, we entered into a multi-phase, proprietary agreement with Dispomedic 2000, a syringe manufacturer based in Dimona, Israel, for the production of CoverTipTM. We believe that Dispomedic will provide the capacity necessary for us to expand into the safety syringe marketplace. Under the general terms of the agreement, Dispomedic has begun manufacturing the CoverTipTM.

         Our long-term strategy is to expand production into additional locations in Europe and in the United States. Our plans include the possibility of constructing a manufacturing facility in Louisiana, which would be build in connection with the successful acquisition of a USDA loan we are presently pursing. However, these expansions are only proposed at this time and there can be no assurance that they will occur without the acquisition of additional significant capital.

         Dispomedic also holds incentive-based options to acquire shares of our common stock in return for achieving production targets and price reductions for the CoverTipTM. Under the agreement, Dispomedic formed a marketing company, which is owned in part by us, to generate sales outside North America.


         At mid year 2000, we amended our agreement with Dispomedic to add improvements to the CoverTip(TM) syringe intended to make the product more effective and less costly. In October 2000, an initial shipment of CoverTip(TM) was delivered to the sales force to support pilot marketing efforts.

         At the end of the fourth quarter 2000, we received the first CoverTip(TM) purchase orders and the first quantity of commercial syringes were shipped by Dispomedic in the second quarter of 2001. However, our validation of all production processes of the manufacturer in compliance with FDA GMP requirements have delayed distribution of commercial product and sales revenues until at least the second half of 2001. Additional capital investment may be required to support higher speed assembly equipment.

         Due to the large capital investment required to manufacture multiple quantities of the CoverTipTM product, a later phase of the CoverTipTM market introduction campaign may involve additional third-party, big-company partners. We may explore joint venture and/or licensing arrangements that can address the manufacturing and marketing requirements effectively enough to gain significant market share for the medical device product category. We have identified several large healthcare manufacturers as potential strategic partners. However, we have not entered into any agreements and there can be no assurance that we will be able in the future to finalize any such arrangements.

Marketing

         Following FDA 510(K) clearance, we have begun to market CoverTip(TM) in a customary medical market introduction/evaluation of the hypodermic product application to primary care clinics, home health and hospitals. A carefully planned three-phase regional market introduction and national rollout is underway to use traditional and non-traditional distribution and marketing tactics.

         Our strategy upon market launch is to pursue target syringe customers in a closely confined regional rollout. In order to maximize market presence and minimize total selling cost, many healthcare institutions are tied into buying groups, or group purchasing organizations (GPO's), which contract with major suppliers. Large GPO's have traditionally awarded exclusive contracts to their biggest suppliers, but they are responding to mounting pressures for conversion to safety syringes by signing less exclusionary contracts. Managed care organizations and insurers assume the burden of liability both for treatment and damages associated with accidental needlesticks. Recent GPO contracts contain provisions permitting the GPO to evaluate safety devices and enter into additional contracts with suppliers who have break-through technologies. We believe that our safety devices will qualify for GPO evaluation procedures.

         In addition, we will target non-GPO hospital and specialty customers. Minimal market acceptance of CoverTipTM and its companion patented safety needle devices in niche markets will position us to acquire a competitive presence and brand recognition as the larger institutional market converts to safety products. As the use of the CoverTipTM device is validated, we plan to concurrently implement the GPO test markets necessary for an upgrade to CoverTipTM in the high-volume hospital market. This approach allows us to prepare for possible future mass-market sales while generating early revenue in the niche markets.

         We plan to market our medical safety device products in the United States, both through traditional and innovative independent distribution channels and directly to end-users. These will include Internet and direct marketing. We have augmented our marketing program by retaining consulting marketing specialists and a medical device marketing agency. Sales of CoverTipTM will be directed by sales specialists who have been hired to coordinate the efforts of sales brokers. Products will be shipped both directly and by medical distribution companies. We have engaged specialty sales and distribution personnel to market to clinics, physicians, outpatient and treatment centers. We received initial orders for CoverTip(TM) prior to year-end 2000 and have since completed an agreement for the sale of 40 million syringes from ATL, a minority contractor having a business presence as a government vendor.

Competition

         The safety medical device market is highly competitive. We encounter competition from many companies with significantly greater financial resources, well established brand names and large customer bases. However, we believe that the advent of required safety protection will require companies to compare the various safety devices available. We further believes that minimal market acceptance of CoverTipTM and our other patented safety devices will give us a competitive presence in this marketplace. We will compete in the United States with companies that manufacture standard syringes and safety needles. Major competitors such as Becton Dickenson, Kendall and Tyco, have better name recognition in the market, longer operating histories and are substantially larger and better financed than us. Such competitors may use their economic strength to influence the market to continue to buy their existing products. One or more of these competitors also could use their resources to improve their current products or develop additional products. New competitors may arise and may develop products that compete with our products. In addition, new technologies may arise which could lower or eliminate the demand for our products. We cannot predict the development of future competitive products or companies.

Backlog

         We presently do not have a backlog for any of our products and do not foresee a backlog in the immediate future.

Patents and Trade Secrets

         We own 17 U.S. patents and three foreign patents protecting the SofCepsTM, CoverTipTM, SofDrawTM, Multi-DrawTM, VetCeps, DisKlipTM, and Re-TyTM devices. These consist of U.S. Patent numbers 5122148, 5217467, 5318573, 5460611, 5496283, 5573539, 5593413, 5632750, 5681290,5687455 (two device patents), 5720727, 5785662, 5836054,  5846228,5910146,  5964735, and 5993418. We
also own one letters patent protecting the SofCepsTM device (no. 669116) from Australia. Eleven of the issued patents are being prosecuted internationally. Additionally, we presently have pending a mix of seven original and/or CIP applications. We also have a backlog of viable proprietary product concepts that meet company development criteria.

         We have obtained or filed trademark applications preserving our right to use the trademarks "VetCeps(R)", the "Medisys(R)" logo and "CoverTipTM". As we proceed forward with the commercialization of these and other products, we will file U.S. and foreign trademark applications to protect selected product names.

         We intend to obtain copyright protection on our product packaging, instruction sheets, and such other materials that we believe are significant to warrant procurement of copyrights.

Government Regulation

         Generally, all medical devices are subject to FDA regulation under the Medical Device Amendments of the Federal Food, Drug and Cosmetic Act. Devices are classified into one of three categories; Class I, Class II or Class III, depending on their intended use and upon the degree of regulation necessary to provide reasonable assurance of their safety and effectiveness. The class into which any specific device is placed determines the requirements that must be met before a manufacturer may distribute the device in interstate commerce. Section 510(K) of the Medical Device Amendments provides for a pre-market notification requirement. Manufacturers intending to market a new or significantly modified device must submit to the FDA a pre-market notification. This notification must establish substantial equivalence in terms of safety and effectiveness, to a device already on the market in the United States prior to 1976, or to a device marketed after that date that has been determined to be substantially equivalent. The notification must be submitted at least 90 days prior to introducing the device into interstate commerce, or otherwise holding or offering the device for commercial distribution. No prototype is required, however, additional data from testing may be requested.

         Within 90 days of receipt of the pre-market notification, the Center for Devices and Radiological Health ("CDRH") determines whether the device is "equivalent". If the device is deemed equivalent, it can be marketed. If the CDRH determines that a device is not equivalent, the manufacturer may resubmit the 510(k) notification with new data, file a reclassification petition, or submit a pre-market approval application ("PMA"). A PMA is required instead of the Section 510(k) process only if the device is held to be a Class III device. Class III devices are those represented to be life-sustaining or life-supporting, are implanted in the body, or present potential unreasonable risk of illness or injury. Class III devices are subject to a more rigorous FDA approval process that generally required the completion of three major steps. The first step involves the granting by the FDA of an Investigational Device Exemption ("IDE"), which permits the proposed product to be used in controlled human clinical trials. Upon completion of a sufficient number of clinical cases to determine the safety and effectiveness of the proposed device for specific indication, a PMA is then prepared and submitted to the FDA for review. This extensive submission includes design, manufacturing, quality control and clinical data to substantiate the proposed device's compliance with FDA manufacturing regulations as well as to support its medical effectiveness. Upon acceptance by the FDA of the PMA, the third major step, a public review if the data by an advisory panel of the FDA, industry and medical professionals takes place. Prior to receiving final approval, a company is inspected by the FDA to verify that its manufacturing procedures meet all requirements of the FDA regulations.

         We believe that all of our primary safety products are "substantially equivalent" to devices already marketed and are therefore exempt from PMA. However, the fact that the SofCepsTM device involves the birthing of babies, our approach has been and remains determined to follow a protocol consistent with all FDA guidelines and to complete all good manufacturing practices prior to marketing the product.

         Prior to Phase I testing of SofCepsTM, we applied to the FDA for a 510(K) exemption from Pre Market Approval (PMA) for marketing the SofCepsTM device. The reviewed our application and testing protocol. Based on Phase I data, we were allowed to continue fetal demised clinical testing. Because of our change of strategic focus, we have suspended all FDA pursuits with regard to SofCepsTM.

         The CoverTipTM safety device received 510(K) FDA clearance on May 15, 1998. This allows us to market the CoverTipTM device in the U.S. and provides a basis for approvals in other international markets. The approval of the CoverTipTM device should enhance our ability to gain clearance for our other complementary safety devices.

         Medical device manufacturers are also required to comply with FDA Good Manufacturing Practices (GMP) with regard to each specific product manufactured and at each manufacturing location. We have retained the services of Dr. Stephen Liebermann, a former FDA employee and consultant to the medical industry, to assess that our manufacturing facilities are in compliance.

         Other than the FDA, we do not believe that there are any existing or probable governmental regulations that would adversely affect us or our business.

Product Liability and Liability Insurance

         We may be exposed to potential product liability claims by users of our products. We currently maintain general business liability insurance limited to $1,000,000 coverage per occurrence and in the aggregate. We have obtained products liability insurance with $5,000,000 limits for the CoverTipTM safety syringe.

         All materials used in our disposable products are standard medical materials compatible with present methods of hospital disposal in accordance with accepted practices and applicable laws.

Employees

         As of the date hereof, we have nine employees. This includes part-time and full-time employees, managerial staff and executive officers. With the closing of PPL, all of its employees were terminated. We anticipate adding management and employees in strategic areas, especially marketing, as we draw closer to the point of commercializing our various products.

         In addition to our employees, we use the services of certain consultants on a contract basis. These consultants include, William David Kiesel, a patent attorney and one of our directors; Carolyn Crochet, an accountant and bookkeeper who is the sister of our C.E.O.; Joel Faden, an FDA consultant; Gary Schneberger, a development and manufacturing consultant; S/S Small Cap Network, consultant on financial relations and public relations; Investor Relations Group, consultants in investor relations services; Steve Stephenson, sales management; Malcolm Dunn, sales; Hal Smith, import, customer service, distribution and procurement; Stephen Lieberman, regulatory compliance and Quality Assurance; and Picus/Omega Solutions, redesigning the website. Richard Reisner, a director, also does part-time consulting work for us on financial matters.

Legal Proceedings

         On March 16, 2000, we filed a Complaint against Brett Phillips, Elbert Carl Anderson, William H. Morris, Marilyn Morris and Barbara Larkins in the United States District Court in and for the Middle District of Louisiana, alleging various securities law violations and related claims in connection with the 1998 acquisition by us from the defendants of PPL. We are seeking recission of the acquisition, damages and other relief. This action was dismissed in Louisiana on a contractual venue provision and was re-filed in the United States District Court in Salt Lake City, Utah where it bears docket number 2:00CV00677ST. We believe that pursuing the lawsuit is in the best interest of our stockholders.

         On October 11, 2000, the Utah Court concluded a two day Evidentiary Hearing on our Motion for Preliminary Injunction to make permanent a Temporary Restraining Order previously issued. The TRO sought an Order restraining the defendants from trading shares they acquired as a result of our acquisition of PPL from the defendants. At the conclusion of the hearing, the Judge denied our Motion for Preliminary Injunction relief. Dissolution of a TRO can lead to the award of attorney's fees and reasonable provable damages in the discretion of the Court. The Court denied the defendants' subsequent motions to strike certain parts and our claim and will hear additional motions in this mater as the case proceeds to a resolution on the merits of the claim. In a State Court claim filed by us for injunctive relief, the Court dissolved a Temporary Restraining Order against Messrs. Anderson, Morris and Phillips and awarded them attorney's fees, payable by us. On advice of counsel, we expect to appeal that Order of approximately $30,000.
         On May 9, 2000, Messrs. Anderson, Morris and Phillips, defendants in the above action, filed a derivative action lawsuit against us and our current directors (United States District Court, Middle District of Florida - case no. 8:00CV905-T 24F). The complaint alleges corporate waste in the form of excessive salaries and bonuses and other alleged wastes related to PPL, and seeks injunctive relief alleging a fraudulent election, and damages and contains a claim by Mr. Anderson to obtain corporate records.

         On April 10, 2001, the Judge in the Florida suit entered an order dismissing the shareholders derivative action. The Judge also dismissed separate claims brought against us individually by Mr. Anderson. In her order, the Judge agreed with a magistrate's earlier determination that the former directors were not fair and adequate shareholder representatives to pursue the derivative claims.

         We are continuing to pursue our separate action against Messrs. Anderson, Morris and Phillips and others in the Utah Court for rescission of the PPL acquisition and return to us of over 15,000,000 shares of common stock issued pursuant to the acquisition. Messrs. Anderson, Morris and Phillips were directors and principals of PPL at the time of the acquisition by us.

         PPL is also a party to various legal proceedings. These primarily involve commercial claims and one action involves a former employee. We cannot predict with certainty the outcome of these claims against PPL or whether the actions, if determined adversely, would not have a material adverse effect on our business or financial condition. There is a possibility that due to PPL discontinuing its operations, we and PPL could be the subject of future actions, which we expect to vigorously defend. Case No. 3C063258 California Superior Court, Elaine Wilkes v. Phillips Pharmatech et al, is one such case which we have moved to be dismissed from. The final results are pending and we expect to vigorously defend any such allegations as they relate to us.

Convertible Debenture Financing

         We have completed the offering to AMRO of $2,000,000 face value 6% Convertible Debentures, of which $1,000,000 is due August 31, 2001, $500,000 is due November 12, 2001, and $500,000 is due December 31, 2001. All of the Debentures due August 31, 2001 have been converted to common stock. Debenture holders have the option, at any time, until maturity, to convert the principal amount of their Debenture, or any portion of the principal amount into shares of our common stock. The conversion price for each share shall be equal to the lower of (a) 85% of the market price at the conversion date or (b) $2.00. We will recognize additional interest expense of $300,000 due to the 15% discount to market price. Because there is no minimum price for conversion, if our stock price declines we must issue more shares upon conversion.

         As a provision of the Debentures, we also issued to AMRO stock purchase warrants to acquire 125,000 shares of our common stock at the exercise price of $2.00 per share. The warrants expire on February 23, 2003. The warrants contain provisions to protect against dilution by adjustment of the exercise price and the number of shares issuable under them upon the occurrence of certain events. These events include a merger, consolidation, disposition of assets, stock split or reverse stock split, stock dividend or recapitalization. The exercise of the warrants is payable either in cash or by cashless exercise. In that event, the number of shares issuable pursuant to the warrant having a market value (as determined using the then-current market price of the common stock) at the time of exercise equal to the aggregate exercise price, are canceled as payment of the exercise price. We also issued Jesup & Lamont warrants to purchase 500,000 shares of common stock under the same terms as those issued to AMRO.

         The Debenture was not registered under the Securities Act and, therefore, the Debentures, warrants and underlying shares of common stock are deemed "restricted securities." As a provision of the Debenture, we agreed to file a registration statement with the SEC for the purpose of registering the shares of common stock into which the Debentures are convertible and underlying the warrants. We are further obligated to register sufficient shares to accommodate conversion at a reduced market price from current levels.
Accordingly, we must register at least 200% of the shares issuable upon conversion of the Debentures base upon the conversion price in effect on the day prior to the filing date.

         This prospectus, which is part of our registration statement, relates to the offer of these shares of common stock by the Selling Stockholders into the public market. All expenses associated with the sale of shares of common stock by the Selling Stockholders will be paid by the Selling Stockholders.

         Upon conversion of the Debentures and warrants into common stock and registration for resale of such common stock, Selling Stockholders' shares will be free of the restrictions, other than restrictions under the Securities Act with respect to persons who may be deemed to be our affiliates. As of the date hereof, an aggregate of 4,516,208 shares of common stock have been issued upon the conversion of Debentures having a face value of $1,055,000 and accrued interest of $26,470. Debentures having a principal amount of $945,000 remain outstanding and, as of April 1, 2001, there is accrued interest of $41,740.

Line of Credit

         On February 28, 2000, we entered into an equity line of credit agreement with Treadstone to provide private equity financing for a period of up to eighteen months from the effective date of the registration statement to which this prospectus relates. Under the terms of the line of credit agreement, we may, from time to time, in our sole discretion, exercise the option to sell
(put) shares of our common stock to Treadstone at a price per share equal to 85% of the average market price during the valuation period related to a particular put. The valuation period is the period of twenty-one days beginning fifteen trading days before the trading date on which a put notice is delivered to us, and ending five trading days after such date.

         Treadstone, at its sole discretion, may purchase up to an additional 50% of the maximum put amount during any individual put period by giving notice to us. The maximum put amount means, as to any individual put date, 4.5% of the weighted average price of our common stock for the three month period prior to the put date, multiplied by the total trading volume for that three month period. There is a mandatory twenty days between put dates, the time when we can put shares to Treadstone, unless waived by Treadstone.

         As a provision of the line of credit agreement, we issued to Treadstone stock purchase warrants to acquire 1,125,000 shares of our common stock at the exercise price of $2.00 per share. The warrants expire on February 25, 2003. We also issued to Jesup & Lamont warrants to acquire 425,000 shares of our common stock at the exercise price of $2.00 per share. All of the warrants contain provisions to protect against dilution and for cashless exercise identical to the warrants issued in conjunction with the Debentures.

         The equity line of credit agreement provides that Treadstone shall purchase up to 6,000,000 shares and we must register for resale the common stock issuable under the line of credit and exercise of warrants. Under the agreement, we are required to register 8,250,000 shares to accommodate the line of credit shares, warrant shares, and any additional shares that may be issued if Treadstone exercises certain options.

         Registration enables Treadstone to resell its common stock from time to time in the market or in privately-negotiated transactions. We will prepare and file amendments and supplements to the registration statement as may be necessary in order to keep the registration statement effective as long as Treadstone holds shares of our stock or until such shares can be sold pursuant to an appropriate exemption from registration. We have agreed to bear certain expenses (other than broker discounts and commissions, if any), including Treadstone's legal fees not to exceed $15,000 plus $1,500 per closing of a put.

         As of the date hereof, we have drawn down $1,160,000 under the equity line and issued 5,322,588 shares of common stock. Of the total amount received, we have paid expenses and fees of $60,000 to Jesup & Lamont in connection with the equity line of credit agreement. We expect to continue to effect drawdowns of the applicable maximum amount available under the line of credit as we deem prudent and necessary based upon our corporate needs.

         Our ability to put shares of our common stock to Treadstone is subject to certain conditions and limitations, including, but not limited to the following:

         o the registrations statement, of which this prospectus is a part, must have previously become effective and shall remain effective on the date of each put;

         o our representations and warranties to Treadstone set forth in the equity line of credit agreement must be true and correct in all material respects as of the date of each put;

         o no statute, rule, regulation, executive order, decree, ruling or injunction shall be in effect that prohibits, nor any action, suit or proceeding shall be in progress, pending or threatened that seeks to enjoin or prohibit, the transactions contemplated under the equity line of credit agreement, or otherwise has a material adverse effect on our business, operations, properties or financial condition;

         o at the time of a put, there shall have been no material adverse change in our business, operations, properties, prospects or financial condition, except as disclosed in our reports filed with the SEC pursuant to the Exchange Act; and

         o our common stock shall not have been delisted from its principal market (currently the OTC Bulletin Board) nor suspended from trading.

         We cannot assure you that we will satisfy all conditions required under the equity line agreement with Treadstone, or that we will be able to sell any shares to Treadstone thereunder.

         Both AMRO and Treadstone (or any other underwriter) have the right to review this prospectus, the registration statement, and our records and properties to obtain information about us and the accuracy of this registration statement and prospectus. AMRO and Treadstone have the opportunity to comment on the registration statement and prospectus, but Treadstone is not entitled to reject a put by us based on their review. AMRO and Treadstone may be entitled to indemnification by us for any lawsuits based on language in this prospectus with which they do not agree.

                                   MANAGEMENT

Executive Officers and Directors

         Our executive officers and directors, their ages and positions held as of May 31, 2001, are as follows:

Name                                                    Age   Position
Edward P. Sutherland.............................       54    Chief Executive Officer and Director
Kerry M. Frey....................................       55    President, Chief Operating Officer and Director
Paul L. Ray......................................       54    Chairman and Director
William David Kiesel.............................       56    Secretary and Director
Timothy Andrus, MD...............................       51    Director
Charles Potter, MD...............................       51    Director
Richard H. Reisner...............................       57    Director
Bruce S. Morra, PhD..............................       47    Director
Robert B. McNabb, CPA............................       54    Treasurer

         Currently we have eight members on our board of directors. Each of these directors will hold office until the next annual meeting of our stockholders and until his successor is elected and qualified.

         Mr. Edward P. Sutherland has served as a director since 1992 and was Chairman of the Board of Directors 1992 to 2001. In addition, he served as President from 1992 to 1998. Mr. Sutherland was a co-founder of our company in 1992. Mr. Sutherland was in private law practice from 1974 until he co-founded our company in 1992. Mr. Sutherland received a Bachelor of Arts Degree from Louisiana State University in 1968 and a Juris Doctor Degree from Louisiana State University in 1974 and is currently admitted to practice law in New York and in Louisiana.

         Kerry M. Frey has served as a director since 1994 and has been our President and Chief Operating Officer since 1997. Prior to joining our company, Mr. Frey was associated with Johnson and Johnson for 21 years where he served as a vice president of sales and marketing. Mr. Frey received a Bachelor of Arts Degree from Southeastern Louisiana University in 1969.

         Paul L. Ray became a director and Chairman of the Board in 2001. Mr. Ray has 32 years of management experience in the medical device industry and has provided management consulting services to a broad variety of medical companies. From 1994 to 2000, he was President, CEO and Chairman of Image Guided Technologies, a Boulder, Colorado company that develops and manufactures optical localizers for medical and industrial applications. Before joining IGT, Mr. Ray was Managing Partner and Director of Paradigm Partners, LLC, a venture investment firm. Until 1989, Mr. Ray was President, CEO and Chairman of
Allertech, Inc., which he co-founded in 1984. He currently serves on the Board of Directors of Boulder Technology Incubator, a not-for-profit corporation funded by Colorado businesses, public sources and entrepreneurs to help technology-based start-up companies succeed. He also holds the position of Co-Vice Chairman of the Governor's Commission of Science and Technology for Colorado and serves on the Advisory Board of the School of Mines' Division of Engineering. Mr. Ray was also Director of the University of Colorado Technology Transfer Corporation from 1996 to 1999 and founded the Colorado Biomedical Venture Center. He received his BS degree from Ball State University in Muncie, Indiana.

         William David Kiesel was a co-founder of our company in 1992 and has since been a director. During the past 25 years he has been actively engaged in advising numerous start-up businesses. His services include that of structuring research and development programs, financial planning, management, marketing and sales of new products. Mr. Kiesel presently serves as the business manager of his own patent law firm.

         Dr. Timothy Andrus became a director of our Company in November 1996. He received his Doctorate of Medicine from the Louisiana State University Medical School in New Orleans in 1975 and completed his residency in Obstetrics and Gynecology there in 1979. He is Board Certified in Obstetrics and Gynecology and has been in private practice for 16 years in Baton Rouge La. Dr. Andrus currently serves on the Board of Directors of Woman's Hospital. Dr. Andrus also received an MBA from Louisiana State University in Baton Rouge.

         Dr. Charles Potter was appointed as a Director in 1999. He received his training at Michigan State University in Lansing, Michigan and at Washington University School of Medicine in St. Louis, Missouri. He is Board-certified in Otolaryngology and is in private practice in Springfield, Illinois.

         Richard H. Reisner was appointed as a Director in September 2000 and has a background in the medical device industry. In 1992 he co-founded Exogen, Inc. and served as its Vice President and Chief Financial Officer until it was sold to Smith & Nephew, PLC in 1999. Mr. Reisner remained an employee of Exogen through June 2000, at which time he became a self-employed consultant. He is a Certified Public Accountant and holds a BS degree from Benjamin Franklin University.

         Bruce S. Morra. PhD, is a Director and currently serves as President, COO and CFO of two development-stage biomedical companies, Biopore Corporation and Polygenetics, Inc. in Los Gatos, California. From 1993 to 2000, Dr. Morra served as President and COO of Flamel Technologies, Inc., the U.S. subsidiary of Flamel Technologies S.A., involved in advanced polymer-based delivery technologies for medical applications. Prior to joining Flamel, he had more than 13 years of domestic and international experience in general management, product management, marketing, business development and research and development. Dr. Morra earned his Ph.D. and MS in polymer sciences and engineering, and his MBA from the University of Massachusetts. He graduated magna cum laude with a BSE in chemical engineering from Princeton University.

         Robert B. McNabb was appointed Treasurer in 2001. From 1975 to the present, Mr. McNabb has practiced as a Certified Public Accountant, specializing in general accounting, taxation and technology. He is presently a director of the Baton Rouge Chapter of the Society of Louisiana Certified Public Accountants. From 1968 to 1972, Mr. McNabb was in the United States Air Force and served as a B-52 Aircraft Commander. Mr. McNabb received a BS degree in accounting from Louisiana State University in 1968.

Committees of the Board of Directors

         Our compensation committee currently consists of Dr. Andrus, Dr. Morra, Dr. Potter and Mr. Ray. The compensation committee reviews and evaluates the salaries and incentive compensation of our management and key employees. All decisions of the compensation committee are currently subject to the review and approval of our board of directors.

         Our audit committee presently consists of Dr. Morra, Mr. Ray and Mr. Reisner. It is responsible for reviewing the scope of annual audits, considering specific problems and questions that arise during the course of audits, monitoring the adequacy of accounting and audit controls, and such other functions as the board of directors may from time to time delegate to it. Our audit committee must report to the board of directors when asked to do so.

         Our executive committee consists of Messrs. Sutherland, Frey, Kiesel, Ray and Reisner and is authorized to exercise the powers of the board during intervals between board meetings. A nominating committee consisting of Dr. Andrus, Dr. Morra and Mr. Ray reviews the qualifications of potential candidates for the board, evaluates the performance of incumbent directors and recommends to the board nominees for election to the board at the annual meeting of stockholders.

Director Compensation

         Effective May 1, 2001 through May 1, 2002, each non-employee Board member receives $1,500 for each Board meeting attended in person, or $500 by phone. For committee meetings held in conjunction with Board meetings, each committee member receives $1,500 in person or $500 by phone. For meetings held separate from Board meetings, each committee member receives $1,500 in person if interstate travel is involved and $500 if no interstate travel, or $500 if by phone. Each committee Chairperson receive an annual fee of $1,000 in addition to meeting fees. Our Secretary receives an annual fee of $12,000 in addition to meeting fees. All cash fees will be accrued until we have sufficient cash for payment. Payment will be approved by the Board. We reserve the right to pay all or part of the accrued fees in restricted stock. All Board members elected on May 9, 2001 will receive 140,000 fully vested, cashless warrants priced at the closing bid price of our common stock on May 8, 2001. Starting in May 2002, any current Directors re-elected to the Board after serving for one year or more will receive the number of fully vested, cashless warrants equal to 0.08% of our outstanding shares on the day prior to their re-election. These will be priced at the closing bid price of our common stock on the day prior to their election. New Board members elected after May 9, 2001 will receive the number of fully vested, cashless warrants equal to 0.2% of our outstanding shares on the day prior to their re-election. These will be priced at the closing bid price of our common stock on the day prior to their election. All warrants will be exercisable immediately, have a 10-year expiration date and a prohibition on selling any shares obtained with the warrants for a period of one year from granting of the warrants. Out of town Directors are reimbursed for reasonable travel expenses.

Executive Compensation

         The following table sets forth all cash compensation actually paid (and not deferred) by us for services rendered for the years ended December 31, 2000, 1999 and 1998 to our Chief Executive Officer and Chief Operating Officer.

                           Summary Compensation Table

Name and                                                                     Other
Principal                                                                    Annual          All Other
Position                            Year     Salary            Bonus      Compensation      Compensation
--------                            ----     ------            -----      ------------      ------------
Edward P. Sutherland              1998        -0-               -0-            -0-               (1)
C.E.O.                            1999       $ 46,154(3)   $ 100,000(2)        -0-               (3)
                                  2000       $150,000      $  50,000(4)        -0-               -0-

Kerry M. Frey,                    1998           -0-            -0-            -0-               (1)
President and                     1999       $ 46,154(3)   $ 100,000(2)        -0-               (3)
C.O.O.                            2000       $150,000      $  43,750(4)        -0-               -0-

         (1) In 1999, Mr. Sutherland and Mr. Frey were authorized by the Board to be issued 300,000 shares each of restricted common stock as a compromise and deferral of bonus compensation for the year 1998. (Frey and Sutherland abstained from the vote.) On the date of the meeting authorizing the shares, our common stock had a closing bid price of $0.18.
         (2) In March 2000, the Board of Directors voted a $100,000 cash Bonus to Mr. Frey and Mr. Sutherland as additional compensation for 1999 (Frey and Sutherland abstained from voting as to their own compensation). That sum was paid in full in the year 2000.
         (3) No cash salaries, wages or bonuses were paid to any of the officers between April 1997 and December 1999. The officers voluntarily deferred their cash salaries and bonuses on a month-to-month basis ultimately compromising and deferring them for restricted stock and/or interest bearing promissory notes. Beginning in December 1999 and ending in April 2000, all past wages which had been deferred by notes, were redeemed with cash ($62,500 in 2000). All non-cash and non-note deferred compensation ($37,500) had been deferred and compromised through the issuance of restricted stock, the bid price for the month deferred, except for the month of November in which 250,000 shares each were authorized to be issued to the officers pursuant to mandatory renegotiation provisions in their contracts. (Frey and Sutherland abstained from the vote with regard to their own compensation. We had the limited right to repurchase those shares for $0.10 per share but chose not to exercise that right).
         (4) Cash bonus compensation was paid as earned pursuant to the officers meeting specific contractual requirements. No stock or option bonuses have been paid to officers for the year 2000.

Employment Agreements

         We have entered into 3 year employment agreements with Edward P. Sutherland and Kerry M. Frey respectively for the years 2000, 2001 and 2002, calling for a first year salary of $150,000 plus insurance, benefits, expenses and performance based bonus provisions. The $150,000 base salary was the same as it had been for the previous two years without increase. Year 2001 calls for a base salary increase to $180,000 plus insurance, benefits, expenses and performance based bonuses and 2002 calls for a stepped increase on an annual basis to $210,000 plus insurance, benefits, expenses and performance based bonuses.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth beneficial ownership of our common stock as of March 31, 2001, by (1) each person known by us to own beneficially more than 5% of the our common stock; (2) each director who owns shares of our common stock; and (3) all directors and executive officers as a group.

Name and Address of                   Number of Shares          Percentage of
Beneficial Owner                     Beneficially Owned(1)        Ownership

Robert L. diBenedetto                     727,795(2)                 1.0%
  144 Napoleon Street
  Baton Rouge, La 70802
William David Kiesel*                   2,581,932(3)                 3.5%
  2355 Drusilla Lane
  Baton Rouge, LA 70809
Edward P. Sutherland*                   2,184,973(4)                 3.0%
  144 Napoleon Street
  Baton Rouge, LA 70802
Kerry Frey*                             1,933,511(5)                 2.6%
  144 Napoleon Street
  Baton Rouge, LA 70802
Timothy Andrus*                         1,187,598(6)                1.6%
  144 Napoleon Street
  Baton Rouge, LA 70802
Charles Potter*                         2,215,923(7)                 3.0%
  1025 South 7th Street
  Springfield, IL 62703
Richard Reisner*                              -0-(8)                   0%
   2644 Far View Drive
   Mountainside, NJ 07092
Dr. Bruce Morra*                              -0-(9)                   0%
   51 Spring House Lane
   Basking Ridge, NJ 07920
Paul L. Ray*                              25,000(10)                 .03%
   594 Wild Horse Circle
   Boulder, CO 80304
Robert B. McNabb                         517,000(11)                  .7%
  144 Napoleon Street
  Baton Rouge, La 70802
Dispomedic                             5,100,000(12)                 6.9%
   1291 Mettler Road
   Huntingdon, PA 19006


Carl Anderson                          6,187,198(13)                 8.2%
  19235 US Hwy 41 N.
  Lutz, FL 33549
Brett Phillips                         4,786,893(14)                 6.4%
  8767 115th Avenue N.
  Largo, FL 33773
William & Marilyn Morris               6,493,726(15)                 8.6%
  2804 Smitter Road
  Tampa, FL 33618

Medisys Reform Committee Year 2001    12,109,524(16)                16.5%
  c/o Carl Anderson
  19235 Lutz Highway 41 North
  Lutz, FL 33549
AMRO Internatinal, S.A                 8,050,000(17)                 9.9%
Directors and officers                11,373,732(18)                14.8%
  as a group (9 persons)

-----------------------
*        Director
** Unless otherwise indicated in the footnotes below, we have been advised that each person above has sole voting power over the shares indicated above.

(1) As of June 6, 2001 there was 73,604,093shares of common stock outstanding. This figure takes into consideration stock purchase warrants which are currently exercisable owned by (a) certain officers and directors entitling them to purchase an aggregate of 3,306,548 shares of common stock; and (b) certain principal stockholders entitling them to purchase 4,792,202 share of common stock. Therefore, for purposes of the table above, as of the date hereof, 81,702,843 shares of common stock are deemed to be issued and outstanding in accordance with Rule 13d-3 adopted by the Securities and Exchange
                  Commission under the Securities Exchange Act of 1934, as amended. Also, under the terms of the Convertible Debenture, AMRO may beneficially own at any time up to 9.9% of the outstanding shares, which is presently approximately 8,050,000 shares. Percentage ownership is calculated separately for each person on the basis of the actual number of outstanding shares as of March 31, 2001 and assumes the exercise of stock purchase warrants or conversion of Debentures held by such person (but not by anyone else) exercisable within sixty days.
(2) diBenedetto pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $3.18 per share. Dr. diBenedetto recently resigned from the Board.
(3) Includes 927,166 shares which may be acquired by Mr. Kiesel pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.74 per share, of which 300,000 warrants are held in the name of Roy, Kiesel & Tucker, 20,000 warrants are held in the name of Nu Vue Corp. and shares are held by Mr. Kiesel for his two sons in trust.
(4) Includes shares held in the name of Diana B. Sutherland, wife of Edward P. Sutherland and as trustee for James Sutherland, minor son of Mr. Sutherland, and 259,000 shares which may be acquired by Mr. Sutherland pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.29 per share.
(5) Includes 147,400 shares which may be acquired by Mr. Frey pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.29 per share.
(6) Includes 206,982 shares which may be acquired by Dr. Andrus pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $ .50 per share.
(7) Includes 1,400,000 shares which may be acquired by Dr. Potter pursuant to the exercise of warrants exercisable within sixty days at the average exercise price of $.50 per share.
(8)               Mr. Reisner joined the Board in October 2000.
(9)               Dr. Morra joined the Board in March of 2001.
(10) Mr. Ray joined the Board in March 2001. Mr. Ray purchased 25,000 shares in an open market transaction in February 2001.
(11) Mr. McNabb is our Treasurer and his holdings include 17,000 shares held in the name of family members and 90,000 which may be acquired by Mr. McNabb pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.25 per share.
(12) As of June 6, 2001, Dispomedic held 5,100,000 shares of record, 3,500,000 of which are held in escrow by us. Dispomedic holds no warrants.
(13) This figure is estimated because this stockholder has not provided other information. Includes 1,471,118 shares which may be acquired by Mr. Anderson pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.50 per share. These warrants have been voted to be canceled by us.
(14) This figure is estimated because this stockholder has not provided other information. Includes 1,660,542 shares which may be acquired by Mr. Phillips pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.50 per share. These warrants have been voted to be canceled by us.
(15) This figure is estimated because this stockholder has not provided other information. Ms. Morris is the wife of Bill Morris, a former director on our Board. Includes 1,660,542 shares which may be acquired by Ms. Morris pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.50 per share. We have been advised that Ms. Morris has sole voting power over the shares indicated above and control over the warrants. These warrants have been voted to be canceled by us.
(16) In reliance on the Schedule 13D filed with the Securities and Exchange Commission on April 2, 2001, Medisys Reform Committee Year 2001, LLC, Brett J. Phillips, William H. Morris, Marilyn
                  L. Morris and E. Carl Anderson reported that they beneficially own and have shared voting and dispositive power over 12,109,524 of our common stock. In further reliance on the
                  Schedule 13D, of the above referenced shares Brett J. Phillips is the record owner of 2,475,260 shares; William H. and Marilyn Morris are the record owners of 4,823,184 (of which 124,969 shares are in joint name and 4,688,215 shares are in the name of Marilyn Morris); and E. Carl Anderson is the record owner of 4,811,080 shares. It is believed that these share amounts are reflected in the amounts depicted next to each individual's name in the above table.

(17) AMRO holds Debentures that are currently convertible into shares of common stock, although it does not presently own any shares. Per the terms of the Convertible Debenture, AMRO may not convert Debentures that would result in it beneficially owning more than 9.9% of the total outstanding shares. Thus, for presentation purposes, the number of shares depicted is an approximate number which is equal to 9.9% of the total outstanding shares, the maximum AMRO may own at a particular time. In the aggregate, AMRO could convert Debentures into more that the number presented, although, its ownership may not exceed 9.9% at any time.
(18) Includes 3,306,548 shares which may be acquired by our officers and directors pursuant to the exercise of stock purchase warrants exercisable within sixty days at exercise prices ranging from $.0375 to $4.25 per share.

                              CERTAIN TRANSACTIONS

         During the last two fiscal years, some of our executive officers or directors have engaged in the following transactions with us.

         We have used the services of the law firm Roy, Kiesel & Tucker for patent work. William David Kiesel is a partner of Roy, Kiesel & Tucker and is our corporate secretary and one of our directors. Mr. Kiesel and other attorneys at his firm bill us for their time and we reimburse Roy, Kiesel & Tucker for expenses incurred on our behalf.

                           DESCRIPTION OF COMMON STOCK

Common Stock

         We are authorized to issue 100,000,000 shares of common stock. As of June 6, 2001, there were 73,604,093 shares of common stock outstanding and held of record by approximately 5,500 stockholders.

         All of our shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to (1) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (2) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (3) to participate pro rata in any distribution of assets available for distribution upon our liquidation. Our stockholders have no preemptive rights to acquire additional shares of common stock or any other securities. All outstanding shares of common stock are, and the shares offered in this prospectus will be upon issuance and sale, fully paid and non-assessable.

Registration Rights

         Under the terms of the Debentures and the equity line of credit agreement, AMRO, Treadstone and Jesup & Lamont have registration rights for their shares of common stock derived from those agreements. Additionally, we granted limited registration rights to Dispomedic in connection with our manufacturing agreement with them. Accordingly, this prospectus and the registration statement to which it relates, includes the shares of common stock of AMRO, Treadstone and Jesup & Lamont derived from their respective agreements, and the 5,100,000 shares of Dispomedics.

Indemnification Matters

         As permitted by the provisions of Utah law, we have the power to indemnify an individual made a party to a proceeding because they are or were a director of our company, against liability incurred in the proceeding, provided such individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interest and, in a criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. Indemnification under this provision is limited to reasonable expenses incurred in connection with the proceeding. We must indemnify a director or officer who is successful, on the merits of otherwise, in the defense of any proceeding or in defense of any claim, issue, or matter in the proceeding, to which they are a party to because they are or were a director or officer of our company, against reasonable expenses incurred by them in connection with the proceeding or claim with respect to which they have been successful. Our Articles of Incorporation empower the board of directors to indemnify our officers, directors, agents, or employees against any loss or damage sustained when acting in good faith in the performance of their corporate duties.

         We may pay for or reimburse reasonable expenses incurred by a director, officer employee, fiduciary or agent of ours who is a party to a proceeding in advance of final disposition of the proceeding provided the individual furnishes us with a written affirmation that their conduct was in good faith and in a manner reasonably believed to be in, or not opposed to, our best interest, and undertake to repay the advance if it is ultimately determined that they did not meet such standard of conduct.

         Also pursuant to Utah law, a corporation may set forth in its articles of incorporation, by-laws or by resolution, a provision eliminating or limiting in certain circumstances, liability of a director to the corporation or its shareholders for monetary damages for any action taken or any failure to take action as a director. This provision does not eliminate or limit the liability of a director (i) for the amount of a financial benefit received by a director to which they are not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) for liability for a violation relating to the distributions made in violation of Utah law; and (iv) an intentional violation of criminal law. Our By-Laws provide for such indemnification. A corporation may not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Utah law also permits a corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees, fiduciaries or agents. We do maintain directors' and officers' insurance against certain liabilities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us as described above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Amendment of Articles of Incorporation

         Except as otherwise provided in our articles of incorporation, any amendment to our certificate of incorporation must first be approved by a majority of the board of directors and thereafter, approved by a majority of the total votes eligible to be cast by holders of our voting stock with respect to such amendment.

By-Law Provisions

         Our By-Laws provide that a special meeting of stockholders may be called by the board of directors or by holders of a majority of our outstanding shares. Further, only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting, unless otherwise provided by law. In addition, our By-Laws include advance notice and informational requirements and time limitations on any director nomination or any new proposal which a stock holder wishes to make at an annual meeting of stockholders.

Transfer Agent

         The transfer agent for our common stock is Interstate Transfer Company, 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121, and its telephone number is (801) 288-9746.

                         SHARES ELIGIBLE FOR FUTURE SALE

         If our current stockholders sell substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and/or warrants, in the public market following this offering, the market price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

         Upon completion of this offering, we will have outstanding an aggregate of approximately 77,640,297 shares of our common stock, assuming all of the shares offered by this prospectus are issued. All of the shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, unless such shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act. Of the balance of the shares to be outstanding, approximately 42,621,297 shares are held by public stockholders and may also be freely traded without restriction. This leaves 35,019,000 restricted shares eligible for future sale in the public market pursuant to Rule 144 as follows:

                     Date                            Number of Shares

         After the date of this prospectus.          30,399,424 shares

         After 180 days from the date                 4,173,037 shares
         of this prospectus (subject, in some
         cases, to volume limitations)

         At various times after 180 days from           446,539 shares
         the date of this prospectus (subject, in some cases, to volume limitations).

         Lock- Up Agreements. None of our officers and directors or other stockholders have signed lock-up agreements restricting their ability to transfer or dispose of, directly or indirectly, any shares of our common stock

         Rule 144. In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of

         o        1%  Of  the  number  of  shares  of  our  common   stock  then
                  outstanding, which will equal to approximately 776,403 shares immediately after this offering; or

         o the average weekly trading volume of our common stock on a national securities exchange and/or reported through the automatic quotation system of a registered securities association during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

         Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.
         Rule 144(k). Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, Rule 144(k) shares may be sold immediately upon the completion of this offering. None of the shares of common stock that will be outstanding after completion of this offering will be eligible to be sold under Rule 144(k) until at least May 2002.

         As of March 31, 2001, there were outstanding warrants to purchase an aggregate of 8,098,750 shares of our common stock at exercise prices ranging from $.0375 to $4.25 per share, all of which are presently exercisable. Shares of our common stock issued upon conversion of these warrants would be eligible for sale under Rule 144 one year after the holders exercises the warrant and makes full payment for the shares. Additionally, there are outstanding and exercisable, warrants to purchase 1,750,000 shares of common stock at $2.00 per share. These warrants are subject to this Prospectus and upon exercise of the warrants, the underlying shares may be freely traded pursuant to the terms of the Prospectus.

                              PLAN OF DISTRIBUTION

         We will not receive any of the proceeds from the sale of common stock by the holders. Upon conversion of all the Debentures, we will have benefitted from the cessation of the indebtedness represented thereby, which is presently $945,000 plus accrued interest. We will bear all costs relating to the registration of the common stock offered by this prospectus, including printing, accounting, legal and filing fees. Such costs are estimated by us to be approximately $107,500.

         This Prospectus relates to the offer and sale by Selling Stockholders of our common stock following the conversion of Debentures by the Selling Stockholders. Selling Stockholders will be able to sell their shares of common stock, from time to time, in any of several ways including, without limitation;
(1) one or more market  transactions at the prevailing  market prices and terms;
(2) in negotiated transactions; (3) block sales; or (4) individual sales. Sales by Selling Stockholders will be without the payment of any underwriting discounts or commissions, except for usual and customary selling commissions paid to brokers or dealers. Selling Stockholders also may sell such shares of common stock from time to time as permissible under Rule 144 promulgated under the Securities Act, if applicable.

         We do not know for certain how or when Selling Stockholders will choose to make such sales. However, each Selling Stockholder must represent to us that he or she currently has no plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of the common stock. Each Selling Stockholder has further represented that no securities selected dealer agreement or similar agreement is intended to be used with respect to the offering and sale of the common stock. Also, as currently contemplated, any sale of our common stock will take place in an ordinary brokerage transaction, without any placement or other agent and for normal and customary brokerage fees and/or commissions.

         Selling Stockholders (other that Treadstone) may be deemed to be underwriters with respect to the shares sold by them, and Treadstone is an underwriter with respect to any shares sold by it. Broker-dealers who act in connection with the sale of the common stock may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by these broker-dealers, and any commissions received by the broker-dealers, may be deemed underwriting discounts and commissions under the Securities Act of 1933.

         Pursuant to our equity line of credit agreement with Treadstone and subject to certain conditions contained therein, we may from time to time, in our sole discretion, sell or "put" shares of our common stock to Treadstone. Thereafter, Treadstone may resell these shares pursuant to this prospectus. Other than the equity line of credit agreement, we do not have any material relationship with Treadstone.

                              SELLING STOCKHOLDERS

         We have completed the issuance to AMRO of $2,000,000 face value 6% Convertible Debentures. Holders of the Debentures have the option, to convert the principal amount of their Debenture into shares of our common stock. We also issued warrants to AMRO and Jesup & Lamont to purchase 200,000 shares of our common stock at the exercise price of $2.00 per share.

         On February 28, 2000, we entered into the equity line of credit with Treadstone to provide financing for a period of up to eighteen months from the effective date of the registration statement. As Treadstone provides funds upon the exercise of put options, it receives shares of our common stock. As a provision of that agreement, we issued warrants to Treadstone and Jesup & Lamont to purchase an aggregate of 1,550,000 shares of our common stock at the exercise price of $2.00 per share.

         Pursuant to the Debenture and line of credit, we agreed to file a registration statement with the SEC for the purpose of registering the shares of common stock issued under the agreements and upon exercise of into which the Debentures are convertible and upon exercise of the warrants. This prospectus relates to the offer of common stock by the Selling Stockholders into the public market. All expenses associated with the sale of shares of common stock by the Selling Stockholders will be paid by the Selling Stockholders.

         Following effectiveness of our registration statement, the Selling Stockholders' shares will be free of restrictions, other than restrictions under the Securities Act with respect to persons who may be deemed to be affiliates of ours.

         The Selling Stockholders may sell their respective shares of common stock: (1) directly through broker-dealers acting as agents for them; or (2) to broker-dealers who may purchase shares as principal and thereafter sell the shares from time to time in negotiated transactions or otherwise. Such broker-dealer, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions.

         The Selling Stockholders, broker-dealers and any other persons, if any, acting in connection with such sale of the shares of common stock, might be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commission received by them or discounts or concessions allowed to such persons, and any profits received on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. The shares of our common stock covered by this prospectus may, in the future, also be sold under Rule 144 instead of under this Prospectus. There is no assurance that the Selling Stockholders will sell any or all or the securities offered hereby.

         The Selling Stockholders have been advised by us that during the time each is engaged in distribution of the securities covered by this Prospectus, each must comply with Rule 10b-5 and Regulation M under the Exchange Act, and pursuant thereto: (1) each must not engage in any stabilization activity in connection with our securities; (2) each must furnish each broker through which securities covered by this Prospectus may be offered the number of copies of this Prospectus which are required by each broker; and (3) each must not bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock other than as permitted under the Exchange Act. Any Selling Stockholders who may be "affiliated purchasers" of us as defined in Regulation M, have been further advised that pursuant to Securities Exchange Act Release 34-38067 (December 20, 1996), they must coordinate their sales under this prospectus with each other and with us for purposes of Regulation M. None of the Selling Stockholders has been an officer, director or otherwise an affiliate of our company during the last three years.

         The following table sets forth as of the date hereof, certain information regarding the beneficial ownership of our common stock, or the right to convert Debentures into our common stock, or the maximum number of shares to be received upon fulfillment of the equity line of credit, by each Selling Stockholder. Except as otherwise noted, the persons shown in the table have sole voting and investment power with respect to the shares. These Selling Stockholders are presented together in this table for convenience of presentation only.

                                                                                                 Number
                                                   Beneficial Ownership Prior to Offering      Of Shares
 Name                                          Number of Shares     Percent of Class(1)(2)     To Be Sold
AMRO International, S.A.....................         608,792(3)             .8%                 608,792

Treadstone Investments Limited..............       2,927,412(4)            3.8%               2,927,412

Dispomedic 2000.............................       5,100,000               6.6%               5,100,000

Jesup and Lamont Securities
 Corporation................................         500,000                .6%                 500,000
                                                ------------               -----              ---------

          Totals............................       9,136,204              11.8%               9,136,204
                                                ============               =====              =========

(1) Total outstanding shares includes 73,604,093 shares issued and outstanding as of June 6, 2001 plus the maximum number of shares being offered by AMRO, Treadstone and Jesup and Lamont.
(2) Computation of percentages is based on conversion of all Debentures, up to the limit of this Prospectus, and warrants by Selling Stockholders and assumes maximum number of shares issued under the line of credit. However, percentage does not take into account: (i) additional shares that may be issued upon conversion of Debentures over and above the shares subject to this Prospectus; (ii) shares issued for interest or penalty upon conversion of Debentures; (iii) shares issuable upon exercise of various warrants and stock options held by certain other individuals at various prices; or (iv) additional shares of common stock that may be issued upon conversion of certain other convertible securities, either presently outstanding or that may be issued in the future. See "Description of Securities", and "Risk Factors."
(3) Based on conversion by AMRO of Debentures into approximately 608,792 shares of common stock at various prices. Debentures are convertible at 85% of the market price of common stock.
(4) Based upon and assumes that the maximum shares plus options are put to Treadstone and all warrants are exercised.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for us by Leonard E. Neilson, P.C., Attorney at Law.

                                     EXPERTS

         The financial statements as of December 31, 2000 included in this prospectus have been so included in reliance on the report of H J & Associates, LLC, independent accountants, given on the authority of said firm as experts in auditing and accounting. We have prepared the unaudited financial statements for the period ended March 31, 2001.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission, or the SEC, for the stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement for additional information about us, our common stock and this offering, including the full texts of the exhibits, some of which have been summarized in this prospectus.

         We are subject to the reporting requirements of the Securities Exchange Act of 1934 and, in accordance with that Act, we file reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing financial statements audited by independent accountants, quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year, and other periodic reports as we may deem appropriate or as we may be required by law.

         You may inspect and copy our registration statement, reports and other information at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains our registration statement, reports and other information that was filed electronically. The address of the SEC's Internet site is "http://www.sec.gov."

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2000

                                 C O N T E N T S

Independent Auditors' Report .............................................. F-3

Consolidated Balance Sheet ................................................ F-4

Consolidated Statements of Operations ..................................... F-6

Consolidated Statements of Stockholders' Equity (Deficit).................. F-7

Consolidated Statements of Cash Flows ..................................... F-12

Notes to Consolidated Financial Statements ................................ F-14

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Medisys Technologies, Inc. and Subsidiaries
(A Development Stage Company)
Baton Rouge, Louisiana

We have audited the accompanying consolidated balance sheet of Medisys Technologies, Inc. and Subsidiaries (a development stage company) as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2000 and 1999 and from inception of the development stage on April 1, 2000 through December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medisys Technologies, Inc. and Subsidiaries (a development stage company) as of December 31, 2000, and the results of their operations and their cash flows for the years ended December 31, 2000 and 1999 and from inception of the development stage on April 1, 2000 through December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company is a development stage company with no significant operating results, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.



By: /s/ HJ & Associates
-----------------------
HJ & Associates, LLC
Salt Lake City, Utah
April 7, 2001

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                           Consolidated Balance Sheet


                                     ASSETS

                                                              December 31,
                                                                      2000
                                                               -----------
CURRENT ASSETS

   Cash                                                        $   201,678
   Accounts receivable, net (Note 1)                                   446
   Inventory (Note 1)                                                4,944
   Prepaid expenses                                                420,000
                                                               -----------

     Total Current Assets                                          627,068
                                                               -----------

FIXED ASSETS (Note 1)

   Computers and equipment                                          63,221
   Leasehold improvements                                            2,195
   Furniture and fixtures                                           37,410
   Accumulated depreciation                                        (95,655)
                                                               -----------

     Total Fixed Assets                                              7,171
                                                               -----------

OTHER ASSETS

   Deposits                                                         15,835
   Patent and trademark costs, net (Note 1)                        529,530
                                                               -----------

     Total Other Assets                                            545,365
                                                               -----------

     TOTAL ASSETS                                              $ 1,179,604
                                                               ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                     Consolidated Balance Sheet (Continued)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                           December 31,
                                                                                   2000
                                                                           ------------
CURRENT LIABILITIES
   Accounts payable                                                        $    175,358
   Accrued expenses                                                              53,318
   Notes payable - shareholders (Note 4)                                         12,500
   Debentures payable (Note 6)                                                1,421,740
                                                                           ------------

     Total Current Liabilities                                                1,662,916
                                                                           ------------

NET LIABILITIES IN EXCESS OF THE ASSETS OF DISCONTINUED
 OPERATIONS (Note 9)                                                            850,665
                                                                           ------------

     Total Liabilities                                                        2,513,581
                                                                           ------------

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock: 100,000,000 shares
    authorized of $0.0005 par value,
    61,154,342 shares issued and outstanding                                     30,577
   Additional paid-in capital                                                17,408,805
   Treasure stock (Note 2)                                                     (450,000)
   Stock subscriptions receivable (Note 2)                                     (175,000)
   Prepaid expenses (Note 5)                                                 (1,760,000)
   Accumulated deficit prior to the development stage                       (13,669,966)
   Accumulated deficit since the inception of the development stage          (2,718,393)
                                                                           ------------

     Total Stockholders' Equity (Deficit)                                    (1,333,977)
                                                                           ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                  $  1,179,604
                                                                           ============

        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      Consolidated Statements of Operations

                                                                                                      From
                                                                                                  Inception of
                                                                                                  Development
                                                                                                    Stage on
                                                                                                    April 1,
                                                                  For the Years Ended             2000 Through
                                                                      December 31,                December 31,
                                                               2000              1999                 2000
                                                        ------------------  ------------------  ------------------
REVENUES                                                $            1,197  $            1,973  $              574
                                                        ------------------  ------------------  ------------------

OPERATING EXPENSES

   Cost of sales                                                     1,137                 523                 458
   Product research and development                              2,273,682             230,075             634,247
   Depreciation and amortization                                    85,241              14,627              63,931
   Selling, general and administrative                           3,411,150             799,231           1,847,747
                                                        ------------------  ------------------  ------------------

     Total Operating Expenses                                    5,771,210           1,044,456           2,546,383
                                                        ------------------  ------------------  ------------------

OPERATING LOSS                                                  (5,770,013)         (1,042,483)         (2,545,809)
                                                        ------------------  ------------------  ------------------

OTHER INCOME (EXPENSES)

   Interest income                                                  44,381                  65              37,836
   Interest expense                                               (372,420)           (282,547)           (210,420)
                                                        ------------------  ------------------  ------------------

     Total Other Income (Expenses)                                (328,039)           (282,482)           (172,584)
                                                        ------------------  ------------------  ------------------

LOSS FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES                                            (6,098,052)         (1,324,965)         (2,718,393)

INCOME TAXES                                                        -                   -                   -
                                                        ------------------  ------------------  ------------------

LOSS FROM CONTINUING OPERATIONS                                 (6,098,052)         (1,324,965)         (2,718,393)

LOSS FROM DISCONTINUED
 OPERATIONS (Note 9)                                              (554,477)           (362,656)             -
                                                        ------------------  ------------------  ------------------

NET LOSS                                                $       (6,652,529) $       (1,687,621) $       (2,718,393)
                                                        ==================  ==================  ==================

BASIC LOSS PER SHARE (Note 1)

   Loss from continuing operations                      $            (0.10) $            (0.04)
   Loss from discontinued operations                                 (0.01)              (0.01)
                                                        ------------------  ------------------

     Basic Loss Per Share                               $            (0.11) $            (0.05)
                                                        ==================  ==================

        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
            Consolidated Statements of Stockholders' Equity (Deficit)

                                                                  Additional                  Stock
                                          Common Stock              Paid-In    Treasury   Subscription    Prepaid   Accumulated
                                     Shares         Amount          Capital      Stock      Receivable    Expenses    Deficit
                                  ------------   ------------   -------------- ---------   ------------  ---------- ----------
Balance, December 31, 1998          34,009,757        $17,004       $8,122,813   $   -     $ (175,000)   $   -     $(8,048,209)

Common stock issued for
 subscription receivable             5,555,555          2,778          997,222       -     (1,000,000)       -               -

Common stock issued for
 services rendered                   2,121,619          1,061          424,282       -             -         -               -

Common stock issued for
 accrued wages                         324,477            162           89,838       -             -         -               -

Common stock canceled                 (972,214)          (486)             486       -             -         -               -

Common stock issued to
 convert debentures payable          1,435,000            717          302,283       -             -         -               -

Issuance of common stock
 from exercise of common
 stock warrants                          8,889              5            9,995       -             -         -               -

Common stock issued for
 interest expense                    1,184,118            592          277,408       -             -         -               -

Common stock issued for cash         3,388,443          1,694          519,441       -             -         -               -

Cash received on stock
 subscription receivable                    -              -                -        -        100,000        -               -

Net loss for the year ended
 December 31, 1999                          -              -                -        -             -         -      (1,687,621)
                                  ------------   ------------   -------------- -------   ------------  -------      ----------

Balance, December 31, 1999          47,055,644         23,527       10,743,768       -     (1)075,000        -      (9,735,830)
January 1, 2000, warrants
 granted below market value                 -              -             7,227       -             -         -               -

January through February 2000,
 common stock and warrants
 issued for cash at $0.25
 per share                           2,555,000          1,277          637,473       -             -         -               -

January through March 2000,
 common stock issued to convert
 debentures and notes payable
 at $0.25 per share                    588,500            294          144,206       -             -         -               -

January 2000, common stock
 and warrants issued for cash
 at $0.18 per share                    333,332            167           59,833       -             -         -               -
                                  ------------   ------------   -------------- -------   ------------  -------     -----------

Balance Forward                     50,532,476   $     25,265   $   11,592,507 $     -   $ (1,075,000) $     -     $(9,735,830)
                                  ------------   ------------  --------------  -------   ------------  -------     -----------

        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                                  Additional                  Stock
                                          Common Stock              Paid-In    Treasury   Subscription    Prepaid   Accumulated
                                     Shares         Amount          Capital      Stock      Receivable    Expenses    Deficit
                                  ------------   ------------   -------------- ---------   ------------  ---------- ----------
Balance Forward                     50,532,476   $     25,265   $   11,592,507  $    -  $ (1,075,000)   $    -     $(9,735,830)

January 12, 2000, common stock
 issued for services rendered
 valued at approximately $0.36
 per share                           1,500,000            750          534,750       -             -         -               -

January 14, 2000, common stock
 issued for warrants exercised at
 $1.00 per share                         3,833               2           3,831       -             -         -               -

January 20, 2000, common stock
 issued for services rendered valued
 at approximately $1.94 per share      535,777            268        1,037,800       -             -         -               -

January 26, 2000, common stock
 issued for services rendered valued
 at approximately $1.94 per share       13,333              7           25,826       -             -         -               -

February 1, 2000, common stock
 issued for services rendered valued
 at $0.25 per share                    632,954            316          157,922       -             -         -               -

February 1, 2000, warrants issued
 below market value                          -              -          166,195       -             -         -               -

February 3, 2000, common stock
 warrants exercised at $0.40 per
 share                                 180,000             90           71,910       -             -         -               -

February 17, 2000, common stock
warrants exercised at $1.50 per
 share                                   5,000              3            7,497       -             -         -               -

February 22, 2000, warrants granted
 below market value                          -              -           77,903       -             -         -               -

February 28, 2000, warrants granted
 below market value                          -              -           86,260       -             -         -               -

February through April 2000, cash
 received on stock subscription
 receivable                                  -              -                -       -       450,000         -               -

Conversion discount on debentures
 (see Note 6)                                -              -          300,000       -             -         -               -

March 10, 2000, common stock
 issued for services rendered valued
 at approximately $1.44 per share       51,400             26           73,854       -             -         -               -
                                  ------------   ------------   --------------  ------  ------------    ------  --------------

Balance Forward                     53,454,773   $     26,727   $   14,136,255  $    -  $   (625,000)   $    -  $   (9,735,830)
                                  ------------   ------------   --------------  ------  ------------    ------  --------------

        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                                  Additional                  Stock
                                          Common Stock              Paid-In    Treasury   Subscription    Prepaid   Accumulated
                                     Shares         Amount          Capital      Stock      Receivable    Expenses    Deficit
                                  ------------   ------------   --------------  ---------  ---------    ----------  -----------
Balance Forward                     53,454,773   $     26,727   $   14,136,255  $    -  $   (625,000)   $    -     $(9,735,830)

March 31, 2000, common stock
 issued for services rendered valued
 at approximately $1.44 per share       50,000             25           71,850       -             -         -               -

April 3, 2000, common stock issued
 for services rendered valued at
 approximately $1.51 per share          25,000             12           37,613       -             -         -               -

April 3, 2000, warrants granted
 below market value                          -              -           20,484       -             -         -               -

April 4, 2000, common stock
 issued for services rendered valued
 at approximately $1.26 per share       34,222             17           43,134       -             -         -               -

May 12, 2000, common stock
 issued for services rendered
 valued at approximately $1.78
 per share                               5,626              3            9,997       -             -         -               -

June 1, 2000, common stock
 issued for services rendered valued
 at approximately $0.85 per share      211,480            106          180,071       -             -         -               -

June 7, 2000, warrants granted
 below market value                          -              -            8,270       -             -         -               -

June 8, 2000, warrants granted
 below market value                          -              -            7,647       -             -         -               -

June 19, 2000, common stock
 issued for services rendered valued
 at approximately $0.94 per share       11,522              6           10,796       -             -         -               -

June 28, 2000, common stock
 issued for services rendered valued
 at approximately $1.25 per share       26,000             13           32,518       -             -         -               -

Repurchase common stock by
 canceling stock subscription
 receivable (see Note 2)                     -              -                -   (450,000)   450,000         -               -

July 24, 2000, common stock
 issued for services rendered
 valued at $0.94 per share               3,723              2            3,498       -             -         -               -
                                  ------------   ------------   --------------  ---------  ---------    ------     -----------

Balance Forward                     53,822,346   $     26,911   $   14,562,133  $(450,000) $(175,000)   $    -     $(9,735,830)
                                  ------------   ------------   --------------  ---------  ---------    ------     -----------

        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                                  Additional                  Stock
                                          Common Stock              Paid-In    Treasury   Subscription    Prepaid   Accumulated
                                     Shares         Amount          Capital      Stock      Receivable    Expenses    Deficit
                                  ------------   ------------   -------------- ---------   ------------  ---------- ----------
Balance Forward                     53,822,346   $     26,911   $   14,562,133 $(450,000) $ (175,000)   $    -     $(9,735,830)

July 26, 2000, common stock
 issued to convert debentures
 payable at approximately $0.75
 per share                             132,687             66           99,934       -             -         -               -

July 26, 2000, common stock
 issued to convert accrued interest
 on debentures at approximately
 $0.75 per share                           477              -              359       -             -         -               -

July 26, 2000, common stock
 issued for services rendered valued
 at approximately $0.78 per share      100,000             50           78,050       -             -         -               -

August 3, 2000, common stock
 issued for services rendered valued
 at approximately $0.81 per share       17,713              9           14,374       -             -         -               -

August 7, 2000, common stock
 issued to convert debentures
 payable at approximately $0.71
 per share                             176,903             88          124,912       -             -         -               -

August 7, 2000, common stock
 issued to convert accrued interest
 on debentures at approximately
 $0.71 per share                         1,298              1              916       -             -         -               -

August 21, 2000, common stock
 issued for services rendered valued
 at approximately $1.14 per share       10,901              5           12,455       -             -         -               -

August 31, 2000, common stock
 issued to convert debentures
 payable at approximately $0.69
 per share                             109,234             55           74,945       -             -         -               -

August 31, 2000, common stock
 issued to convert accrued interest
 on debentures at approximately
 $0.69 per share.                        1,274              1              874       -             -         -               -

September 6, 2000, common stock
 issued to convert debentures
 payable at approximately $0.69
 per share                             218,468            109          149,891       -             -         -               -
                                  ------------   ------------   --------------  ---------  ---------    ------     -----------

Balance Forward                     54,591,301   $     27,295   $   15,118,843  $(450,000) $(175,000)   $    -     $(9,735,830)
                                  ------------   ------------   --------------  ---------  ---------    ------     -----------

        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                                  Additional                  Stock
                                          Common Stock              Paid-In    Treasury   Subscription    Prepaid   Accumulated
                                     Shares         Amount          Capital      Stock      Receivable    Expenses    Deficit
                                  ------------   ------------   -------------- ---------   ------------  ---------- ----------
Balance Forward                     54,591,301   $     27,295   $  15,118,843  $(450,000) $ (175,000)   $    -     $(9,735,830)

September 6, 2000, common stock
 issued to convert accrued interest
 on debentures at approximately
 $0.69 per share                         2,767              1           1,899        -             -         -               -

September 21, 2000, common stock
 issued to convert debentures
 payable at approximately $0.68
 per share                             250,000            125         169,875        -             -         -               -

September 21, 2000, common stock
 issued to convert accrued interest
 on debentures at approximately
 $0.68 per share                         3,500              2           2,378        -             -         -               -

September 21, 2000, common stock
 issued for services rendered valued
 at approximately $0.81 per share       50,000             25          40,575        -             -         -               -

October 2, 2000, common stock
 issued for services rendered valued
 at $0.74 per share                     25,000             13          18,487        -             -         -               -

October 9, 2000, common stock
 issued for services rendered valued
 at approximately $0.51 per share       15,000              7           7,632        -             -         -               -

October 12, 2000, common stock
 issued for cash at approximately
 $0.54 per share                          651,441           326        349,674       -             -         -               -

November 8, 2000, common stock
 issued for services rendered valued
 at $0.75 per share                     13,333              7           9,993        -             -         -               -

December 13, 2000, common stock
 issued for services rendered valued
 at approximately $0.31 per share       51,000             25          15,887        -             -         -               -

December 28, 2000, common stock
 issued for services rendered valued
 at $0.25 per share                      1,000              1             249        -             -         -               -

Stock offering costs                         -              -         (83,937)       -             -         -               -

Common stock issued for prepaid
 services (see Note 5)               5,500,000          2,750       1,757,250        -             -  (1,760,000)            -

Net loss for the year ended
 December 31, 2000                           -              -               -        -             -         -      (6,652,529)
                                  ------------   ------------   -------------   ---------  ---------  -----------  -----------

Balance, December 31, 2000          61,154,342   $     30,577   $  17,408,805   $(450,000) $(175,000) $(1,760,000) $16,388,359)
                                  ============   ============   =============   =========  =========  ===========  ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows

                                                                                                                   From
                                                                                                                Inception of
                                                                                                                Development
                                                                                                                 Stage on
                                                                                                                  April 1,
                                                                                  For the Years Ended           2000 Through
                                                                                      December 31,              December 31,
                                                                                2000             1999               2000
                                                                          ---------------   ----------------  ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                               $    (6,652,529)  $     (1,687,621) $     (2,718,393)
   Adjustments to reconcile net income to net cash used
    by operating activities:
     Common stock issued for services and interest                              2,419,025            703,343           515,631
     Depreciation and amortization                                                 85,241             14,628            63,931
     Warrants issued below market value                                           373,986             -                 36,401
     Conversion discount on debentures                                            300,000             -                150,000
   Changes in operating assets and liabilities:
     (Increase) decrease in receivables and advances                                2,054              2,184             2,394
     (Increase) decrease in inventory                                               2,785             (2,444)            2,785
     (Increase) decrease in prepaids and deposits                                (413,672)            -               (413,672)
     Increase (decrease) in accounts payable                                      110,509            (39,843)           31,210
     Increase (decrease) in accrued expenses                                     (127,676)           249,615           (56,518)
     Increase (decrease) in reserve for discontinued operations                   503,696            370,451            -
                                                                          ---------------   ----------------  ----------------

       Net Cash Used by Operating Activities                                   (3,396,581)          (389,681)       (2,386,231)
                                                                          ---------------   ----------------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Increase in patent costs                                                       (94,276)           (31,473)          (84,374)
   Purchase of fixed assets                                                       (23,686)            -                (11,767)
                                                                          ---------------   ----------------  ----------------

       Net Cash Used by Investing Activities                                     (117,962)           (31,473)          (96,141)
                                                                          ---------------   ----------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds (payments) from payable - shareholders                                (27,230)            10,302            -
   Proceeds from the issuance of common stock                                   1,048,750            521,135           350,000
   Stock offering costs                                                           (83,937)            -                (31,500)
   Payments received on stock subscription receivable                             450,000            100,000            50,000
   Proceeds from the exercise of warrants                                          83,333             10,000            -
   Proceeds from debentures payable                                             2,000,000             -              1,000,000
                                                                          ---------------   ----------------  ----------------

       Net Cash Provided by Financing Activities                          $     3,470,916   $        641,437  $      1,368,500
                                                                          ---------------   ----------------  ----------------

        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                Consolidated Statements of Cash Flows (Continued)

                                                                                                                   From
                                                                                                                Inception of
                                                                                                                Development
                                                                                                                 Stage on
                                                                                                                  April 1,
                                                                                  For the Years Ended           2000 Through
                                                                                      December 31,              December 31,
                                                                                2000             1999               2000
                                                                          ---------------   ----------------  ----------------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                                         $       (43,627)  $       (220,283) $     (1,113,872)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                  245,305             25,022         1,315,550
                                                                          ---------------   ----------------  ----------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                $       201,678   $        245,305  $        201,678
                                                                          ===============   ================  ================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

   Income taxes                                                           $        -        $         -       $         -
   Interest                                                               $        28,520   $            699  $          8,874

NON-CASH FINANCING ACTIVITIES

   Stock issued for services and interest expense                         $     2,419,025   $        703,343  $        515,631
   Stock issued in payment of accrued expenses and
    accounts payable                                                      $         6,430   $         90,000  $          6,430
   Stock issued to convert debentures and notes payable                   $       764,500   $        303,000  $        620,000
   Stock issued for stock subscription receivable                         $        -        $      1,000,000  $         -
   Repurchase of common stock by canceling stock subscription
     receivable                                                           $       450,000   $         -       $        450,000
   Stock issued for prepaid expenses                                      $     1,760,000   $         -       $      1,760,000

        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a. Business Organization

              The Company was incorporated on March 17, 1983 under the laws of the State of Utah. The Company subsequently ceased its original business activity in 1985 and thereafter primarily investigated and sought new business opportunities and was reclassified as a development stage company until December of 1998 when it acquired Phillips Pharmatech Labs, Inc. (Phillips). The Company reentered the development stage effective April 1, 2000 as a result of Phillips ceasing all operations (see Note 9).

              The Company has a wholly-owned subsidiary Medisys Technologies, Inc. (Medisys) which was incorporated in the State of Louisiana, on January 21, 1991, for the purpose of developing a device for the assistance of childbirth under a patent which was applied for in May 1990 and granted on June 15, 1992.

              Medisys has been classified as a development stage company since all activities to date have been related to the development of a childbirth assistance device as well as other medical devices.

              On August 6, 1992 the Company acquired all of the outstanding common stock of Medisys. For accounting purposes the acquisition has been treated as a recapitalization of Medisys with Medisys as the acquirer.

              Phillips Pharmatech Labs, Inc. (Phillips) was organized under the laws of the State of Florida on December 13, 1994. It was incorporated for the purpose of engaging in the manufacturing and bottling of health supplements and other health related and natural products.

              On December 22, 1998, the Company completed an acquisition and share exchange agreement whereby Medisys issued 15,602,147 shares of its common stock in exchange for all of the outstanding common stock of Phillips. The shares issued by Medisys represented 50% of the total shares of the Company's common stock issued and outstanding immediately following the acquisition. The acquisition is accounted for as a purchase of Phillips.

              b. Fixed Assets

              Fixed assets are stated at cost less accumulated depreciation. Expenditures for small tools, ordinary maintenance and repairs are charged to operations as incurred. Major additions and improvements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives as follows:

                         Leasehold improvements                 5 years
                         Furniture and fixtures                 5 years
                         Computers and equipment                5 years

              Depreciation expense for the years ended December 31, 2000 and 1999 was $28,241 and $13,340, respectively.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999

NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              c. Patent and Trademark Costs

              The capitalized costs of obtaining patents consists of legal fees and associated filing costs. These patent costs will be amortized over the shorter of their legal or useful lives. The Company has numerous patents in various stages of development and the application process. Several patents have been granted but are being developed further in a continuation-in-part (CIP) status until the development of a commercial product is complete, the related product has received FDA (Food and Drug Administration) clearance and is in a marketable condition ready for sale. Once patents have been granted, FDA approval obtained, and sales commenced, no further costs associated with the patent are capitalized. As of December 31, 2000, the Company has received twenty individual patents related to medical products and devices with the related costs being amortized over the estimated useful life (17 years) of the patents. Management has determined that estimated future cash flows from this product will be sufficient to recover the capitalized basis of the costs associated with that patent. The other capitalized costs are for patents that have not yet been received and are considered to have continued viability according to management of the Company with no significant events occurring which would impair the value of the capitalized costs associated with the individual patents.

              The Company has also incurred costs associated with obtaining trademarks related to the Company's existing and future products. Those costs have been capitalized and will be amortized over the estimated useful life of the trademarks once approval has been received and usage begins. These trademarks are considered to have continued viability according to management with no significant events occurring which would impair the value of the capitalized costs associated with the trademarks.

              Patent and trademark costs incurred are as follows:
                                                                  December 31,
                                                                   2000
                                                             -----------------
                         Patents                             $         579,828
                         Trademarks                                     11,961
                                                             -----------------

                         Subtotal                                      591,789
                         Less accumulated amortization                 (62,259)
                                                             -----------------

                         Total                               $         529,530
                                                             =================

              Amortization expense for the years ended December 31, 2000 and 1999 was $57,000 and $1,288, respectively.

              d. Accounting Method

              The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              e. Cash and Cash Equivalents

              For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase, to be cash equivalents.

              f. Income Taxes

              At  December  31,  2000,   the  Company  had  net  operating  loss
              carryforwards of approximately $9,400,000 that may be offset against future taxable income through 2020. No tax benefit has been reported in the consolidated financial statements as the Company believes that the carryforwards will expire unused. Accordingly, the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

              The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:

                                                                                     For the Years Ended
                                                                                          December 31,
                                                                            --------------------------------------
                                                                                  2000                1999
                                                                            ------------------  ------------------
              Income tax benefit at statutory rate                          $        1,347,838  $          259,804
              Change in valuation allowance                                         (1,347,838)           (259,804)
                                                                            ------------------  ------------------

                                                                            $           -       $           -
                                                                            ==================  ==================

              Deferred tax assets (liabilities) are comprised of the following:

                                                                                      For the Years Ended
                                                                                           December 31,
                                                                            --------------------------------------
                                                                                  2000                1999
                                                                            ------------------  ------------------

              Income tax benefit at statutory rate                          $        3,576,470  $        2,228,632
              Change in valuation allowance                                         (3,576,470)         (2,228,632)
                                                                            ------------------  ------------------

                                                                            $           -       $           -
                                                                            ==================  ==================

              Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

              g. Principles of Consolidation

              The consolidated financial statements include the accounts of Medisys Technologies, Inc. (parent), Medisys Technologies, Inc. (Medisys) a wholly owned subsidiary and Phillips Pharmatech, Inc. (Phillips) a wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

                    MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999

NOTE 1 -      ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT   ACCOUNTING  POLICIES
              (Continued)

              h.  Revenue Recognition

              Revenue is recognized upon shipment of goods to the customer.

              i.  Inventory

              Inventory is carried at the lower of cost or market value using the first-in, first-out method. Inventory consists of finished goods.

              j.  Basic Loss Per Share
                                                                                     For the Years Ended
                                                                                         December 31,
                                                                            --------------------------------------
                                                                                  2000               1999
                                                                            ------------------  ------------------
              Basic loss per share from continuing operations:
                 Income (loss) - numerator                                  $       (6,098,052) $       (1,324,965)
                 Shares - denominator                                               58,406,082          37,152,674
                                                                            ------------------  ------------------
                 Per share amount                                           $            (0.10) $            (0.04)
                                                                            ==================  ==================

              Basic loss per share from discontinued operations:

                 Income (loss) - numerator                                  $         (554,477) $         (362,656)
                 Shares - denominator                                               58,406,082          37,152,674
                                                                            ------------------  ------------------
                 Per share amount                                           $            (0.01) $            (0.01)
                                                                            ==================  ==================

              The basic loss per share of common stock is based on the weighted average number of shares issued and outstanding during the period of the financial statements. Shares to be issued from warrants and options are not included in the computation because they would have an antidilutive effect on the net loss per common share.

              k.  Advertising

              The  Company   follows  the  policy  of  charging   the  costs  of
              advertising to expense as incurred.

              l.  Credit Risks

              Medisys maintains its cash accounts primarily in one bank in Louisiana. The Federal Deposit Insurance Corporation insures accounts to $100,000. The Company's accounts occasionally exceed the insured amount.

              m.  Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company and its Subsidiaries to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999

NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              n.  Accounts Receivable

              Accounts receivable are shown net of the allowance for doubtful accounts of $-0- at December 31, 2000.

              o.  Change in Accounting Principle

              The Company has adopted the provisions of FASB Statement No. 138 "Accounting for Certain Derivative Instruments and Hedging Activities, (an amendment of FASB Statement No. 133.)" Because the Company had adopted the provisions of FASB Statement No. 133, prior to June 15, 2000, this statement is effective for all fiscal quarters beginning after June 15, 2000. The adoption of this principle had no material effect on the Company's consolidated financial statements.

              The Company has adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.)" This statement provides accounting and reporting standard for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial- components approach that focuses on control. Under that approach, the transfer of financial assets, the Company recognized the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of this principle had no material effect on the Company's consolidated financial statements.

              The Company has adopted the provisions of FIN 44 "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25.)" This interpretation is effective July 1, 2000. FIN 44 clarifies the application of Opinion No. 25 for only certain issues. It does not address any issues related to the application of the fair value method in Statement No. 123. Among other issues, FIN 44 clarifies the definition of employee for purposes of applying Opinion 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and accounting for an exchange of stock compensation awards in a business combination. The adoption of this principal had no material effect on the Company's consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999

NOTE 2 -      STOCK SUBSCRIPTION RECEIVABLE

              During 1999, the Company issued 5,555,555 shares of common stock for $1,000,000. Payment for the common stock was made with a non-interest bearing promissory note. Those shares were being held in escrow as collateral until the note was to be paid. During the year ended December 31, 2000, $550,000 on the note had been paid and the balance of $450,000 was forgiven by the Company in order to repurchase 1,000,000 of the shares of common stock (the Company also canceled 900,000 common stock warrants as a result of the transaction). These shares are being held by the Company as treasury stock.

              During  1996,  the Company  issued  100,000  shares of  restricted common stock upon the exercise of common stock warrants representing the same number of shares, having an exercise price of $1.75 per share. Payment for the common stock was made with a non- interest bearing four year promissory note with the due date being extended to May 2001 during 2000. The related shares are being held by the Company as collateral for the promissory note. The shares have been reflected as issued and outstanding with a corresponding $175,000 stock subscription receivable reflected as a reduction of stockholders' equity.

NOTE 3 -      NOTES PAYABLE - SHAREHOLDERS

              Notes payable - shareholders consisted of the following:

                                                                         December 31,
                                                                             2000
                                                                      -----------------
              Note payable to Cynthia F. Vatz, unsecured, dated
               October 19, 1993 at 8%; principal and interest
               delinquent since August 18, 1994.                      $          12,500
                                                                      -----------------

                       Total                                                     12,500

                       Less current portion                                     (12,500)
                                                                      -----------------

                       Total long-term portion                        $           -
                                                                      =================

              The note payable is technically in default. The related note holder has not demanded repayment however the Company is continuing in the process of locating this shareholder and negotiating repayment terms.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 4 -      COMMON STOCK

              During 1999, the Company issued 324,477 shares of its common stock in satisfaction of accrued wages of $90,000. The Company issued 1,435,000 shares of its common stock to convert $303,000 of debentures payable. The Company issued 3,305,737 shares of its common stock for services and interest expense. The shares issued for services and interest were valued at the trading price of the common stock on the date the shares were issued. The Company issued 3,388,443 shares of its common stock for cash of $521,135. The Company issued 8,889 shares of its common stock from the exercise of warrants for cash of $10,000. Finally, certain officers and directors of the Company canceled 972,214 shares of common stock and the shares were reissued to convert a portion of the debentures payable.

              During 2000, the Company issued 588,500 shares of its common stock in satisfaction for debentures and notes payable of $144,500. The Company issued 3,384,984 shares of its common stock for services. The services were valued at the trading price of the common stock or the value of the service performed, whichever was more readily determinable on the date the shares were issued. The Company issued 896,608 shares of its common stock to convert debentures and accrued interest of $620,000 and $6,430, respectively. The Company issued 3,539,773 shares of its common stock for cash of $1,048,750. The Company incurred stock offering costs of $83,937 related to these stock for cash sales. Finally, the Company issued 188,833 shares of its common stock from the exercise of warrants for cash of $83,333.

NOTE 5 -      COMMITMENTS AND CONTINGENCIES

              During 1996,  the Company  adopted a Simplified  Employee  Pension
              (SEP) Plan. The Plan enables the Company to make an annual discretionary contribution to be allocated to employees on a prorata basis according to their compensation for the year. In addition, employees have the option to make voluntary Retirement Savings Contributions in amounts not to exceed 15% of their annual compensation. The Company elected to not make a contribution for the year ended December 31, 2000. The Company has no other bonus, profit sharing or deferred compensation plans for the benefit of its employees, officers or directors except if discussed elsewhere.

              The Company currently has employment contracts with Edward P. Sutherland and Kerry Frey whereby they each received salaries of $12,500 per month during 2000 and will receive salaries of $15,000 per month during 2001.

              Any additional compensation to these employees is to be in the form of an annual cash bonus or the granting of stock and/or stock options at the discretion of the Board of Directors. The cash bonus is designed not to exceed 50% of their annual compensation and stock bonuses are designed not to exceed 100% of their annual compensation. However, additional compensation may be awarded by the Board of Directors under the terms of the employment contracts.

              Medisys entered into a lease agreement with a related party for its office space located in Louisiana. The lease is for a period of one year at a rate of $900 per month, expiring in September 2001.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999

NOTE 5 -      COMMITMENTS AND CONTINGENCIES (Continued)

              Legal Issues

              On March 16, 2000, the Company filed a Complaint against Brett Phillips, Elbert Carl Anderson, William H. Morris, Marilyn Morris and Barbara Larkins in the United States District Court in and for the Middle District of Louisiana, alleging various securities law violations and related claims in connection with the 1998 acquisition by the Company from the defendants of Phillips Pharmatech Labs, Inc. (Phillips). The Company is seeking recission of the acquisition, damages and other relief. The case was dismissed in Louisiana on a contractual venue provision. The case bears docket number 2:00CV00677ST in the United States District Court in Salt Lake City, Utah The Company believes that the suit filed is in the best interests of the shareholders.

              On May 9, 2000, E. Carl Anderson, William Morris and Brett Phillips, filed a derivative action lawsuit in the United States District Court, Middle District of Florida, case number 8:00CV905-T 24SS against the Company and the current Directors of the Company. The action was filed by Messrs. Anderson, Morris and Phillips allegedly for and in behalf of the Company. The complaint alleges corporate waste in the form of excessive salaries and bonuses and other alleged wastes related to Phillips. Additionally, plaintiff Anderson has made a demand for corporate records and to void the election of directors by the shareholders at the shareholders meeting held in May 2000. The Complaint seeks injunctive relief, alleging fraudulent election, and damages. Each of the plaintiffs in this action is also a defendant in the lawsuit previously filed by the Company on March 16, 2000 referenced above.

              On August 24, 2000, a Magistrate for the United States District Court, Middle District of Florida, in the action brought by Plaintiffs Carl Anderson, William Morris and Brett Phillips against various directors of Medisys Technologies, Inc., issued a 39 page Report and Recommendation to the Federal District Court Judge. The Report followed an Evidentiary Hearing held before the Magistrate on Plaintiffs' Motion for Preliminary Injunction,
              Defendants' Motion to Dismiss the Derivative Claims and Defendants' Motion to Dismiss Plaintiff Anderson's Individual claim. The Report recommended that the Federal District Court Judge deny Plaintiffs' Motion for Preliminary Injunction and grant Defendants' Motion to Dismiss the Derivative Claims and further dismiss Plaintiff Anderson's Individual Claim. All parties were then permitted to file written responses with the Court before the Report and Recommendation was submitted to the Federal District Judge for final ruling. The Court subsequently ordered Medisys to retain counsel separate from the individual defendants. Various other pleadings have been filed and the plaintiffs now seek another injunction to enjoin the directors from using Company assets to solicit proxies. The parties now await the Federal
              District Court Judge's final ruling on the Magistrate's recommendations to dismiss. Pursuant to the Company's by-laws, the Company provides full indemnity to the defendant directors and/or former directors for fees and costs pending dismissal of the action. These directors have agreed and will be required to reimburse the Company in the event that any judgment is rendered against them which legally precludes indemnity.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 5 -      COMMITMENTS AND CONTINGENCIES (Continued)

              Legal Issues (Continued)

              On October 11, 2000, the United States District Court for the District of Utah, Central Division, in the litigation brought by Medisys Technologies, Inc. against various defendants, including Carl Anderson, William Morris and Brett Philips, concluded a two day Evidentiary Hearing on Plaintiff's Motion for Preliminary Injunction to make permanent a Temporary Restraining Order (TRO) previously issued, which sought an Order restraining the defendants from trading shares acquired as a result of the acquisition of Phillips Pharmatech Labs from the Defendants. At the conclusion of the hearing, the Judge denied Plaintiff's motion for preliminary injunctive relief. Dissolution of a TRO can lead to the award of attorney's fees and reasonable provable damages in the discretion of the Court. The Court denied the defendants' subsequent motions to strike certain parts and the plaintiffs' claim will hear additional motions in this matter as the case proceeds to a resolution on the merits of the claim. In a State Court claim filed by the Company for injunctive relief, the Court dissolved the injunction that prevented the transfer of shares of the Company's stock held by Messrs. Anderson, Morris and Phillips and awarded them attorney's fees of approximately $30,000, payable by the Company. The Company anticipates proceeding with an appeal following the entry of the Court's order.

              Phillips is a party to various other legal proceedings. These primarily involve commercial claims and one action involves a former employee. The Company cannot predict the outcome of these lawsuits, or the attempts by litigants to make Medisys a party to these legal proceedings and claims with certainty. Nor can the Company predict whether the outcome of any or all these proceedings, even if determined adversely, could have a material adverse effect on the Company's business or financial condition. There is a possibility that due to Phillips discontinuing its operations, both Phillips and the Company could be the subject of future actions, which the Company expects to vigorously defend. Case No. 3C063258 California Superior Court, Elaine Wilkes v. Phillips Pharmatech et al is one such case which Medisys has moved to be dismissed from. The final results are pending and the Company expects to vigorously defend any such allegations as they relate to Medisys.

              Phillips has filed for protection under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court of the Middle District of Florida, Tampa Division.

              Manufacturing Agreement

              On January 19, 2000, the Company entered into a manufacturing agreement for the production of the Company's patented syringes. The Company has agreed to pay $500,000 cash and issue 7,000,000 shares of its common stock as part of the agreement. At December 31, 2000, $500,000 had been paid and 1,500,000 shares had been released from escrow as payment. The remaining 5,500,000 shares have been issued and placed into an escrow account until the services are completed. These shares are being classified as prepaid expenses (in the stockholders' equity section of the consolidated balance sheet) until the services are completed. The 5,500,000 shares in escrow have been recorded at the trading price of the stock on December 31, 2000 or $0.32 per share and will be revalued on the date the services are completed and the shares are released out of escrow.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 6 -      CONVERTIBLE DEBENTURES

              The Company received a $2,000,000 face value 6% convertible debenture. The conversion price of the debentures is the lower of 85% of the market price of the Company's common stock at the conversion date or $2.00. The conversion discount of 15% has been charged to interest expense in the amount of $300,000. The Company converted $620,000 of the debenture into common stock by issuing 887,292 shares during the third quarter of 2000. The Company also converted $41,740 of accrued interest on the debenture to the principal balance during 2000 The principal balance of the debenture at December 31, 2000 was $1,421,740. The debenture matures as follows: $421,740 on August 31, 2001, $500,000 on November 12, 2001 and $500,000 on December 31, 2001. The Company also issued warrants to purchase 300,000 shares of the Company's common stock at an exercise price of $2.00 per share.

NOTE 7 -      COMMON STOCK WARRANTS

              During the year ended December 31, 2000, the Company issued warrants to acquire 3,576,752 shares of common stock. These warrants were issued at exercise prices ranging from $0.50 to $2.00. The warrants issued in 2000 have maturities of three to five years. All warrants issued in 2000 were to non-employees of the Company. The following tables summarize the information regarding warrants outstanding at December 31, 2000. All the warrants are exercisable at December 31, 2000.

                      Warrants outstanding at January 1, 2000                        10,859,849
                      Warrants granted                                                3,576,752
                      Warrants canceled                                             (3,192,409)
                      Warrants exercised                                              (188,833)
                                                                              ----------------

                      Warrants outstanding at December 31, 2000                      11,055,359
                                                                              =================

                      Weighted average exercise price of warrants
                        outstanding at December 31, 2000                      $            1.36
                                                                              =================

                                                              Number of           Weighted
                                                              Warrants            Average             Weighted
                                                            Outstanding at        Remaining           Average
                                                              December 31,       Contractual          Exercise
                      Range of Exercise Prices                2000                  Life                Price
                      ------------------------          ------------------  ------------------  ------------------

                      $0.25 - $0.75                              5,832,692         1.96         $             0.55
                      $1.00 - $1.25                              1,267,204         1.96         $             1.25
                      $1.5625 - $2.00                            1,994,700         1.94         $             1.97
                      $2.625 - $4.25                             1,960,763         2.09         $             3.25

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE 7 -      COMMON STOCK WARRANTS (Continued)

              The Company applies SFAS No. 123 for warrants issued, which requires the Company to estimate the fair value of each warrant issued at the grant date by using the Black-Scholes pricing model with the following assumptions:
                                                          2000
                                                     -------------
                      Risk-free interest rate        6.06% - 6.66%
                      Expected life                        3 Years
                      Expected volatility              1.88 - 1.99
                      Dividend yield                           0.0

              As a result of applying SFAS No. 123, the Company had an expense of $373,986 during the year ended December 31, 2000. The expense is included in the general and administrative amount in the statement of operations.

NOTE 8 -      GOING CONCERN

              The Company's consolidated financial statements have been prepared using generally accepting accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred significant losses since inception, relating to its research and development efforts and has no significant operating revenues. Management believes that the Company has sufficient capital resources and commitments to fund anticipated operations into the second quarter of the year 2001. The Company intends to seek additional equity or debt capital through private and government sources and/or a public offering, although there can be no assurance that the Company could successfully complete any such offering. In 2000, the Company entered into a firm agreement for the acquisition of up to $14 million of capital from private sources. However, market conditions reduced the projected return on that funding to approximately $2 million. The Company is now preparing an application for a USDA loan in the amount of $4.5 million. The Company has retained an investment banking firm as financial consultants to the Company for raising capital and exploring strategic relationships. The Company also expects to generate revenue from the sales of its proprietary products.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999

NOTE 9 -      DISCONTINUED OPERATIONS

              Effective April 1, 2000, Phillips ceased all operations. The following is a summary of the loss from discontinued operations resulting from the elimination of the operations of Phillips. The financial statements have been retroactively restated to reflect this event. The Company has established a reserve for discontinued operations of $850,665 which consists of net liabilities in excess of recoverable assets at December 31, 2000. No tax benefit has been attributed to the discontinued operations.

                                                                                         December 31,
                                                                            -------------------------------------
                                                                                       2000           1999
                                                                            -----------------  ------------------
              NET SALES                                                     $         300,431  $        2,714,846
                                                                            -----------------  ------------------

              OPERATING EXPENSES

                Cost of sales                                                         267,480           2,017,321
                General and administrative                                            172,776             926,783
                Depreciation                                                           20,066              74,442
                                                                            -----------------  ------------------

                  Total Operating Expenses                                            460,322           3,018,546
                                                                            -----------------  ------------------

              LOSS FROM OPERATIONS                                                   (159,891)           (303,700)
                                                                            -----------------  ------------------

              OTHER INCOME (EXPENSES)

                Loss on write down of assets                                         (386,940)             -
                Interest expense                                                       (7,646)            (58,956)
                                                                            -----------------  ------------------

                  Total Other Income (Expense)                                       (394,586)            (58,956)
                                                                            -----------------  ------------------

              LOSS BEFORE INCOME TAXES                                               (554,477)           (362,656)

              INCOME TAXES                                                             -                   -
                                                                            -----------------  ------------------

              LOSS FROM DISCONTINUED OPERATIONS                             $        (554,477) $         (362,656)
                                                                            =================  ==================

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                      March 31, 2001 and December 31, 2000

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                           Consolidated Balance Sheets


                                     ASSETS
                                     ------

                                                     March 31,      December 31,
                                                       2001             2000
                                                    -----------     -----------
                                                   (Unaudited)
CURRENT ASSETS

   Cash                                             $   368,524     $   201,678
   Accounts receivable, net (Note 1)                        833             446
   Inventory (Note 1)                                     4,944           4,944
   Prepaid expenses                                     720,000         420,000
                                                    -----------     -----------

     Total Current Assets                             1,094,301         627,068
                                                    -----------     -----------

FIXED ASSETS (Note 1)

   Computers and equipment                               64,412          63,221
   Leasehold improvements                                 2,195           2,195
   Furniture and fixtures                                37,410          37,410
   Accumulated depreciation                             (96,659)        (95,655)
                                                    -----------     -----------

     Total Fixed Assets                                   7,358           7,171
                                                    -----------     -----------

OTHER ASSETS

   Deposits                                              35,835          15,835
   Patent and trademark costs, net (Note 1)             545,639         529,530
                                                    -----------     -----------

     Total Other Assets                                 581,474         545,365
                                                    -----------     -----------

     TOTAL ASSETS                                   $ 1,683,133     $ 1,179,604
                                                    ===========     ===========


        The accompanying notes are an integral part of these consolidated financial statements.


                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                     Consolidated Balance Sheets (Continued)


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

                                                                    March 31,                December 31,
                                                                     2001                       2000
                                                                  ------------              ------------
                                                                  (Unaudited)
CURRENT LIABILITIES
   Accounts payable                                               $     99,001              $    175,358
   Accrued expenses                                                     92,534                    53,318
   Notes payable - shareholders (Note 3)                                12,500                    12,500
   Debentures payable (Note 6)                                       1,256,740                 1,421,740
                                                                  ------------              ------------
     Total Current Liabilities                                       1,460,775                 1,662,916
                                                                  ------------              ------------
NET LIABILITIES IN EXCESS OF THE ASSETS
 OF DISCONTINUED OPERATIONS (Note 10)                                  850,665                   850,665
                                                                  ------------              ------------
     Total Liabilities                                               2,311,440                 2,513,581
                                                                  ------------              ------------
COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock: 100,000,000 shares
    authorized of $0.0005 par value,
    65,732,335 and 61,154,342 shares issued and
    outstanding, respectively                                           32,866                    30,577
   Additional paid-in capital                                       17,714,395                17,408,805
   Treasure stock (Note 2)                                                --                    (450,000)
   Stock subscriptions receivable (Note 2)                            (175,000)                 (175,000)
   Prepaid expenses (Note 5)                                          (382,900)               (1,760,000)
   Accumulated deficit prior to the development stage              (13,669,966)              (13,669,966)
   Accumulated deficit since the inception of the
    development stage                                               (4,147,702)               (2,718,393)
                                                                  ------------              ------------
     Total Stockholders' Equity (Deficit)                             (628,307)               (1,333,977)
                                                                  ------------              ------------
     TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY (DEFICIT)                                            $  1,683,133              $  1,179,604
                                                                  ============              ============

        The accompanying notes are an integral part of these consolidated financial statements.


                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      Consolidated Statements of Operations
                                   (Unaudited)
                                                                                          From
                                                                                      Inception of
                                                                                      Development
                                                                                        Stage on
                                                                                         April 1,
                                                            For the Three Months      2000 Through
                                                                  March 31,             March 31,
                                                        ------------------------------------------
                                                            2001            2000           2001
                                                        -----------    -----------    -----------
REVENUES                                                $      --      $       623    $       574
                                                        -----------    -----------    -----------
OPERATING EXPENSES
   Cost of sales                                               --              679            458
   Product research and development                         599,934      1,639,435      1,234,181
   Depreciation and amortization                             10,312          3,855         74,243
   Selling, general and administrative                      629,717      1,368,594      2,477,464
                                                        -----------    -----------    -----------

     Total Operating Expenses                             1,239,963      3,012,563      3,786,346
                                                        -----------    -----------    -----------

OPERATING LOSS                                           (1,239,963)    (3,011,940)    (3,785,772)
                                                        -----------    -----------    -----------

OTHER INCOME (EXPENSES)

   Interest income                                            1,101          6,545         38,937
   Interest expense                                         (20,447)      (162,000)      (230,867)
                                                        -----------    -----------    -----------

     Total Other Income (Expenses)                          (19,346)      (155,455)      (191,930)
                                                        -----------    -----------    -----------

LOSS FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES                                     (1,259,309)    (3,167,395)    (3,977,702)

INCOME TAXES                                                   --             --             --
                                                        -----------    -----------    -----------

LOSS FROM CONTINUING OPERATIONS                          (1,259,309)    (3,167,395)    (3,977,702)

LOSS FROM DISCONTINUED
 OPERATIONS (Note 10)                                         --        (1,379,954)          --
                                                        -----------    -----------    -----------

NET LOSS                                                 (1,259,309)    (4,547,349)    (3,977,702)
                                                        -----------    -----------    -----------
OTHER COMPREHENSIVE (LOSS)
   Loss on treasury stock                                  (170,000)          --         (170,000)
                                                        -----------    -----------    -----------

NET COMPREHENSIVE LOSS                             $     (1,429,309) $  (4,547,349) $  (4,147,702)
                                                        ===========    ===========    ===========

        The accompanying notes are an integral part of these consolidated financial statements.


                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                Consolidated Statements of Operations (Continued)
                                   (Unaudited)
                                                                                           From
                                                                                      Inception of
                                                                                      Development
                                                                                        Stage on
                                                                                         April 1,
                                                            For the Three Months      2000 Through
                                                                  March 31,             March 31,
                                                        ------------------------------------------
                                                            2001            2000           2001
                                                        -----------    -----------     -----------
BASIC LOSS PER SHARE (Note 1)
Loss from continuing operations                          $   (0.02)   $     (0.06)
Loss from discontinued operations                              --           (0.03)
                                                        -----------    -----------
  Basic Loss Per Share                                   $   (0.02)   $     (0.09)


        The accompanying notes are an integral part of these consolidated financial statements.


                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
            Consolidated Statements of Stockholders' Equity (Deficit)

                                                Common Stock        Additional                    Stock
                                        -------------------------    Paid-In       Treasury    Subscription    Prepaid   Accumulated
                                           Shares        Amount      Capital        Stock       Receivable     Expenses   Deficit
                                        ---\-------   -----------   -----------  -----------  ------------ ----------- ------------
Balance, December 31, 1999              47,055,644        23,527    10,743,768         --        (1075,000)       --    (9,735,830)

January 1, 2000, warrants granted
 below market value                           --            --           7,227         --           --            --         --

January through February 2000,
 common stock and warrants
 issued for cash at $0.25 per share      2,555,000         1,277       637,473         --           --            --         --

January through March 2000,
 common stock issued to convert
 debentures and notes payable
 at $0.25 per share                        588,500           294       144,206         --           --            --         --

January 2000, common stock
 and warrants issued for cash
 at $0.18 per share                        333,332           167        59,833         --           --            --         --

January 12, 2000, common stock
 issued for services rendered
 valued at approximately $0.36
 per share                               1,500,000           750       534,750         --           --            --         --

January 14, 2000, common stock
 issued for warrants exercised at
 $1.00 per share                             3,833             2         3,831         --           --            --         --

January 20, 2000, common stock
 issued for services rendered valued
 at approximately $1.94 per share          535,777           268     1,037,800         --           --            --         --

January 26, 2000, common stock
 issued for services rendered valued
 at approximately $1.94 per share           13,333             7        25,826         --           --            --         --

February 1, 2000, common stock
 issued for services rendered valued
 at $0.25 per share                        632,954           316       157,922         --           --            --         --

February 1, 2000, warrants issued
 below market value                           --            --         166,195         --           --            --         --

February 3, 2000, common stock
 warrants exercised at $0.40 per
 share                                     180,000            90        71,910         --           --            --         --

February 17, 2000, common stock
warrants exercised at $1.50 per
 share                                       5,000             3         7,497         --           --            --          --
                                        ---\-------   -----------   -----------  -----------  ------------ ----------- ------------
Balance Forward                         53,403,373   $    26,701   $13,598,238   $     --     $ (1,075,000) $     --  $ (9,735,830)
                                        ---\-------   -----------   -----------  -----------  ------------ ----------- ------------


        The accompanying notes are an integral part of these consolidated financial statements.


                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
            Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                               Common Stock         Additional                    Stock
                                        -------------------------    Paid-In       Treasury    Subscription    Prepaid   Accumulated
                                           Shares        Amount      Capital        Stock       Receivable     Expenses   Deficit
                                        ---\-------   -----------   -----------  -----------  ------------ ----------- ------------
Balance Forward                         53,403,373   $    26,701   $13,598,238       $  --     $(1,075,000) $    --   $ (9,735,830)

February 22, 2000, warrants granted
 below market value                           --            --          77,903          --           --          --          --

February 28, 2000, warrants granted
 below market value                           --            --          86,260          --           --          --          --

February through April 2000, cash
 received on stock subscription
 receivable                                   --            --            --            --         450,000       --          --

Conversion discount on debentures
 (see Note 6)                                 --            --         300,000          --           --          --          --

March 10, 2000, common stock
 issued for services rendered valued
 at approximately $1.44 per share           51,400            26        73,854          --           --          --          --

March 31, 2000, common stock
 issued for services rendered valued
 at approximately $1.44 per share           50,000            25        71,850          --           --          --          --

April 3, 2000, common stock issued
 for services rendered valued at
 approximately $1.51 per share              25,000            12        37,613          --           --          --          --

April 3, 2000, warrants granted
 below market value                           --            --          20,484          --           --          --          --

April 4, 2000, common stock
 issued for services rendered valued
 at approximately $1.26 per share           34,222            17        43,134          --           --          --          --

May 12, 2000, common stock
 issued for services rendered
 valued at approximately $1.78
 per share                                   5,626             3         9,997          --           --          --          --

June 1, 2000, common stock
 issued for services rendered valued
 at approximately $0.85 per share          211,480           106       180,071          --           --          --          --

June 7, 2000, warrants granted
 below market value                           --            --           8,270          --           --          --          --

June 8, 2000, warrants granted
 below market value                           --            --           7,647          --           --          --          --
                                        -----------   -----------   -----------  -----------  ------------ ----------- ------------
Balance Forward                         53,781,101   $    26,890   $14,515,321        $ --    $   (625,000) $    --   $ (9,735,830)
                                        -----------   -----------   -----------  -----------  ------------ ----------- ------------


        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                               Common Stock         Additional                    Stock
                                        -------------------------    Paid-In       Treasury    Subscription    Prepaid   Accumulated
                                           Shares        Amount      Capital        Stock       Receivable     Expenses   Deficit
                                        -----------   -----------   -----------  -----------  ------------ ----------- ------------
Balance Forward                         53,781,101   $    26,890   $14,515,321   $     --       $ (625,000) $   -     $ (9,735,830)

June 19, 2000, common stock
 issued for services rendered valued
 at approximately $0.94 per share           11,522             6        10,796         --            --          --          --

June 28, 2000, common stock
 issued for services rendered valued
 at approximately $1.25 per share           26,000            13        32,518         --            --          --          --

Repurchase common stock by
 canceling stock subscription
 receivable (see Note 2)                      --            --            --         (450,000)     450,000       --          --

July 24, 2000, common stock
 issued for services rendered
 valued at $0.94 per share                   3,723             2         3,498          --           --          --          --

July 26, 2000, common stock
 issued to convert debentures
 payable at approximately $0.75
 per share                                 132,687            66        99,934          --           --          --          --

July 26, 2000, common stock
 issued to convert accrued interest
 on debentures at approximately
 $0.75 per share                               477          --             359          --           --          --          --

July 26, 2000, common stock
 issued for services rendered valued
 at approximately $0.78 per share          100,000            50        78,050          --           --          --          --

August 3, 2000, common stock
 issued for services rendered valued
 at approximately $0.81 per share           17,713             9        14,374          --           --          --          --

August 7, 2000, common stock
 issued to convert debentures
 payable at approximately $0.71
 per share                                 176,903            88       124,912          --           --          --          --

August 7, 2000, common stock
 issued to convert accrued interest
 on debentures at approximately
 $0.71 per share                             1,298             1           916          --           --          --          --

August 21, 2000, common stock
 issued for services rendered valued
 at approximately $1.14 per share           10,901             5        12,455          --           --          --          --
                                        -----------   -----------   -----------  -----------  ------------ ----------- ------------
Balance Forward                         54,262,325   $    27,130   $14,893,133   $   (450,000)   $(175,000) $    --   $ (9,735,830)
                                        -----------   -----------   -----------  -----------  ------------ ----------- ------------


        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                               Common Stock         Additional                    Stock
                                        -------------------------    Paid-In       Treasury    Subscription  Prepaid   Accumulated
                                           Shares        Amount      Capital        Stock       Receivable   Expenses    Deficit
                                        -----------   -----------   -----------  -----------  ------------ ----------- ------------
Balance Forward                         54,262,325   $    27,130   $14,893,133   $   (450,000) $  (175,000) $    --   $ (9,735,830)

August 31, 2000, common stock
 issued to convert debentures
 payable at approximately $0.69
 per share                                 109,234            55        74,945          --           --          --          --

August 31, 2000, common stock
 issued to convert accrued interest
 on debentures at approximately
 $0.69 per share                             1,274             1           874          --           --          --          --

September 6, 2000, common stock
 issued to convert debentures
 payable at approximately $0.69
 per share                                 218,468           109       149,891          --           --          --          --

September 6, 2000, common stock
 issued to convert accrued interest
 on debentures at approximately
 $0.69 per share                             2,767             1         1,899          --           --          --          --

September 21, 2000, common stock
 issued to convert debentures
 payable at approximately $0.68
 per share                                 250,000           125       169,875          --           --          --          --

September 21, 2000, common stock
 issued to convert accrued interest
 on debentures at approximately
 $0.68 per share                             3,500             2         2,378          --           --          --          --

September 21, 2000, common stock
 issued for services rendered valued
 at approximately $0.81 per share           50,000            25        40,575          --           --          --          --

October 2, 2000, common stock
 issued for services rendered valued
 at $0.74 per share                         25,000            13        18,487          --           --          --          --

October 9, 2000, common stock
 issued for services rendered valued
 at approximately $0.51 per share           15,000             7         7,632          --           --          --          --

October 12, 2000, common stock
 issued for cash at approximately
 $0.54 per share                           651,441           326       349,674          --           --          --          --
                                        -----------   -----------   -----------  -----------  ------------ ----------- ------------
Balance Forward                         55,589,009   $    27,794   $15,709,363   $   (450,000) $  (175,000) $    --   $ (9,735,830)
                                        -----------   -----------   -----------  -----------  ------------ ----------- ------------

        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                               Common Stock         Additional                    Stock
                                        -------------------------    Paid-In       Treasury    Subscription  Prepaid   Accumulated
                                           Shares        Amount      Capital        Stock       Receivable   Expenses    Deficit
                                        -----------   -----------   -----------  -----------  ------------ ----------- ------------
Balance Forward                          55,589,009   $    27,794   $ 15,709,363 $ (450,000)  $ (175,000)  $     --    $ (9,735,830)

November 8, 2000, common stock
 issued for services rendered valued
 at $0.75 per share                          13,333             7          9,993        --           --          --          --
December 13, 2000, common stock
 issued for services rendered valued
 at approximately $0.31 per share            51,000            25         15,887        --           --          --          --

December 28, 2000, common stock
 issued for services rendered valued
 at $0.25 per share                           1,000             1            249        --           --          --          --

Stock offering costs                           --            --          (83,937)       --           --          --          --

Common stock issued for prepaid
 services (see Note 5)                    5,500,000         2,750      1,757,250        --           --    (1,760,000)    --

Net loss for the year ended
 December 31, 2000                             --            --             --          --           --          --      (6,652,529)
                                        -----------   -----------   -----------  -----------  ------------ ----------- ------------
Balance, December 31, 2000               61,154,342        30,577     17,408,805   (450,000)    (175,000)  (1,760,000)  (16,388,359)

January 10, 2001, common stock
 issued for cash at $0.20 per share
 (unaudited)                              2,500,000         1,250        498,750        --           --          --          --

January 11, 2001, common stock
 issued for services rendered valued
 at $0.375 per share (unaudited)              1,000             1            374        --           --          --          --

January 29, 2001, common stock
 issued as payment for accrued
 expenses valued at approximately
 $0.50 per share (unaudited)                 82,668            41         40,959        --           --          --          --

February 21, 2001, common stock
 issued to convert debentures
 payable at approximately $0.18
 per share (unaudited)                      907,291           454        164,546        --           --          --          --

February 21, 2001, common stock
 issued to convert accrued interest
 on debentures at approximately
 $0.18 per share (unaudited)                 36,391            18          6,600        --           --          --          --

March 6, 2001, common stock
 issued for cash at approximately
 $0.176 per share (unaudited)               910,643           455        159,545        --           --          --          --
                                        -----------   -----------   -----------  -----------  ------------ ----------- ------------
Balance Forward                          65,592,335   $    32,796   $ 18,279,579 $ (450,000)  $ (175,000)  $1,760,000) $(16,388,359)
                                        -----------   -----------   -----------  -----------  ------------ ----------- ------------

        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                               Common Stock         Additional                    Stock
                                        -------------------------    Paid-In       Treasury    Subscription  Prepaid   Accumulated
                                           Shares        Amount      Capital        Stock       Receivable   Expenses    Deficit
                                        -----------   -----------   -----------  -----------  ------------ ----------- ------------
Balance Forward                          65,592,335   $    32,796   $ 18,279,579  $  (450,000) $(175,000) $(1,760,000) $(16,388,359)

March 8, 2001, common stock
 warrants exercised at $0.10 per
 share (unaudited)                           40,000            20          3,980        --             --        --           --

March 13, 2001, common stock
 issued for services rendered
 valued at approximately $0.19
 per share (unaudited)                      100,000            50         18,700        --             --        --           --

March 24, 2001, warrants granted
 below market value (unaudited)              --             --           129,487        --             --        --           --

March 31, 2001, options granted
 below market value (unaudited)              --             --            10,360        --             --        --           --

Stock offering costs (unaudited)             --             --           (60,915)       --             --        --           --

Capital contributions (unaudited)            --             --           272,704        --             --        --           --

Services performed on prepaid
 expenses (see Note 5) (unaudited)           --             --             --           --             --     437,600         --

Adjustment for change in valuation
 of prepaid expenses (see Note 5)
 (unaudited)                                 --             --          (939,500)       --             --     939,500         --

Realized loss on treasury stock
 (unaudited)                                 --             --             --         450,000          --        --        (170,000)

Net loss for the three months
 ended March 31, 2001
 (unaudited)                                 --             --             --           --             --        --      (1,259,309)
                                        -----------   -----------   -----------  -----------  ------------ ----------- ------------
Balance, March 31, 2001
 (unaudited)                             65,732,335   $    32,866   $ 17,714,395    $   --     $(175,000) $  (382,900) $(17,817,668)
                                        ===========   ===========   ===========  ===========  ============ ===========  ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                                                                                                   From
                                                                                              Inception of
                                                                                              Development
                                                                                                Stage on
                                                                                                April 1,
                                                                     For the Three Months     2000 Through
                                                                           March 31,             March 31,
                                                                   -----------------------------------------
                                                                    2001            2000           2001
                                                                   -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                       $(1,259,309)   $(4,547,349)   $(3,977,702)
   Adjustments to reconcile net loss to net cash used
    by operating activities:
     Common stock issued for services and interest                     19,125      1,903,711        534,756
     Treasury stock issued for services                               100,000           --          100,000
     Depreciation and amortization                                     10,312          3,855         74,243
     Assets written down from discontinued operations                    --        1,212,418           --
     Options and warrants issued below market value                   139,847        142,775        176,248
     Conversion discount on debentures                                   --          150,000        150,000
   Changes in operating assets and liabilities:
     (Increase) decrease in receivables and advances                     (387)          (340)         2,007
     (Increase) decrease in inventory                                    --             --            2,785
     (Increase) decrease in prepaids and deposits                     297,600           --         (116,072)
     Increase (decrease) in accounts payable                          (76,357)         5,479        (45,147)
     Increase (decrease) in accrued expenses                           86,834       (119,328)        30,316
     Increase (decrease) in reserve for discontinued operations          --          167,536           --
                                                                   -----------    -----------    -----------

       Net Cash Used by Operating Activities                         (682,335)    (1,081,243)    (3,068,566)
                                                                   -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES

   Increase in patent costs                                           (25,417)        (9,902)      (109,791)
   Purchase of fixed assets                                            (1,191)       (11,919)       (12,958)
                                                                   -----------    -----------    -----------

       Net Cash Used by Investing Activities                          (26,608)       (21,821)      (122,749)
                                                                   -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds (payments) from payable - shareholders                       --           (8,774)          --
   Proceeds from the issuance of common stock                         660,000      1,098,750      1,010,000
   Stock offering costs                                               (60,915)          --          (92,415)
   Payments received on stock subscription receivable                    --             --           50,000
   Proceeds from the exercise of warrants                               4,000         83,333          4,000
   Capital contributions                                              272,704           --          272,704
   Proceeds from debentures payable                                      --        1,000,000      1,000,000
                                                                   -----------    -----------    -----------

       Net Cash Provided by Financing Activities                  $   875,789    $ 2,173,309    $ 2,244,289
                                                                   -----------    -----------    -----------



        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                Consolidated Statements of Cash Flows (Continued)
                                   (Unaudited)
                                                                                                   From
                                                                                              Inception of
                                                                                              Development
                                                                                                Stage on
                                                                                                April 1,
                                                                     For the Three Months     2000 Through
                                                                           March 31,             March 31,
                                                                  -----------------------------------------
                                                                    2001            2000           2001
                                                                  -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                                $   166,846   $ 1,070,245   $  (947,026)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                     201,678       245,305     1,315,550
                                                                 -----------   -----------   -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                       $   368,524   $ 1,315,550   $   368,524
                                                                 ===========   ===========   ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

   Income taxes                                                  $      --     $      --     $      --
   Interest                                                      $      --     $    19,646   $     8,874

NON-CASH FINANCING ACTIVITIES:

   Common stock issued for services and interest expense         $    19,125   $ 1,903,711   $   534,756
   Common stock issued in payment of accrued expenses and
    accounts payable                                             $    47,618   $      --     $    54,048
   Common stock issued to convert debentures and notes payable   $   165,000   $   144,500   $   785,000
   Common stock issued for prepaid expenses                      $      --     $ 1,964,500   $ 1,760,000
   Treasury stock issued for services                            $   100,000   $      --     $   100,000
   Treasury stock issued for prepaid expenses                    $   180,000   $      --     $   180,000

        The accompanying notes are an integral part of these consolidated financial statements.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2001 and December 31, 2000


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a. Business Organization

              The Company was incorporated on March 17, 1983 under the laws of the State of Utah. The Company subsequently ceased its original business activity in 1985 and thereafter primarily investigated and sought new business opportunities and was reclassified as a development stage company until December of 1998 when it acquired Phillips Pharmatech Labs, Inc. (Phillips). The Company reentered the development stage effective April 1, 2000 as a result of Phillips ceasing all operations (see Note 9).

              The Company has a wholly-owned subsidiary Medisys Technologies, Inc. (Medisys) which was incorporated in the State of Louisiana, on January 21, 1991, for the purpose of developing a device for the assistance of childbirth under a patent which was applied for in May 1990 and granted on June 15, 1992.

              Medisys has been classified as a development stage company since all activities to date have been related to the development of a childbirth assistance device as well as other medical devices.

              On August 6, 1992 the Company acquired all of the outstanding common stock of Medisys. For accounting purposes the acquisition has been treated as a recapitalization of Medisys with Medisys as the acquirer.

              Phillips Pharmatech Labs, Inc. (Phillips) was organized under the laws of the State of Florida on December 13, 1994. It was incorporated for the purpose of engaging in the manufacturing and bottling of health supplements and other health related and natural products.

              On December 22, 1998, the Company completed an acquisition and share exchange agreement whereby Medisys issued 15,602,147 shares of its common stock in exchange for all of the outstanding common stock of Phillips. The shares issued by Medisys represented 50% of the total shares of the Company's common stock issued and outstanding immediately following the acquisition. The acquisition is accounted for as a purchase of Phillips.

              b. Fixed Assets

              Fixed assets are stated at cost less accumulated depreciation. Expenditures for small tools, ordinary maintenance and repairs are charged to operations as incurred. Major additions and improvements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives as follows:

                         Leasehold improvements                 5 years
                         Furniture and fixtures                 5 years
                         Computers and equipment                5 years

              Depreciation expense for the three months ended March 31, 2001 and 2000 was $1,004 and $3,533, respectively.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2001 and December 31, 2000


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              c. Patent and Trademark Costs

              The capitalized costs of obtaining patents consists of legal fees and associated filing costs. These patent costs will be amortized over the shorter of their legal or useful lives. The Company has numerous patents in various stages of development and the application process. Several patents have been granted but are being developed further in a continuation-in-part (CIP) status until the development of a commercial product is complete, the related product has received FDA (Food and Drug Administration) clearance and is in a marketable condition ready for sale. Once patents have been granted, FDA approval obtained, and sales commenced, no further costs associated with the patent are capitalized. As of December 31, 2000, the Company has received twenty individual patents related to medical products and devices with the related costs being amortized over the estimated useful life (17 years) of the patents. Management has determined that estimated future cash flows from this product will be sufficient to recover the capitalized basis of the costs associated with that patent. The other capitalized costs are for patents that have not yet been received and are considered to have continued viability according to management of the Company with no significant events occurring which would impair the value of the capitalized costs associated with the individual patents.

              The Company has also incurred costs associated with obtaining trademarks related to the Company's existing and future products. Those costs have been capitalized and will be amortized over the estimated useful life of the trademarks once approval has been received and usage begins. These trademarks are considered to have continued viability according to management with no significant events occurring which would impair the value of the capitalized costs associated with the trademarks.

              Patent and trademark costs incurred are as follows:
                                         March 31,              December 31,
                                          2001                   2000
                                     -----------------     -----------------
                                        (Unaudited)

 Patents                             $         605,245     $         579,828
 Trademarks                                     11,961                11,961
                                     -----------------     -----------------

 Subtotal                                      617,206               591,789
 Less accumulated amortization                 (71,567)              (62,259)
                                     -----------------     -----------------

 Total                               $         545,639     $         529,530
                                     =================     =================

              Amortization expense for the three months ended March 31, 2001 and 2000 was $9,308 and $322, respectively.

              d.  Accounting Method

              The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2001 and December 31, 2000


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              e. Cash and Cash Equivalents

              For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase, to be cash equivalents.

              f. Principles of Consolidation

              The consolidated financial statements include the accounts of Medisys Technologies, Inc. (parent), Medisys Technologies, Inc. (Medisys) a wholly owned subsidiary and Phillips Pharmatech, Inc. (Phillips) a wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

              g.  Revenue Recognition

              Revenue is recognized upon shipment of goods to the customer.

              h.  Inventory

              Inventory is carried at the lower of cost or market value using the first-in, first-out method. Inventory consists of finished goods.

              i.  Basic Loss Per Share

                                                                                For the Three Months Ended
                                                                                         March 31,
                                                                            --------------------------------------
                                                                                  2001               2000
                                                                            ------------------  ------------------
              Basic loss per share from continuing operations:
                 Income (loss) - numerator                                  $       (1,259,309) $       (3,167,395)
                 Shares - denominator                                               64,074,897          53,409,477
                                                                            ------------------  ------------------
                 Per share amount                                           $            (0.02) $            (0.06)
                                                                            ==================  ==================


              Basic loss per share from discontinued operations:

                 Income (loss) - numerator                                  $           -       $       (1,379,954)
                 Shares - denominator                                               64,074,897          53,409,477
                                                                            ------------------  ------------------
                 Per share amount                                           $           -       $            (0.03)
                                                                            ==================  ==================

              The basic loss per share of common stock is based on the weighted average number of shares issued and outstanding during the period of the financial statements. Shares to be issued from warrants and options are not included in the computation because they would have an antidilutive effect on the net loss per common share.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2001 and December 31, 2000


NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              (Continued)

              j.  Advertising

              The  Company   follows  the  policy  of  charging   the  costs  of
              advertising to expense as incurred.

              k. Credit Risks

              Medisys maintains its cash accounts primarily in one bank in Louisiana. The Federal Deposit Insurance Corporation insures accounts to $100,000. The Company's accounts occasionally exceed the insured amount.

              l. Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company and its Subsidiaries to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              m.  Accounts Receivable

              Accounts receivable are shown net of the allowance for doubtful accounts of $-0- at March 31, 2001 and December 31, 2000.

              n.  Unaudited Financial Statements

              The accompanying unaudited consolidated financial statements include all of the adjustments which, in the opinion of management, are necessary for a fair presentation. Such adjustments are of a normal recurring nature.

NOTE 2 -      STOCK SUBSCRIPTION RECEIVABLE AND TREASURY STOCK

              During  1996,  the Company  issued  100,000  shares of  restricted common stock upon the exercise of common stock warrants representing the same number of shares, having an exercise price of $1.75 per share. Payment for the common stock was made with a non-interest bearing four year promissory note with the due date being extended to May 2001 during 2000. The related shares are being held by the Company as collateral for the promissory note. The shares have been reflected as issued and outstanding with a corresponding $175,000 stock subscription receivable reflected as a reduction of stockholders' equity.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2001 and December 31, 2000


NOTE 2 -      STOCK SUBSCRIPTION RECEIVABLE AND TREASURY STOCK (Continued)

              During 1999, the Company issued 5,555,555 shares of common stock for $1,000,000. Payment for the common stock was made with a non-interest bearing promissory note. Those shares were being held in escrow as collateral until the note was to be paid. During the year ended December 31, 2000, $550,000 on the note had been paid and the balance of $450,000 was forgiven by the Company in order to repurchase 1,000,000 of the shares of common stock (the Company also canceled 900,000 common stock warrants as a result of the transaction). These shares were being held by the Company as treasury stock.

              During 2001, the Company reissued the 1,000,000 shares of common stock being held as treasury stock. The shares were issued for $100,000 in expenses and $180,000 in prepaid inventory. The transaction resulted in a loss on treasury stock of $170,000 which has been reflected as an increase in the deficit accumulated during the development stage.


NOTE 3 -      NOTES PAYABLE - SHAREHOLDERS

              Notes payable - shareholders consisted of the following:

                                                                                 March 31,            December 31,
                                                                                  2001                   2000
                                                                            ------------------  ------------------
                                                                                (Unaudited)
              Note payable to Cynthia F. Vatz, unsecured, dated
               October 19, 1993 at 8%; principal and interest
               delinquent since August 18, 1994.                            $           12,500  $           12,500
                                                                            ------------------   -----------------

                    Total                                                               12,500              12,500

                    Less current portion                                               (12,500)            (12,500)
                                                                            ------------------  ------------------

                    Total long-term portion                                 $           -       $           -
                                                                            ==================  ==================

              The note payable is technically in default. The related note holder has not demanded repayment however the Company is continuing in the process of locating this shareholder and negotiating repayment terms.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2001 and December 31, 2000

NOTE 4 -      COMMON STOCK

              During  the first  quarter of 2001,  the  Company  issued  943,682 shares of its common stock to convert debentures and accrued interest of $165,000 and $6,818, respectively. The Company issued 82,668 shares of its common stock in satisfaction for accrued consulting fees of $41,000. The Company issued 3,410,643 shares of its common stock for cash of $660,000. The Company incurred stock offering costs of $60,915 related to these stock for cash sales. The Company issued 40,000 shares of its common stock from the exercise of warrants for cash of $4,000. Finally, the Company issued 101,000 shares of its common stock for services rendered. The shares were valued at the trading price of the common stock or the value of the service performed, whichever was more readily determinable on the date the shares were issued.

              During 2000, the Company issued 588,500 shares of its common stock in satisfaction for debentures and notes payable of $144,500. The Company issued 3,384,984 shares of its common stock for services. The services were valued at the trading price of the common stock or the value of the service performed, whichever was more readily determinable on the date the shares were issued. The Company issued 896,608 shares of its common stock to convert debentures and accrued interest of $620,000 and $6,430, respectively. The Company issued 3,539,773 shares of its common stock for cash of $1,048,750. The Company incurred stock offering costs of $83,937 related to these stock for cash sales. Finally, the Company issued 188,833 shares of its common stock from the exercise of warrants for cash of $83,333.

NOTE 5 -      COMMITMENTS AND CONTINGENCIES

              During 1996,  the Company  adopted a Simplified  Employee  Pension
              (SEP) Plan. The Plan enables the Company to make an annual discretionary contribution to be allocated to employees on a prorata basis according to their compensation for the year. In addition, employees have the option to make voluntary Retirement Savings Contributions in amounts not to exceed 15% of their annual compensation. The Company elected to not make a contribution for the year ended December 31, 2000 or the three months ended March 31, 2001. The Company has no other bonus, profit sharing or deferred compensation plans for the benefit of its employees, officers or directors except if discussed elsewhere.

              The Company currently has employment contracts with Edward P. Sutherland and Kerry Frey whereby they each receive salaries of $15,000 per month during 2001.

              Any additional compensation to these employees is to be in the form of an annual cash bonus or the granting of stock and/or stock options at the discretion of the Board of Directors. The cash bonus is designed not to exceed 50% of their annual compensation and stock bonuses are designed not to exceed 100% of their annual compensation. However, additional compensation may be awarded by the Board of Directors under the terms of the employment contracts.

              Medisys entered into a lease agreement with a related party for its office space located in Louisiana. The lease is for a period of one year at a rate of $900 per month, expiring in September 2001.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2001 and December 31, 2000


NOTE 5 -      COMMITMENTS AND CONTINGENCIES (Continued)

              Legal Issues
              ------------

              On March 16, 2000, the Company filed a Complaint against Brett Phillips, Elbert Carl Anderson, William H. Morris, Marilyn Morris and Barbara Larkins in the United States District Court in and for the Middle District of Louisiana, alleging various securities law violations and related claims in connection with the 1998 acquisition by the Company from the defendants of Phillips Pharmatech Labs, Inc. (Phillips). The Company is seeking recission of the acquisition, damages and other relief. The case was dismissed in Louisiana on a contractual venue provision. The case bears docket number 2:00CV00677ST in the United States District Court in Salt Lake City, Utah The Company believes that the suit filed is in the best interests of the shareholders.

              On May 9, 2000, E. Carl Anderson, William Morris and Brett Phillips, filed a derivative action lawsuit in the United States District Court, Middle District of Florida, case number 8:00CV905-T 24SS against the Company and the current Directors of the Company. The action was filed by Messrs. Anderson, Morris and Phillips allegedly for and in behalf of the Company. The complaint alleges corporate waste in the form of excessive salaries and bonuses and other alleged wastes related to Phillips. Additionally, plaintiff Anderson has made a demand for corporate records and to void the election of directors by the shareholders at the shareholders meeting held in May 2000. The Complaint seeks injunctive relief, alleging fraudulent election, and damages. Each of the plaintiffs in this action is also a defendant in the lawsuit previously filed by the Company on March 16, 2000 referenced above.

              On August 24, 2000, a Magistrate for the United States District Court, Middle District of Florida, in the action brought by Plaintiffs Carl Anderson, William Morris and Brett Phillips against various directors of Medisys Technologies, Inc., issued a 39 page Report and Recommendation to the Federal District Court Judge. The Report followed an Evidentiary Hearing held before the Magistrate on Plaintiffs' Motion for Preliminary Injunction,
              Defendants' Motion to Dismiss the Derivative Claims and Defendants' Motion to Dismiss Plaintiff Anderson's Individual claim. The Report recommended that the Federal District Court Judge deny Plaintiffs' Motion for Preliminary Injunction and grant Defendants' Motion to Dismiss the Derivative Claims and further dismiss Plaintiff Anderson's Individual Claim. All parties were then permitted to file written responses with the Court before the Report and Recommendation was submitted to the Federal District Judge for final ruling. The Court subsequently ordered Medisys to retain counsel separate from the individual defendants. Various other pleadings have been filed and the plaintiffs now seek another injunction to enjoin the directors from using Company assets to solicit proxies. The parties now await the Federal
              District Court Judge's final ruling on the Magistrate's recommendations to dismiss. Pursuant to the Company's by-laws, the Company provides full indemnity to the defendant directors and/or former directors for fees and costs pending dismissal of the action. These directors have agreed and will be required to reimburse the Company in the event that any judgment is rendered against them which legally precludes indemnity.

              On April 10, 2001, the Judge in the Florida action entered an order dismissing the shareholders derivative action. The Judge also dismissed separate claims brought against the Company individually by Mr. Anderson. In her order, the Judge agreed with a magistrate's earlier determination that the former directors were not fair and adequate shareholder representatives to pursue the derivative claims.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2001 and December 31, 2000

NOTE 5 -      COMMITMENTS AND CONTINGENCIES (Continued)

              Legal Issues (Continued)
              ------------

              On October 11, 2000, the United States District Court for the District of Utah, Central Division, in the litigation brought by Medisys Technologies, Inc. against various defendants, including Carl Anderson, William Morris and Brett Philips, concluded a two day Evidentiary Hearing on Plaintiff's Motion for Preliminary Injunction to make permanent a Temporary Restraining Order (TRO) previously issued, which sought an Order restraining the defendants from trading shares acquired as a result of the acquisition of Phillips Pharmatech Labs from the Defendants. At the conclusion of the hearing, the Judge denied Plaintiff's motion for preliminary injunctive relief. Dissolution of a TRO can lead to the award of attorney's fees and reasonable provable damages in the discretion of the Court. The Court denied the defendants' subsequent motions to strike certain parts and the plaintiffs' claim will hear additional motions in this matter as the case proceeds to a resolution on the merits of the claim. In a State Court claim filed by the Company for injunctive relief, the Court dissolved the injunction that prevented the transfer of shares of the Company's stock held by Messrs. Anderson, Morris and Phillips and awarded them attorney's fees of approximately $30,000, payable by the Company. The Company anticipates proceeding with an appeal following the entry of the Court's order.

              Phillips is a party to various other legal proceedings. These primarily involve commercial claims and one action involves a former employee. The Company cannot predict the outcome of these lawsuits, or the attempts by litigants to make Medisys a party to these legal proceedings and claims with certainty. Nor can the Company predict whether the outcome of any or all these proceedings, even if determined adversely, could have a material adverse effect on the Company's business or financial condition. There is a possibility that due to Phillips discontinuing its operations, both Phillips and the Company could be the subject of future actions, which the Company expects to vigorously defend. Case No. 3C063258 California Superior Court, Elaine Wilkes v. Phillips Pharmatech et al is one such case which Medisys has moved to be dismissed from. The final results are pending and the Company expects to vigorously defend any such allegations as they relate to Medisys.

              Phillips has filed for protection under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court of the Middle District of Florida, Tampa Division.

              Manufacturing Agreement
              -----------------------

              On January 19, 2000, the Company entered into a manufacturing agreement for the production of the Company's patented syringes. The Company has agreed to pay $500,000 cash and issue 7,000,000 shares of its common stock as part of the agreement. At December 31, 2000, $500,000 had been paid and 1,500,000 shares had been released from escrow as payment. On March 4, 2001, the Company released an additional 2,000,000 shares from escrow as payment for services performed. The shares were valued at the trading price on the date of release or $437,600. The remaining 3,500,000 shares will remain in an escrow account until the services are completed. The shares remaining in the escrow account are being classified as prepaid expenses (in the stockholders' equity section of the consolidated balance sheet) until the services are completed. The 3,500,000 shares in escrow have been recorded at the trading price of the stock on March 31, 2001 or approximately $0.11 per share.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2001 and December 31, 2000


NOTE 5 -      COMMITMENTS AND CONTINGENCIES (Continued)

              Manufacturing Agreement (Continued)

              The change in market price of the common stock from December 31, 2000 to March 31, 2001 resulted in an adjustment to the valuation of the prepaid expense account of $939,500. The remaining shares will be revalued on the date the services are completed and the shares are released out of escrow.

NOTE 6 -      CONVERTIBLE DEBENTURES

              The Company received a $2,000,000 face value 6% convertible debenture in 2000. The conversion price of the debentures is the lower of 85% of the market price of the Company's common stock at the conversion date or $2.00. The Company converted $165,000 of the debenture into common stock by issuing 907,291 shares during the first quarter of 2001. The Company converted $620,000 of the debenture into common stock by issuing 887,292 shares during 2000. The Company also converted $41,740 of accrued interest on the debenture to the principal balance during 2000 The principal balance of the debenture at March 31, 2001 and December 31, 2000 was $1,256,740 and $1,421,740, respectively. The debenture matures as follows: $256,740 on August 31, 2001, $500,000 on November 12,
              2001 and $500,000 on December 31, 2001. The Company also issued warrants to purchase 300,000 shares of the Company's common stock at an exercise price of $2.00 per share.

NOTE 7 -      COMMON STOCK WARRANTS

              During the three months ended March 31, 2001, the Company issued warrants to acquire 4,725,000 shares of common stock. These warrants were issued at an exercise price of $0.1562. The warrants issued in 2001 have maturities of ten years and vest over a period of two years. All warrants issued in 2001 were to non-employees of the Company. The following tables summarize the information regarding warrants outstanding at March 31, 2001.

        Warrants outstanding at January 1, 2001                  11,055,359
        Warrants granted                                          4,725,000
        Warrants canceled                                            -
        Warrants exercised                                           -
                                                          -----------------

        Warrants outstanding at March 31, 2001                   15,780,359
                                                          =================

        Warrants exercisable at March 31, 2001                   11,930,359
                                                          =================

        Weighted average exercise price of warrants
          outstanding at March 31, 2001                   $            1.01
                                                          =================

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2001 and December 31, 2000


NOTE 7 -      COMMON STOCK WARRANTS (Continued)

                                                              Number of           Weighted
                                                              Warrants            Average             Weighted
                                                            Outstanding at        Remaining           Average
                                                              March 31,         Contractual          Exercise
                      Range of Exercise Prices                2001               Life                Price
                      ------------------------          ------------------  ------------------  ------------------

                      $0.1562 - $0.3725                          5,058,333         9.36         $             0.17
                      $0.50 - $0.75                              5,499,359         1.66         $             0.57
                      $1.00 - $1.25                              1,267,204         1.71         $             1.25
                      $1.5625 - $2.00                            1,994,700         1.70         $             1.97
                      $2.625 - $4.25                             1,960,763         1.84         $             3.25

              The Company applies SFAS No. 123 for warrants issued, which requires the Company to estimate the fair value of each warrant issued at the grant date by using the Black-Scholes pricing model with the following assumptions:
                                                                2001
                                                             --------
                      Risk-free interest rate                   4.85%
                      Expected life                           5 Years
                      Expected volatility                        1.69
                      Dividend yield                              0.0

              As a result of applying SFAS No. 123, the Company had an expense of $129,487 during the three months ended March 31, 2001. The expense is included in the general and administrative amount in the statement of operations.

NOTE 8 -      COMMON STOCK OPTIONS

              Employee Stock Options

              On February 3, 2001, the Company issued options to acquire 101,000 shares of common stock. The options were granted to employees of the Company. The options were issued with an exercise price of $0.25 per share. These options vest upon issuance and all have a maturity of five years from the grant date. The following tables summarize the information regarding employee stock options at March 31, 2001:

         Options outstanding at January 1, 2001                       -
         Options granted                                             101,000
         Options exercised                                            -
                                                          ------------------

         Options outstanding at March 31, 2001                       101,000
                                                          ==================

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2001 and December 31, 2000


NOTE 8 -      COMMON STOCK OPTIONS (Continued)

              Employee Stock Options (Continued)

                                    Number of         Weighted                        Number of
                                     Options           Average          Weighted       Options           Weighted
                                    Outstanding       Remaining         Average       Exercisable at     Average
                    Exercise         March 31,       Contractual       Exercise        March 31,        Exercise
                     Price             2001             Life             Price            2001             Price
              -----------------  ----------------  --------------  ---------------  ----------------   ------------

                    $  0.25         101,000            4.83             $  0.25         101,000           $  0.25

              The Company applies APB Opinion 25 and related Interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its stock option plan. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under such plan consistent with the method of FASB Statement 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), the Company's net loss and basic loss per common share would have been increased to the pro forma amounts indicated below:

                                                                                                March 31,
                                                                                -------------------------------------
                                                                                       2001                 2000
                                                                               ------------------  ------------------
                                                                                (Unaudited)          (Unaudited)

                      Net loss as reported                                  $       (1,259,309) $       (4,547,349)
                      Pro forma net loss                                            (1,283,313)         (4,547,349)
                      Basic loss per share as reported                                   (0.02)              (0.09)
                      Pro forma basic loss per share                                     (0.02)              (0.09)

              The Company  estimates  the fair value of each stock option at the grant  date  and re-  valuation  date by using  the  Black-Scholes option pricing model based on the following assumptions:
                                                                                          2001
                                                                                      ----------
                      Risk free interest rate                                            4.86%
                      Expected life                                                    5 Years
                      Expected volatility                                                 1.71
                      Dividend yield                                                       0.0


                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2001 and December 31, 2000


NOTE 8 -      COMMON STOCK OPTIONS (Continued)

              Non-Employee Options

              On March 31, 2001, the Company issued options to acquire 100,000 shares of common stock. These options were issued at an exercise price of $0.11. The options issued in 2001 have maturities of five years. The options issued were to non-employees of the Company. The following tables summarize the information regarding non-employee options outstanding at March 31, 2001. All the options are exercisable at March 31, 2001.

           Options outstanding at January 1, 2001                  -
           Options granted                                        100,000
           Options exercised                                       -
                                                       ------------------

           Options outstanding at March 31, 2001                  100,000
                                                       ==================


                                     Number of         Weighted                        Number of
                                     Options           Average          Weighted       Options           Weighted
                                    Outstanding       Remaining         Average       Exercisable at     Average
                    Exercise          March 31,      Contractual       Exercise        March 31,        Exercise
                       Price          2001            Life             Price            2001             Price
              -----------------  ----------------  --------------  ---------------  ----------------   ------------

                $   0.11           100,000             5.00            $  0.11           100,000         $   0.11

              The Company applies SFAS No. 123 for options issued to non-employees, which requires the Company to estimate the fair value of each option issued at the grant date by using the Black-Scholes pricing model with the following assumptions:

                                                                       2001
                                                                    ----------

                      Risk-free interest rate                          4.62%
                      Expected life                                  5 Years
                      Expected volatility                               1.69
                      Dividend yield                                     0.0

              As a result of applying SFAS No. 123, the Company had an expense of $10,360 during the three months ended March 31, 2001. The expense is included in the general and administrative amount in the statement of operations.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2001 and December 31, 2000


NOTE 9 -      GOING CONCERN

              The Company's consolidated financial statements have been prepared using generally accepting accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred significant losses since inception, relating to its research and development efforts and has no significant operating revenues. Management believes that the Company has sufficient capital resources and commitments to fund anticipated operations into the second quarter of the year 2001. The Company intends to seek additional equity or debt capital through private and government sources and/or a public offering, although there can be no assurance that the Company could successfully complete any such offering. In 2000, the Company entered into a firm agreement for the acquisition of up to $14 million of capital from private sources. However, market conditions reduced the projected return on that funding to approximately $2 million. The Company is now preparing an application for a USDA loan in the amount of $4.5 million. The Company has retained an investment banking firm as financial consultants to the Company for raising capital and exploring strategic relationships. The Company also expects to generate revenue from the sales of its proprietary products.

NOTE 10 - DISCONTINUED OPERATIONS

              Effective April 1, 2000, Phillips ceased all operations. The following is a summary of the loss from discontinued operations resulting from the elimination of the operations of Phillips. The financial statements have been retroactively restated to reflect this event. The Company has established a reserve for discontinued operations of $850,665 which consists of net liabilities in excess of recoverable assets at March 31, 2001 and December 31, 2000, respectively. No tax benefit has been attributed to the discontinued operations.

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2001 and December 31, 2000


NOTE 10 -      DISCONTINUED OPERATIONS (Continued)

                                                            March 31,
                                                  -----------------------------
                                                     2001               2000
                                                  ------------      -----------
                                                (Unaudited)        (Unaudited)

 NET SALES                                        $       --        $   300,431
                                                  ------------      -----------

 OPERATING EXPENSES

  Cost of sales                                           --            267,480
  General and administrative                              --            172,775
  Depreciation                                            --             20,066
                                                  ------------      -----------

    Total Operating Expenses                              --            460,321
                                                  ------------      -----------

LOSS FROM OPERATIONS                                      --           (159,890)
                                                  ------------      -----------

OTHER INCOME (EXPENSES)

  Loss on write down of assets                            --         (1,212,418)
  Interest expense                                        --             (7,646)
                                                  ------------      -----------

    Total Other Income (Expense)                          --         (1,220,064)
                                                  ------------      -----------

LOSS BEFORE INCOME TAXES                                  --         (1,379,954)

INCOME TAXES                                              --               --
                                                  ------------      -----------

LOSS FROM DISCONTINUED OPERATIONS                 $       --        $(1,379,954)
                                                  ============      ===========

June 21, 2001
                           MEDISYS TECHNOLOGIES, INC.






                        9,136,204 Shares of Common Stock





                                   PROSPECTUS




We have not authorized any dealer, sales person or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall imply that the information contained in this prospectus or the affairs of Medisys Technologies, Inc. have not changed since that date.